UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Covista Inc.

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2026

covista

Notice of Annual Meeting of Shareholders, Proxy Statement & Annual Report

About Us

Who We Are

Covista is America’s largest healthcare educator, shaping the future of healthcare by preparing a practice-ready workforce with high-quality academic programs. We innovate education pathways, align with industry needs and empower individuals to reach their full potential. Our commitment to excellence and access is reflected in our expansive network of institutions, serving 100,000 students and supported by a strong community of 400,000 alumni and 10,000 dedicated employees. Covista is the parent organization of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine, and Walden University.

STUDENT FOCUSED

VISION	PURPOSE

To be the destination where healthcare ambitions are made possible	We open doors and unlock potential

100,000 Students

WE ARE 5 institutions	10,000 employees

WITH A NETWORK OF 400,000 alumni Helping to alleviate critical healthcare workforce shortages, particularly in underserved communities	WITH 28 operating campuses

As of September 30, 2026

Message from our Chairman and CEO, Steve Beard

October 2, 2026

Fellow Shareholders,

America does not train enough clinicians. And where we do, we don’t train them fast enough, or in the places that need them most. Set against what Americans will ask of our healthcare system over the next decade, that shortfall is the defining labor market challenge of our generation.

Covista exists to help meet that challenge. Three years of results have proved something I once took on faith: addressing the clinical workforce shortage and creating value for you are one act, not two. Everything that follows is evidence for that claim.

The evidence

In fiscal 2026, we completed our three-year Growth with Purpose strategy. Revenue grew 9.3% to $1.954 billion. Adjusted earnings per share grew 23.7% to $8.251. Both finished above the high end of our guidance.

The three-year arc matters more than any single year. Enrollment grew from 76,000 students to 100,000, with twelve consecutive quarters of growth. Revenue grew from under $1.5 billion to nearly $2 billion. Adjusted EBITDA margins expanded 300 basis points. Adjusted earnings per share nearly doubled. Free cash flow more than doubled. Total shareholder return over the three-year period was 263%.

Behind those numbers is the impact that actually counts. This year our five institutions graduated 26,000 students into healthcare professions, joining more than 400,000 alumni practicing in nearly every corner of the country. Ten thousand colleagues taught, advised, admitted and supported them. My name is on this letter. The work is theirs.

What we learned

No year runs exactly as planned, and you are entitled to the parts of this one that did not go to plan.

Chamberlain University, the largest nursing school in the country, fell short of our expectations early in the year. Demand was not the issue. Execution was, and the team confronted it quickly and recovered faster than we expected. Total enrollment returned to growth in the second half of the year and pre-licensure BSN enrollment grew for a sixteenth consecutive quarter. The institution is operating with real clarity again and its best work remains ahead of it.

A second observation, and I offer it as an opportunity rather than a complaint. In our view the market value of this company does not yet fully reflect the intrinsic value of the business underneath it. The earnings, the cash generation and the durability of this franchise have all moved further than the market’s understanding of them. While we continue to grow our intrinsic value, that gap is ours to close, and closing it creates value as surely as an enrollment gain or a margin point does. Our part is to explain the economics of this franchise plainly and consistently, to report against the commitments we make, and to keep allocating capital as though the gap is real. We remain committed to all three, and you should expect more of each in the year ahead.

1 All non-GAAP measures are reconciled to comparable GAAP measures in Appendix C.

Covista Inc.	2026 Proxy Statement 1

The constraint that matters

The national conversation about higher education is largely a conversation about a hundred institutions that reject the majority of students who apply. It is a genuinely interesting argument. It is also almost entirely beside the point for the country’s clinical workforce.

Qualified applicants are not scarce. American nursing schools turned away roughly 93,000 qualified applications last year2. Moreover, approximately 30,000 applicants were turned away from US medical schools3. They were not turned away for lack of ability, but for lack of faculty, lack of clinical placement sites and caps written into state and accreditor policy. The binding constraint is capacity, not interest. We can debate admissions policy at selective universities for another decade and it will not put one more physician or nurse at the bedside.

We don’t accept the proposition that scale and quality are mutually exclusive, and that is the argument I intend to press this year, with policy makers, health system leaders, student advocates and our accreditors. None of us can fix this alone, and none of us gets to wait.

What the data shows

To make that argument responsibly, we have to bring evidence. This year we published two pieces of original research, the Covista Care Capacity Monitor and the Covista Healthcare Workforce Index.

The findings were clear: employers post more than two healthcare jobs for every available healthcare worker, roughly 2.5 times the tightness of the rest of the labor market. More than 70% of clinicians and health system executives say staffing shortages are compromising their ability to deliver quality care. Unfilled positions already cost the average American family about $430 a year, a figure that could reach $1,250 by 2040 on the current trend, with rural and underserved communities experiencing the greatest burden. The more important finding is the upside: our research estimates that expanding the talent pathway and improving retention could close more than half of the projected 2040 gap. Yet only 22% of health system executives report significant investment in education partnerships, even though nearly 70% say those partnerships work.

That distance between conviction and investment is where we operate. We publish this work because the argument should be settled with evidence, and because we are willing to be measured against our own.

Who they are

It is easy to speak of 100,000 students as capacity. They are not capacity. Most of them are working adults. Many are the first in their families to attend college. A large share already work in healthcare and have come back to go further. They study after their shifts, after their children are asleep, with money they earned and time they will not get back.

Every one of them is making a bet on us, and that bet deserves a serious institution on the other side of it. And these are not lesser students. By any honest measure of difficulty, they are doing the harder version of this. They sit for the same NCLEX exams. They take the same USMLE exams. They match into the same residencies. They earn the same license, and the patient in the exam room cannot tell the difference. Neither should anyone else.

Our whole job is to be worth what they are spending to be here.

The model beneath the numbers

What we have built over the last three years is a business with genuine operating leverage. Enrollment growth flows through to margin, margin flows through to cash, and cash generation has more than doubled. In fiscal 2026 we converted 133% of adjusted net income into free cash flow.

That cash is the raw material of value creation, and capital allocation is the most consequential set of decisions we make. Our test is a simple one. Every dollar has to earn more inside this company than it would in your hands, and it has to raise the per-share value of the enterprise durably rather than for a quarter. In fiscal 2026 we invested approximately $78 million in new campus capacity, program development and technology. Every project

2 Source: American Association of Colleges of Nursing (AACN)

3 Source: Covista approximations based on Association of American Medical Colleges (AAMC) data.

2 2026 Proxy Statement	Covista Inc.

was underwritten to the same cash-on-cash hurdle and is measured afterward on the return on invested capital it actually produces. We returned $238 million to shareholders through repurchase at an average price of $98.35, reducing shares outstanding by roughly 5%. We funded all of it from operating cash flow. We ended the year with $406 million of cash and net leverage of 0.5 times adjusted EBITDA, which is deliberately conservative: it lets us build every campus in the plan without returning to you for capital or depending on anyone else's willingness to lend. We declined more opportunities than we pursued, including several that would have added revenue on day one and diluted returns thereafter. Growth that dilutes long-term returns is not growth.

I want to be precise about the goal, because it is easy to confuse scale with value. We are not trying to build the largest company in this sector. We are trying to build the one that compounds intrinsic value per share the longest.

Purpose at Scale

In July we launched Purpose at Scale, our next three-year strategy. It carries forward the operating discipline of the last three years and adds three things: platform extension, employer integration and technology — by which I mean current developments in artificial intelligence in particular, which we see as an opportunity to personalize instruction, differentiate what a Covista education is and improve the student journey from first inquiry through licensure.

Through fiscal 2029 we are targeting a 7% to 10% revenue CAGR, a 10% to 14% adjusted earnings per share CAGR and enrollment of more than 120,000 students. These are targets, not forecasts, and not ambitions either. We built them from the plan we are running, and we intend to be measured against them.

The model is already running. Our partnership with SSM Health has outperformed plan and we are raising enrollment targets with them. Advocate Health, the third-largest nonprofit health system in the country, has joined. Of the 10 to 15 new Chamberlain campuses planned through fiscal 2029, Cincinnati has started classes and Salt Lake City and Nashville open shortly.

My confidence in those numbers does not rest on the plan. It rests on the people. The leadership team that will deliver the next three years is the team that delivered the last three, deepened by the operators we have added since, and supported by colleagues across five institutions who do the actual work of teaching and graduating clinicians. I have worked with a lot of teams over a long career. This is the best one yet.

Five years in

This is my fifth letter to you. The first three years were about building a foundation: focus, integration, operational excellence. That foundation is now in place. Now we build on it. The next three years are about extending this franchise until no one else in this country can do what we do at this scale.

We cannot close the country’s clinical workforce gap alone. No single institution can, and it would be wrong to suggest otherwise. What we can do is prove the path at scale, publish the evidence, and make it progressively harder for anyone to argue that access, quality and returns are in conflict.

Behind every number in this letter is a person. The nurse who could not afford school until an employer partnership made it possible. The applicant turned away from a medical seat who is now in class. The patient who gets seen because we graduated the clinician who sees them. That is the whole of it, and it is enough.

Thank you for your capital, your patience and your candor. All three have made us better.

Steve Beard

Chairman and Chief Executive Officer

Covista Inc.	2026 Proxy Statement 3

Notice of Annual Meeting of Shareholders

DATE AND TIME

November 11, 2026
9:30 a.m.
Central Standard Time

Online check-in will be available beginning at 9:15 a.m. Central Standard Time. Please allow ample time for the online check-in process.

PLACE

The Annual Meeting will be held entirely online at: www.virtualshareholdermeeting .com/CVSA2026.

RECORD DATE

September 21, 2026

ITEMS OF BUSINESS	Board Voting Recommendation	Page Reference
Proposal No. 1: Elect the eleven nominees named in the accompanying Proxy Statement to serve as directors until the 2027 Annual Meeting of Shareholders	FOR each director nominee	12
Proposal No. 2: Ratify selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending June 30, 2027	FOR	39
Proposal No. 3: Say-on-pay: Advisory vote to approve the compensation of our named executive officers (“NEOs”)	FOR	42
Proposal No. 4: Approval of the Covista Inc. 2026 Equity Incentive Plan (“2026 Plan”)	FOR	90

Shareholders will also consider such other business as may come properly before the Annual Meeting or any adjournment thereof.

To participate in the 2026 Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, the proxy card or voting instruction forms that accompanied your proxy materials.

This notice and Proxy Statement and Covista Inc.’s 2026 Annual Report to Shareholders are being first sent or given to shareholders on or about October 2, 2026.

Douglas G. Beck

Senior Vice President, General Counsel, Corporate Secretary
and Institutional Support Services

You May Vote in One of Four Ways:

VIA THE INTERNET	BY TELEPHONE	BY MAIL	VIRTUALLY
Visit the website listed on your Notice of Internet Availability or proxy card	Call the telephone number on your Notice of Internet Availability or proxy card	Complete, sign, date, and return your proxy card or voting instructions form in the enclosed envelope	Attend the Annual Meeting online at www.virtualshareholdermeeting.com/CVSA2026.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 11, 2026. This Notice of Annual Meeting, the accompanying Proxy Statement, the 2026 Covista Inc. Annual Report to Shareholders (which includes our Form 10-K for the year ended June 30, 2026), and a proxy card are available online at www.proxyvote.com as well as at our investor relations website, http://investors.covista.com.

4 2026 Proxy Statement	Covista Inc.

PROXY SUMMARY

This summary highlights selected information about the items to be voted on at the Annual Meeting. It does not contain all of the information that you should consider in deciding how to vote. You should read the entire proxy statement carefully before voting.

Our Nominees For Election to The Board of Directors

Balanced mix of backgrounds, current and former CEOs, a medical professional, a former finance executive at a leading global company, and corporate and academic leadership expertise.

Name and Principal Occupation	Independent	Age	Director Since	Other Public Company Boards
Stephen W. Beard Chairman of the Board and CEO, Covista Inc.		55	2021	Planet Fitness, Inc.
William W. Burke President and Founder, Austin Highlands Advisors, LLC		67	2017	Ceribell, Inc. Tactile Systems Technology Inc.
Emily C. Chiu Former Chief Executive Officer, Novo Platform, Inc.		43	2026
Donna J. Hrinak Retired Senior Vice President, Corporate Affairs, Royal Caribbean Group		75	2018
Georgette Kiser Former Managing Director and CIO, The Carlyle Group		58	2018	Aflac Inc. Jacobs Solutions Inc.
Liam Krehbiel Chief Executive Officer and Founder, Topography Hospitality, LLC		50	2022
Michael W. Malafronte Lead Independent Director of the Board, Covista Inc. Senior Advisor, Derby Copeland Capital		52	2016
Sharon L. O’Keefe Retired President, University of Chicago Medical Center		74	2020	Ceribell, Inc. Convatec Group PLC
Kenneth J. Phelan Senior Advisor, Oliver Wyman Inc.		67	2020	Huntington Bancshares Inc.
Leslie Storms Chief Operating Officer, National Veterinary Associates (NVA)		56	2026
Betty Vandenbosch Former Senior Advisor, Coursera, Inc.		70	2024

Covista Inc.	2026 Proxy Statement 5

Proxy Summary

Board Highlights

BOARD INDEPENDENCE
Independent

90%
of our current directors and director nominees are independent, each of our Audit and Finance, Compensation and Nominating & Governance committees is composed entirely of independent directors, and our CEO is the only member of management who serves as a director

Not Independent

Tenure

Less than 3 years	3 to 8 years	Over 8 years	Average Tenure

5.2 years

Age

Under 50	50 to 60	61 to 75	Average Age

60.6 years

The matrix below highlights the skills, qualifications, and experiences that we consider important for our director nominees in light of our current business strategy and structure. It is a valuable tool for the Board to assess the skills and experiences that may need to be replaced, updated or added.

6 2026 Proxy Statement	Covista Inc.

Proxy Summary

Covista Director Skills Matrix 2026

Competencies	Stephen W. Beard (Chairman and CEO)	William W. Burke	Emily C. Chiu	Donna J. Hrinak	Georgette Kiser	Liam Krehbiel	Michael W. Malafronte (Lead Independent Director )	Sharon L. O’ Keefe	Kenneth J. Phelan	Leslie Storms	Betty Vandenbosch
CEO experience		⏺					⏺		⏺		⏺
CFO/audit function expertise	⏺		⏺	⏺				⏺	
Healthcare expertise/ medical education and/or services	⏺		⏺								⏺
Technology				⏺		⏺		⏺	⏺		
Understanding of education sector trends, including accreditation, credentialing, etc.		⏺					⏺				
Strategy				⏺			⏺		⏺		⏺
Governance										⏺	⏺
Mergers & Acquisitions/ joint ventures / business development				⏺				⏺		⏺
Compensation						⏺				⏺
Human capital management		⏺	⏺	⏺					⏺		⏺
Global markets		⏺									⏺
Cybersecurity	⏺	⏺	⏺					⏺	⏺
Finance and/or financial planning						⏺				⏺

   Considerable expertise                  ⏺   Some expertise

Covista Inc.	2026 Proxy Statement 7

Proxy Summary

Corporate Governance Highlights

Shareholder Engagement

We conduct regular outreach and engagement with our shareholders and value their insight and feedback.

Our Outreach

We reached out to our shareholders representing more than 70% of shares owned.

Ongoing Enhancements

Our Board continually monitors best practices in corporate governance and, consistent with feedback from shareholders and other stakeholders, has taken the following actions in recent years:

2026

●
Adopted an Insider Trading Policy Addendum requiring all sales of Covista stock by directors and executives to be made pursuant to a 10b5-1 Plan, with certain limited hardship exceptions
●
Refreshed our Board by adding two new directors with significant experience in driving strategic growth, finance, and technology
●
Held its third annual two-day offsite strategy meeting to provide dedicated, uninterrupted time for in-depth discussions of Covista’s long-term strategic priorities, growth opportunities, and key initiatives The Board also received updates on and discussed other topics, including market trends and capital markets in higher education, artificial intelligence in healthcare, and workforce partnerships

2025

● Engaged Spencer Stuart to work with our Board members and key management to support and enhance our work on board effectiveness and board succession

2024

●
Added a new director with significant expertise in bringing successful degree and nondegree programs to market
●
Appointed a Lead Independent Director when our CEO was appointed as our Chairman of the Board
●
Increased stock ownership requirements for our CEO and other executive officers

2023

●
Conducted a Board composition analysis to align the current and future skills and experiences represented on the Board with our strategic objectives
●
Updated our Stock Ownership Guidelines to limit the type of equity awards that count toward compliance to only the pre-tax value of unvested restricted stock units

2022

●
Amended our Director Nominating Process to consider expertise on cybersecurity
●
Added a new director with significant experience in expanding access to education and improving educational opportunities for low-income students

8 2026 Proxy Statement	Covista Inc.

Proxy Summary

Ongoing Best Practices

BOARD COMMITTEES

✓
We have five Board committees – Academic Quality, Audit and Finance, Compensation, External Relations, and Nominating & Governance, each of which typically meets at least four times per year
✓
The Chair of each committee, in consultation with the committee members, determines the frequency and length of committee meetings
✓
Our Board and each of its committees are authorized to retain independent advisors at Covista’s expense

DIRECTOR STOCK OWNERSHIP

✓
60% of our non-employee directors’ annual compensation (excluding fees for additional (e.g. chair) roles) is in the form of restricted stock units (“RSUs”)
✓
Our non-employee directors are required to own shares worth at least five times their annual retainer Directors are required to meet this requirement within five years of joining the Board

CONTINUOUS IMPROVEMENT

✓
New directors receive a tailored live training introduction to Covista and its institutions from management
✓
Our directors are encouraged to participate in director-oriented training and board education programs
✓
The Board annually undergoes a self-assessment process to critically evaluate its performance at a committee and Board level

COMMUNICATION

✓ Our Board engages in open and frank discussions with each other and with senior management ✓ Our directors have access to all members of management

Covista Inc.	2026 Proxy Statement 9

Proxy Summary

Executive Compensation Highlights

●Strong linkage of pay to individual, institutional, and financial performance
●Balanced compensation program aligning performance to interests of shareholders, students, and other stakeholders

Our Compensation Framework

2026 Compensation Snapshot

		Objective	Time Horizon	Performance Measures	Additional Explanation
Salary (cash)	Base Salary	Reflect experience, market competition and scope of responsibilities	Reviewed Annually	● Assessment of performance in prior year.	● Represents 5% and 28% (on average) of target Total Direct Compensation for Mr. Beard and other NEOs, respectively.

Annual Incentive (cash)	Management Incentive Plan (“MIP”)	Reward achievement of short-term operational business priorities	1 year	● Revenue* ● Adjusted earnings per share (“EPS”)* ● Individual performance modifier	● Represents 7% and 22% (on average) of target Total Direct Compensation for Mr. Beard and other NEOs respectively.

Long-Term Incentive (equity)	RSUs	Align interests of management and shareholders, and retain key talent	3 year ratable vest	● Stock price growth	● Represents 0% of CEO and 30% of all other NEO regular annual LTI granted in FY26**
	Revenue Growth PSUs	Reward achievement of multi-year financial goals, align interests of management and shareholders, and retain key talent	3 year cliff vest	● Revenue Growth	● Represents 50% of CEO and 35% of all other NEO regular annual LTI granted in FY26**
	Adjusted EBITDA Margin PSUs			● Adjusted EBITDA margin	● Represents 50% of CEO and 35% of all other NEO regular annual LTI granted in FY26**
*	The MIP payout for executive leadership of the institutions is based on revenue and adjusted operating income at such executive’s institution(s).
**

The total regular annual long-term incentive (“LTI”) award consisting of both RSUs and Performance Share Units (“PSUs”) represents 88% of target Total Direct Compensation for Mr. Beard and 51% of target Total Direct Compensation for other NEOs (on average), respectively.

10 2026 Proxy Statement	Covista Inc.

1	MESSAGE FROM OUR CHAIRMAN AND CEO, STEVE BEARD

4	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

5	PROXY SUMMARY
5	Our Nominees for Election to the Board of Directors
6	Board Highlights
7	Covista Director Skills Matrix 2026
8	Corporate Governance Highlights
10	Executive Compensation Highlights

12	PROPOSAL NO. 1 ELECTION OF DIRECTORS
13	Board Composition
24	Director Nominating Process
24	Board Succession Planning
27	Board Structure and Operations
30	Key Board Responsibilities
36	Board Practices and Policies
37	Director Compensation

39	PROPOSAL NO. 2 RATIFY SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
39	Selection and Engagement of Independent Registered Public Accounting Firm
39	Pre-Approval Policies
40	Audit Fees and Other Fees
41	Audit and Finance Committee Report

42	PROPOSAL NO. 3 SAY-ON-PAY: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“NEOs”)
42	Compensation Discussion & Analysis Roadmap
76	Section 6: Compensation Committee Report

77	EXECUTIVE COMPENSATION TABLES
77	2026 Summary Compensation Table
78	2026 Grants of Plan-Based Awards
79	2026 Outstanding Equity Awards at Fiscal Year-End
80	2026 Options Exercises and Stock Vested
81	2026 Nonqualified Deferred Compensation
82	Nonqualified Deferred Compensation Plan
82	2026 Potential Payments Upon Termination or Change-In-Control
84	CEO Pay Ratio
85	Pay Versus Performance
89	Equity Compensation Plan Information

90	PROPOSAL NO. 4 VOTE TO APPROVE THE COVISTA INC. 2026 EQUITY INCENTIVE PLAN

100	VOTING SECURITIES AND PRINCIPAL HOLDERS
100	Security Ownership of Certain Beneficial Owners
101	Security Ownership by Directors and Executive Officers

102	ADDITIONAL INFORMATION
102	Voting Instructions
104	Voting Information
105	Proxy Solicitation
105	Shareholder Proposals for 2026 Annual Meeting
105	Availability of Form 10-K
105	Householding
105	Proxy Materials are Available on the Internet
106	Delinquent Section 16(a) Reports
106	Other Business

A-1	APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES USED IN COMPENSATION PERFORMANCE ASSESSMENTS TO COMPARABLE MEASURES

B-1	APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

C-1	APPENDIX C – RECONCILIATION OF NON-GAAP FINANICIAL MEASURES USED IN CEO LETTER TO COMPARABLE MEASURES

Covista Inc.	2026 Proxy Statement 11

PROPOSAL NO. 1

Election of Directors

The Board has nominated eleven of Covista’s twelve incumbent directors and recommends their re-election, each for a term to expire at the 2027 Annual Meeting. All of the nominees have consented to serve as directors if elected at the Annual Meeting.

It is intended that all shares represented by proxy at the Annual Meeting will be voted for the election of each of Stephen W. Beard, William W. Burke, Emily C. Chiu, Donna J. Hrinak, Georgette Kiser, Liam Krehbiel, Michael W. Malafronte, Sharon L. O’Keefe, Kenneth J. Phelan, Leslie Storms, and Betty Vandenbosch as directors unless otherwise specified in such proxy. A proxy cannot be voted for more than eleven persons. If a nominee becomes unable to serve as a director, the proxy committee (appointed by the Board) will vote for the substitute nominee that the Board designates. The Board has no reason to believe that any of the nominees will become unavailable for election.

Each nominee for election as a director is listed below, along with a brief statement of his or her current or most recent principal occupation, business experience, and other information, including directorships in other public companies held as of the date of this Proxy Statement or within the previous five years. Under the heading “Reasons for Nomination,” we describe briefly the particular experience, qualifications, attributes, or skills that led to the conclusion that these nominees should serve on the Board. As explained below under the heading “Director Nominating Process,” the Nominating & Governance Committee evaluates the Board holistically to ensure it is constituted with a balance of competencies and professional experiences to promote effective governance.

Covista maintains a majority voting standard for uncontested elections (when the number of nominees is the same as the number of directors to be elected). Shareholders may not cumulate their votes in the election of directors. If a nominee for re-election fails to receive the requisite majority vote when the election is uncontested, that person must promptly tender his or her resignation to Covista’s Chairman or Covista’s General Counsel and Corporate Secretary, subject to acceptance by the Board.

The Board of Directors recommends a vote FOR each of the nominees identified below.

12 2026 Proxy Statement	Covista Inc.

Proposal No. 1 Election of Directors

Board Composition

Director Nominees

Age: 55

Director since: 2021

Chairman since 2024

Committees: none

Education:

●
Bachelor’s degree in Political Science and Government from the University of Illinois at Urbana-Champaign
●
Juris Doctor degree from the Maurer School of Law at Indiana University
Stephen W. Beard
Chairman of the Board and CEO, Covista Inc.

Career Highlights

Mr. Beard was appointed Covista’s President and CEO and a director on our Board in September 2021. Mr. Beard was elected Chairman of our Board in November 2024. As Covista’s Chief Operating Officer (COO), he architected Covista’s portfolio repositioning while delivering strong operational performance across both healthcare education and financial services segments.

Prior to taking on the responsibility of COO in 2019 and responsibility for the former Financial Services vertical in 2020, Mr. Beard served as Senior Vice President, General Counsel and Corporate Secretary beginning in 2018.

Before joining Covista, Mr. Beard served as executive vice president and chief administrative officer at Heidrick & Struggles International, Inc., where he led the firm’s expansion into organizational consulting and culture shaping.

His earlier career included corporate and securities law practice at Schiff Hardin, LLP in Chicago, specializing in mergers and acquisitions and corporate governance for regulated industries. He began his legal career as a law clerk for the Honorable Frank Sullivan, Jr. (ret.), associate justice of the Indiana Supreme Court.

Mr. Beard has served on the board of Planet Fitness, Inc. (NYSE: PLNT), a national fitness chain, since February 2026 and has been active in a variety of community and civic matters and currently serves on the boards of A Better Chicago, a venture philanthropy fund, and Chief Executives for Corporate Purpose (CECP), a nonpartisan business organization.

Reasons for Nomination

Mr. Beard’s experience as our CEO and his prior service as Covista’s COO and General Counsel give him deep knowledge of Covista’s operations and strategy. Mr. Beard’s experience in refining Covista’s portfolio strategy, executing the DeVry University, Carrington College and Covista Brazil divestitures, and spearheading the acquisition of Walden University, coupled with his success in leading the Financial Services segment prior to its divestiture, have played an integral role in positioning Covista for long-term growth.

Covista Inc.	2026 Proxy Statement 13

Proposal No. 1 Election of Directors

Age: 67

Director since: 2017

Committees:

●
Audit and Finance
(Chair)
●
Compensation

Education:

●
Bachelor’s degree in Finance from the University of Texas at Austin
●
MBA from the Wharton School of the University of Pennsylvania
William W. Burke	 Independent
Former President, Austin Highlands Advisors, LLC

Career Highlights

Mr. Burke has been a director of Covista since January 2017. He served as our Lead Independent Director from July 2019 through November 2022. From November 2015 to June 2024, Mr. Burke served as President of Austin Highlands Advisors, LLC, a provider of corporate advisory services. He served as Executive Vice President & Chief Financial Officer of IDEV Technologies, a peripheral vascular devices company, from November 2009 until the company was acquired by Abbott Laboratories in August 2013. From August 2004 to December 2007, he served as Executive Vice President & Chief Financial Officer of ReAble Therapeutics, a diversified orthopedic device company which was sold to The Blackstone Group in a going private transaction in 2006 and subsequently merged with DJO Incorporated in November 2007. Mr. Burke remained with ReAble Therapeutics until June 2008. From 2001 to 2004, he served as Chief Financial Officer of Cholestech Corporation, a medical diagnostic products company.

Board Service

Mr. Burke has served on numerous public and private company boards including serving as a board chairman and a lead independent director. He has served on the board of Tactile Systems Technology, Inc. (NASDAQ: TCMD) since 2015 and currently serves as Chairman of the Board and as a member of its nominating and governance committee. Since 2022, he has served on the board of directors of Ceribell Inc., (NASDAQ: CBLL), a medical technology company. Mr. Burke also currently chairs Ceribell’s audit committee and serves on the nominating and governance committee. From 2024 to 2026, he served on the board of Nalu Medical, Inc., a privately-held, medical technology company, which was acquired by Boston Scientific Group. He previously served on the board of Invuity, Inc. (acquired by Stryker Corp. in 2018), LDR Holding Corporation (acquired by Zimmer Biomet in 2016), and Medical Action Industries (acquired by Owens & Minor in 2014).

Reasons for Nomination

Mr. Burke has significant experience as a senior executive and as a board member of multiple public companies, including growth-oriented healthcare technology companies. His extensive understanding of culture, financing, and operating strategy enhances the Board’s corporate governance and strategy capabilities.

14 2026 Proxy Statement	Covista Inc.

Proposal No. 1 Election of Directors

Age: 43

Director since: 2026

Education:

●
Bachelor’s degree in International Studies from the University of Pennsylvania
●
Bachelor’s degree in Economics with concentrations in Finance, Entrepreneurship and Healthcare Management from the Wharton School of the University of Pennsylvania
Emily C. Chiu	 Independent
Former Chief Executive Officer, Novo Platform, Inc.

Career Highlights

Ms. Chiu has been a director of Covista since August 2026. She is a technology executive with over two decades of experience managing business strategy, operations, global initiatives, and mergers and acquisitions — while driving product and business model innovation that helps companies unlock growth, enterprise value, and customer delight. Ms. Chiu was most recently the CEO of Novo Platform, Inc., a financial technology platform that provides digital banking and business solutions to over 250,000 small businesses. From 2017 to 2024, Ms. Chiu served on the executive team at Block, Inc. (NYSE: XYZ), where she drove transformational impact in leadership roles across Square, Cash App, and Block’s open source developer platform, which she co-founded as Chief Operating Officer. During her tenure, Ms. Chiu led acquisitions that accelerated Block’s AI capabilities and transformation to omnichannel commerce, digital currencies and blockchain technologies. She pioneered new identity and payments protocols for global markets and led strategic initiatives and investments in emerging markets. She was also responsible for leading the development and launch of new businesses, including stock investing and consumer lending, which transformed Cash App into a fintech banking platform with nearly $9 billion in annual loan originations, over 50 million monthly active customers, and a top 10 most-downloaded and #1 finance mobile app. Before Block, Ms. Chiu was a Partner at 500 Global, LLC, a tech startup accelerator and venture capital firm. In this role, Ms. Chiu founded its Corporate Development practice, advising entrepreneurs across a portfolio of over 2,000 technology companies in 60 countries. Before this, Ms. Chiu was a founding executive at education technology startup UniversityNow, Inc., where she oversaw operations of accredited U.S. universities and led commercial initiatives that resulted in Fortune 500 and government employers sponsoring degree programs to upskill their workforces. The work she led was recognized by EDUCAUSE and The Bill & Melinda Gates Foundation as a “breakthrough model in college completion” for its blend of flexible, self-paced online education, data analytics, and personalized learning to help students earn post-secondary degrees that advance careers without student loan debt. Prior to this, Ms. Chiu was an investor at GI Partners, a private equity firm with $49 billion in capital, and an investment banker at Goldman Sachs in the organization’s technology and healthcare banking practices. Ms. Chiu has multiple U.S. patents filed. She has been featured by Fortune, the Financial Times Agenda, Axios, CoinDesk, Bitcoin Magazine, and other publications.

Board Service

Ms. Chiu has served on the board of Justworks, Inc. since 2022, where she is a member of the Audit Committee and Compensation & Leadership Development Committee. From 2018 to 2023, she served on the board of Barnes & Noble Education, Inc. (NYSE: BNED), where she was a member of the Audit Committee and the Corporate Governance & Nominating Committee. From 2016 to 2022, she served on the Board of Governors and Board of Trustees of the Center for Creative Leadership. Ms. Chiu is also a member of the executive planning committee of the Ascend Pinnacle Board Leadership Summit and the Fortune Most Powerful Women community.

Reasons for Nomination

Ms. Chiu’s extensive experience working across the education, finance and technology sectors and proven ability to build and scale businesses in highly regulated industries helps support Covista’s long-term growth strategy and enhance the Board’s capabilities in the education sector, mergers & acquisitions, business development, strategy, technology, compensation and other areas.

Covista Inc.	2026 Proxy Statement 15

Proposal No. 1 Election of Directors

Age: 75

Director since: 2018

Committees:

●
External Relations
(Chair)
●
Audit & Finance
●
Nominating & Governance

Education:

●
Bachelor’s degree in Multidisciplinary Social Science from Michigan State University
●
Attended The George Washington University and the University of Notre Dame School of Law
Donna J. Hrinak	 Independent
Retired Senior Vice President, Corporate Affairs, Royal Caribbean Group

Career Highlights

Ms. Hrinak has been a director of Covista since October 2018. Ms. Hrinak served as Senior Vice President, Corporate Affairs, Royal Caribbean Group from 2020 through 2023. Previously she served as President of Boeing Latin America (2011-2020) where she opened Boeing’s first three offices in the region and oversaw all aspects of operations, from commercial and defense product sales to research and technology. Prior to Boeing, she served as Vice President Global Public Policy and Governmental Affairs/Vice President for Public Policy at PepsiCo (2008-2011) and also held a role at Kraft Foods (2006-2008), where she managed the Latin American and European Corporate Affairs teams. Prior to that, she served as a Senior Counselor for Trade and Competition at the law firm of Steel Hector & Davis and held a role with the strategic advisory firm of Kissinger McLarty Associates.

Before entering the private sector, Ms. Hrinak was a career officer in the U.S. Foreign Service, and served as U.S. Ambassador to Brazil, Venezuela, Bolivia, and the Dominican Republic, as well as Deputy Assistant Secretary in the State Department.

Reasons for Nomination

Ms. Hrinak’s extensive experience at a senior level in both the public and private sectors overseeing complex multi-cultural organizations and regulatory policy brings insight to the Board directly applicable to Covista’s regulatory environment and the international operations of its institutions.

16 2026 Proxy Statement	Covista Inc.

Proposal No. 1 Election of Directors

Age: 58

Director since: 2018

Committees:

●
Academic Quality
(Chair)
●
Nominating & Governance

Education:

●
Bachelor’s degree in Mathematics with a concentration in Computer Science from the University of Maryland
●
M.S. in Mathematics from Villanova University
●
MBA from the University of Baltimore
Georgette Kiser	 Independent
Former Managing Director and CIO, The Carlyle Group

Career Highlights

Ms. Kiser has been a director of Covista since May 2018. Ms. Kiser is an operating executive/independent advisor who helps lead due diligence and technical strategies across various private equity and venture capital firms. Previously, she was managing director and chief information officer (CIO) at The Carlyle Group, responsible for leading the firm’s global technology and solutions organization and driving IT strategies. Prior to her role at The Carlyle Group, she was in various executive roles at T. Rowe Price from 1996 to 2015, including Vice President and Head of Enterprise Solutions and Capabilities. She was a consultant and Software Engineer at Martin Marietta Management Data Systems from 1993 to 1995, and a Software Design Engineer in the Aerospace Division of the General Electric Company from 1989 to 1993.

Board Service

Since 2019, Ms. Kiser has served on the boards of Aflac Incorporated (NYSE: AFL), a leading supplemental insurer, and Jacobs Solutions, Inc. (NYSE: J), a leading global professional services company. She serves on the audit and risk committee and compensation committee for Aflac, and the compensation committee and nominating and corporate governance committee for Jacobs. She served on the board of NCR Corporation (NYSE: NCR), an American software, professional services, consulting and tech company from 2019 through 2024.

Reasons for Nomination

Ms. Kiser’s experience in information technology at the senior leadership level in organizations with an international reach brings expertise to Covista which enhances both the Board’s oversight of its business as well as Covista’s internal technology matters.

Covista Inc.	2026 Proxy Statement 17

Proposal No. 1 Election of Directors

Age: 50

Director since: 2022

Committees:

●
Compensation
●
External Relations

Education:

●
Bachelor’s degree in History from Dartmouth College
●
MBA degree with a double concentration in finance and marketing from Northwestern University's Kellogg School of Management
Liam Krehbiel	 Independent
Chief Executive Officer and Founder, Topography Hospitality, LLC

Career Highlights

Mr. Krehbiel has been a director of Covista since June 2022. In 2021, Mr. Krehbiel founded Topography Hospitality, LLC, and has served as its Chief Executive Officer since then. He is also the co-owner of Ballyfin Demesne, a luxury hotel in Ireland, which opened in 2011. In 2010, Mr. Krehbiel founded A Better Chicago, a nonprofit venture philanthropy fund, and served as its CEO until 2019. A Better Chicago invests in the most promising nonprofits helping children escape poverty. From 2007 to 2010, Mr. Krehbiel was a management consultant at Bain and Company. Prior to joining Bain, Mr. Krehbiel worked with the Edna McConnell Clark Foundation in New York.

Board Service

Mr. Krehbiel is a director of A Better Chicago and One Future Illinois.

Reasons for Nomination

Mr. Krehbiel’s commitment to improving education for low-income communities closely aligns with Covista’s mission of expanding access to education. Mr. Krehbiel has spent most of his career as a venture philanthropist dramatically improving educational opportunities for low-income students by funding and scaling the most effective schools and programs in the Chicago area. This experience adds depth and insight as Covista continues to focus on serving its students and employers in the growing healthcare education industry.

18 2026 Proxy Statement	Covista Inc.

Proposal No. 1 Election of Directors

Age: 52 Director since: 2016 Lead Independent Director since November 2024 Committees: ● Compensation (Chair) ● Academic Quality Education: ● Bachelor’s degree in Finance from Babson College	Michael W. Malafronte	 Independent
Lead Independent Director, Covista Inc. Senior Advisor, Derby Copeland Capital Former Managing Partner, International Value Advisers and President of IVA Funds

Career Highlights

Mr. Malafronte has been a director of Covista since June 2016 and was appointed our Lead Independent Director upon Mr. Beard’s election as Chairman in November 2024. Mr. Malafronte has served as a Senior Advisor to Derby Copeland Capital since September 2022. Derby Copeland is a private equity firm that specializes in opportunistic real estate-related debt finance and equity investment. Mr. Malafronte is a Founding Partner of International Value Advisers, LLC (“IVA”) and served as Managing Partner for 13 years until December 2020. He was responsible for overseeing all aspects of IVA, including company strategy and managing resources. He also served as President of IVA Funds. Prior to founding IVA in 2007, Mr. Malafronte was a Senior Vice President at Arnhold & S. Bleichroeder Advisers, LLC where he worked for two years as a senior analyst for the First Eagle Funds, owned by Arnhold & S. Bleichroeder Advisers, LLC. There he worked under Charles de Vaulx and Jean-Marie Eveillard within the Global Value Group for the value funds, including the First Eagle Overseas, Global, U.S. Value Funds as well as the offshore funds, inclusive of the Sofire Fund Ltd. Similarly, he was responsible for covering the oil and gas, media, real estate, financial services, and retail industries on a global basis, as well as companies within the United Kingdom, Germany, and Japan. Moreover, Mr. Malafronte was responsible for covering the larger names within the portfolio such as Pargesa Holdings, ConocoPhillips, Petroleo Brasileiro, SK Corp., News Corp., Dow Jones, and Comcast.

Prior to the First Eagle Funds, Mr. Malafronte worked for nine years as a Portfolio Manager at Oppenheimer & Close, a dually-registered broker dealer and investment adviser; an adviser on three domestic hedge funds, one offshore partnership and a registered investment adviser and broker dealer. While at Oppenheimer & Close, Mr. Malafronte assisted in the launch of a domestic hedge fund in 1996 and an offshore partnership in 1998. Mr. Malafronte was responsible for all facets of portfolio management for the investment partnerships, including idea generation, in-depth research, and stock selection. In addition, he was also responsible for hiring and training both operations staff and research analysts.

Board Service

Mr. Malafronte has previously served on the boards of two publicly traded companies: Bresler & Reiner Inc. (2002-2008) and Century Realty Trust (2005-2006).

Reasons for Nomination

Mr. Malafronte’s experience as a financial analyst covering institutions globally, and as a founder of a global investment firm, provides the Board with a firm understanding of Covista’s shareholders’ perspective and deeply informs Covista’s financial planning.

Covista Inc.	2026 Proxy Statement 19

Proposal No. 1 Election of Directors

Age: 74

Director since: 2020

Committees:

●
Nominating & Governance
(Chair)
●
Compensation

Education:

●
Bachelor’s degree in Nursing from Northern Illinois University
●
M.S. degree in Nursing from Loyola University of Chicago
Sharon L. O’Keefe	 Independent
Retired President, University of Chicago Medical Center

Career Highlights

Ms. O’Keefe has been a director of Covista since April 2020. She served as the President of the University of Chicago Medical Center from February 2011 through July 2020. From April 2009 through February 2011, Ms. O’Keefe served as President of Loyola University Medical Center. Prior to her role at Loyola, she served from July 2002 to April 2009 as Chief Operating Officer for Barnes Jewish Hospital, a member of BJC Healthcare, St. Louis. In addition, Ms. O’Keefe has served in a variety of senior management roles at The Johns Hopkins Hospital, Montefiore Medical Center, University of Maryland Medical System, and Beth Israel Deaconess Medical Center in Boston, a teaching affiliate of Harvard Medical School. She has also served as a healthcare consultant with Ernst & Young. In addition, Ms. O’Keefe has served on the National Institutes of Health Advisory Board for Clinical Research, the Finance Committee of the National Institutes of Health Advisory Board, the Board of Trustees of the Illinois Hospital Association, and an Examiner for the Malcolm Baldrige National Quality Award.

Board Service

Since July 2026, Ms. O’Keefe has served on the board of directors of Ceribell Inc., (NASDAQ: CBLL), a medical technology company. At Ceribell, Ms. O’Keefe serves on the compensation committee. Ms. O’Keefe has served on the board of directors of Convatec Group PLC, a global medical products and technologies company focused on therapies for the management of chronic conditions since March 2022. From July 2022 to May 2023, Ms. O’Keefe served on the board of directors of Apollo Endosurgery, a medical technology company focused on development of minimally invasive devices for advanced endoscopy therapies. From 2012 until February 2022, Ms. O’Keefe served on the board of directors of Vocera Communications Inc., a provider of communication and clinical workforce solutions, where she was a member of the compensation committee. Ms. O’Keefe previously served on the board of Aviv Reit Inc. from 2013 to 2015.

Reasons for Nomination

Ms. O’Keefe’s prior leadership roles at numerous medical centers including the University of Chicago Medical Center and Loyola University of Chicago Medical Center and as a board member of other public companies provide the Board with insights into how Covista can best serve the needs of our employer partners and drive superior student outcomes for our healthcare and medical students and graduates.

20 2026 Proxy Statement	Covista Inc.

Proposal No. 1 Election of Directors

Age: 67

Director since: 2020

Committees:

●
Audit and Finance
●
External Relations

Education:

●
Bachelor’s degree in Business Administration and Finance from Old Dominion University
●
M.S. in Economics from Trinity College, Dublin
●
Juris Doctor degree from Villanova University
Kenneth J. Phelan	 Independent
Senior Advisor, Oliver Wyman Inc.

Career Highlights

Mr. Phelan has been a director of Covista since April 2020. He has been a Senior Advisor at Oliver Wyman Inc., a global management consulting firm, since 2019. Prior to that he served as the first Chief Risk Officer for the U.S. Department of the Treasury (“Treasury”) from 2014 to 2019. As Chief Risk Officer of the Treasury, he was responsible for establishing and building the Treasury’s Office of Risk Management to provide senior Treasury and other administration officials with analysis of key risks including credit, market, liquidity, operational, governance, and reputational risk. From 2018 to 2019, Mr. Phelan also served as Acting Director for the Office of Financial Research, an independent bureau within the Treasury charged with supporting the Financial Stability Oversight Council and conducting research about systemic risk. Prior to joining the Treasury, Mr. Phelan served as the chief risk officer for RBS America from 2011 to 2014, as chief risk officer for Fannie Mae from 2009 to 2011, and as chief risk officer for Wachovia Corporation from 2008 to 2009. Earlier in his career, Mr. Phelan held a variety of senior risk roles at JPMorgan Chase, UBS, and Credit Suisse.

Board Service

Since 2019, Mr. Phelan has served as a director of Huntington Bancshares, Inc. (NASDAQ: HBAN), a regional bank holding company whose primary subsidiary is The Huntington National Bank. Mr. Phelan is the Chair of Huntington’s risk committee and serves on its human resources and compensation committee.

Reasons for Nomination

Mr. Phelan possesses broad risk oversight expertise and risk management experience. His knowledge and experience strengthen the Board’s governance and risk oversight.

Covista Inc.	2026 Proxy Statement 21

Proposal No. 1 Election of Directors

Age: 56 Director since: 2026 Education: ● Bachelor’s degree in Mass Communications from St. Bonaventure University ● MBA from Alfred University	Leslie Storms	 Independent
Chief Operating Officer, National Veterinary Associates (NVA)

Career Highlights

Ms. Storms has been a director of Covista since August 2026. Since August 2026, she has also served as Chief Operating Officer for National Veterinary Associates (NVA), where she is responsible for driving strategic growth, operational excellence, and organizational performance for a team of over 25,000 employees across NVA’s 1000-plus general practice, specialty and emergency animal hospitals in the US and Canada. She was hired by NVA in December 2025 as the President of Ethos Veterinary Health, the specialty and emergency arm of NVA, after an 18-year career of progressive leadership roles at Johnson & Johnson (J&J).

At J&J, Ms. Storms held senior leadership positions in its MedTech sector between 2015-2025 including President, US Orthopedics, President, US Surgery and VP, Global Customer Strategy, Vision. She spent her first eight years at J&J in the Pharmaceutical sector at the VP-level leading the global chemical business and the neuroscience US marketing organization. Prior to J&J, she held sales, marketing, and commercial leadership roles at Lilly and Corning Life Sciences.

Her experience spans building high-performing teams, executing growth strategies, and navigating complex business environments. Ms. Storms brings deep expertise in corporate strategy, business transformation, and organizational leadership. She has demonstrated a consistent ability to align strategic vision with execution, delivering measurable business results.

Board Service

Since 2021, she has served as a member of the Advisory Board of MedExecWomen, a not-for-profit organization focused on improving skills and networks of medtech executives, contributing governance and strategic insight.

Reasons for Nomination

Ms. Storms’ extensive executive leadership experience, strategic acumen, and operational expertise provide valuable perspective to the Board and supports effective oversight of Covista’s growth and long-term strategy.

22 2026 Proxy Statement	Covista Inc.

Proposal No. 1 Election of Directors

Age: 70

Director since: 2024

Committees:

●
Academic Quality

Education:

●
Bachelor’s degree in Computer Science from Western University
●
MBA degree from Western University
●
PhD in Management Information Systems from the Ivey Business School at Western University
Betty Vandenbosch	 Independent
Former Senior Advisor, Coursera, Inc.

Career Highlights

Dr. Vandenbosch has been a director of Covista since January 2024. She served as the Senior Advisor to the Chief Executive Officer of Coursera, Inc., an online university course provider and facilitator, from 2022 to 2023. Dr. Vandenbosch joined Coursera in 2020 and served as a Senior Vice President and Chief Content Officer from 2020 to 2022. Prior to Coursera, Dr. Vandenbosch was the Chancellor of Purdue University Global from 2018 to 2020, where she oversaw academics for nearly 30,000 students, most of whom earned their degrees online. From 2008 to 2018, Dr. Vandenbosch held several roles of increasing responsibility at Kaplan University, including Provost from 2013-2014, and President from 2015 through 2018. From 1993 through 2008, Dr. Vandenbosch served in a variety of roles at Case Western University, including Associate Dean of Executive Education Programs and Associate Dean of External Relations.

Reasons for Nomination

Dr. Vandenbosch brings nearly thirty years of corporate and academic leadership, research and teaching experience to the Board. She is a leading expert on bringing successful degree and nondegree programs to market with a strong perspective on marketing data and analytics to drive growth, student success, and positive completion outcomes.

Covista Inc.	2026 Proxy Statement 23

Proposal No. 1 Election of Directors

Director Nominating Process

The Nominating & Governance Committee is responsible for making recommendations of nominees for directors to the Board. The Nominating & Governance Committee’s goal is to put before our shareholders candidates who will constitute a board that will provide effective oversight for Covista’s growing, complex, and global educational operations and reflect the broad spectrum of students that Covista serves. The Nominating & Governance Committee seeks a broad cross-section of thought, competencies, experience, and other criteria in candidates. To this end, Covista’s Governance Principles provide that nominees are to be selected on the basis of, among other things, knowledge, experience, skills, expertise, personal and professional integrity, business judgment, time availability in light of other commitments, absence of conflicts of interest, and such other relevant factors that the Nominating & Governance Committee considers appropriate in the context of the interests of Covista, its Board, and its shareholders.

Board Succession Planning

We are committed to ensuring that our Board represents the right balance of experience, tenure, and independence. Additionally, our Governance Principles provide that a director is required to retire from our Board when he or she reaches the age of 75, although on the recommendation of the Nominating & Governance Committee, our Board may waive this requirement if it determines that a waiver is in the best interests of Covista. The Board waived the retirement policy in 2026 to nominate Donna Hrinak for reelection to provide for continuity of leadership and her knowledge and expertise in regulatory affairs and international operations. Our Nominating & Governance Committee has led the gradual transformation of our Board, with six of our ten independent director nominees joining the Board since 2020.

When considering nominees, the Nominating & Governance Committee intends that the Board as a whole and individual members possess at least two of the following criteria or areas of expertise:

●
Leadership
●
Strategic vision
●
Business judgment
●
Management
●
Experience as a CEO or similar function
●
Experience as a CFO or accounting and finance expertise
●
Industry knowledge
●
Healthcare, medical, and related education and services
●
Education sector and accreditation
●
Cybersecurity
●
Mergers, acquisitions, joint ventures, and strategic alliances and business development
●
Public policy, particularly in higher education
●
Regulatory
●
Human capital management and/or compensation
●
Global markets and international experience
●
Corporate governance
BOARD REFRESHMENT

ANNUAL PROCESS FOR NOMINATION
1	Identify Candidates ● Directors ● Management ● Shareholders ● Independent Search Firm

2	Nominating & Governance Committee Review ● Review qualifications ● Examine Board composition and balance ● Review independence and potential conflicts ● Meet with potential nominees
3	Recommend Slate

4	Full Board Review and Nomination

5	Shareholder Review and Election

24 2026 Proxy Statement	Covista Inc.

Proposal No. 1 Election of Directors

The Nominating & Governance Committee implements this annual nomination process by evaluating each prospective director nominee as well as each incumbent director on the criteria described above both independently, and in the context of the composition of the full Board, to determine whether he or she should be nominated to stand for election or re-election. In screening director nominees, the Nominating & Governance Committee conducts a careful review of potential conflicts of interest, including interlocking directorships and substantial business, civic, and social relationships with other members of the Board that could impair the prospective nominee’s ability to act independently.

Ms. Lisa Wardell has decided not to stand for reelection at the 2026 Annual Meeting. The Board expresses its deepest appreciation to Ms. Wardell for her extraordinary and distinguished service to Covista and its shareholders both as a director since 2008 and as Covista’s president and CEO (2016-2019), CEO and Chair (2019-2021), and Executive Chair (2021-2022). As a result of her retirement from the Board, Ms. Wardell will no longer serve on the External Relations Committee. The Board size will also be decreased to 11 members.

Identification and Consideration of New Nominees

The Nominating & Governance Committee identifies potential nominees through multiple sources including recommendations from management, other members of the Board, shareholders or other persons and third-party professional search firms. With respect to professional search firms, the Nominating & Governance Committee engaged Spencer Stuart, an international executive search firm, to help identify and evaluate potential nominees. For each vacancy, the Nominating & Governance Committee develops a specific set of ideal criteria. The Nominating & Governance Committee evaluates director candidates identified by it and shareholders on an equal basis using these criteria and the general considerations identified above. Both Ms. Chiu and Ms. Storms, who were appointed to the Board in August 2026 and are standing for election for the first time, were initially identified as potential director candidates by Spencer Stuart.

Shareholder Nominations; Proxy Solicitation by Shareholders

The Nominating & Governance Committee considers both nominees that it identifies and those submitted by shareholders in accordance with the advance notice process for shareholder nominations identified in the By-Laws. In order to be considered under this process, all shareholder nominees must be submitted in writing to the attention of Covista’s General Counsel and Corporate Secretary, 233 South Wacker Drive, Suite 800, Chicago, IL 60606, not less than 120 days nor more than 150 days prior to the anniversary of the immediately preceding annual meeting of shareholders. As a result, in order to be considered as a nominee at our 2027 annual meeting, a shareholder nomination must be submitted by 5:00 pm Central Daylight Time no later than July 14, 2027 and no earlier than June 14, 2027. Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy) and shall also include the information required pursuant to the advance notice process for shareholder nominations in Article II, Section 8 of our By-Laws.

In addition, any shareholder who intends to solicit proxies in support of director nominees other than our nominees at the 2027 Annual Meeting of Shareholders, in order to comply with the SEC’s universal proxy rules, must provide notice of such intention in accordance with our advance notice timing requirements above to our General Counsel and Corporate Secretary (at the same address previously set forth) and provide all other information required by Exchange Act Rule 14a-19. No director nominations were proposed for the 2026 Annual Meeting by any shareholder.

In addition to candidates submitted through the advance notice By-Law process for shareholder nominations described above, shareholders may also request that a director nominee be included in Covista’s proxy materials in accordance with the proxy access provision in the By-Laws. Any shareholder or group of up to 20 shareholders holding both investment and voting rights to at least 3% of Covista’s outstanding Common Stock continuously for at least three years may nominate the greater of (i) two or (ii) 20% of the Covista directors to be elected at an annual meeting of shareholders. Such requests must be received within the same time period described above with respect to advance notice timing and intent to solicit proxies. However, if we hold our 2027 Annual Meeting of Shareholders more than 30 days before or after the first anniversary of this year’s Annual Meeting, then in order for notice by the shareholder to be timely, such notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

In addition to candidates submitted through the By-Laws process for shareholder nominations, shareholders may also recommend candidates by following the procedures set forth below under the caption “Communications with Directors.”

Covista Inc.	2026 Proxy Statement 25

Proposal No. 1 Election of Directors

Director Independence

The Board annually reviews the continuing independence of Covista’s non-employee directors under applicable laws and rules of the New York Stock Exchange (“NYSE”). The Board, excluding any director who is the subject of an evaluation, reviews and evaluates director transactions or relationships with Covista, including the results of any investigation, and makes a determination with respect to whether a conflict or violation exists or will exist or whether a director’s independence is or would be impaired.

The Board has considered whether each director has any material relationship with Covista (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Covista) and has otherwise complied with the requirements for independence under the applicable listing standards of the NYSE.

As a result of this review, the Board affirmatively determined that, with the exception of Mr. Beard and Ms. Wardell, all of Covista’s current directors, and all director nominees, are “independent” of Covista and its management within the meaning of the applicable NYSE rules. Mr. Beard is considered an inside director because of his employment as Chairman and CEO of Covista. Ms. Wardell is considered an inside director because of her previous employment as Chairman and CEO of Covista.

26 2026 Proxy Statement	Covista Inc.

Proposal No. 1 Election of Directors

Board Structure and Operations

Summary of Board and Committee Structure

Covista’s Board held four regular meetings during FY26. Currently, the Board has five standing committees: Academic Quality, Audit and Finance, Compensation, External Relations, and Nominating & Governance. The following tables include, for each standing committee, the committee chair, a list of members, key responsibilities, and the number of meetings held during FY26. Current copies of the charters of each of these committees, a current copy of Covista’s Governance Principles, and a current copy of Covista’s Code of Conduct and Ethics can be found on Covista’s website, www.covista.com, and are also available in print to any shareholder upon request from Covista’s General Counsel and Corporate Secretary, 233 South Wacker Drive, Suite 800, Chicago, IL 60606. The Board has determined that each of the members of the Audit and Finance, Compensation, and Nominating & Governance committees is independent within the meaning of applicable laws and NYSE listing standards in effect at the time of determination. The standing Audit and Finance Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act, the rules and regulations of the Securities and Exchange Commission (“SEC”), and the listing standards of the NYSE.

Academic Quality Committee

Members	Key Responsibilities
Georgette Kiser (Chair) Members: Michael Malafronte Betty Vandenbosch
●
Supports improvement in academic quality and assures that the academic perspective is heard and represented at the highest policy-setting level and incorporated in all of Covista’s activities and operations
●
Reviews the academic programs, policies, and practices of Covista’s institutions
●
Evaluates the academic quality and assessment process and evaluates curriculum and programs
●
Provides oversight of management’s strategy for leveraging education technology to enhance student engagement and academic achievement
●
Provides oversight regarding the effectiveness of technology implementation in driving student success

Meetings in FY26: 4

Audit and Finance Committee

Members	Key Responsibilities
William W. Burke (Chair) Members: Donna J. Hrinak Kenneth J. Phelan
●
Monitors Covista’s financial reporting processes, including its internal control systems and the scope, approach, and results of audits
●
Selects and evaluates Covista’s independent registered public accounting firm
●
Reviews and recommends to the Board Covista’s financing policies and actions related to investment, capital structure, and financing strategies
●
Provides oversight of Covista’s policies and processes established by management to identify, assess, monitor, manage, and control technology, cyber, information, and other risks
●
Reviews and approves any potential related party transactions

The Board has determined that Mr. Burke is an audit committee financial expert, as defined by SEC rules.

Meetings in FY26: 9 Report: Page 41

Covista Inc.	2026 Proxy Statement 27

Proposal No. 1 Election of Directors

Compensation Committee

Members	Key Responsibilities
Michael W. Malafronte (Chair) Members: William W. Burke Liam Krehbiel Sharon O’Keefe
●
Oversees all compensation practices and reviews eligibility criteria and award guidelines for Covista’s compensation program
●
Selects the committee’s independent consultants and advisers
●
Reviews and approves, following discussions with the other independent members of the Board, CEO annual goals and objectives
●
Evaluates the CEO’s performance against established annual goals and objectives
●
Recommends CEO compensation to the other independent members of the Board for approval
●
Reviews recommendations made by the CEO and approves compensation for other executive officers, including base salary, annual incentive, and equity compensation
●
Reviews and approves the total pay-out of short- and long-term incentive pools, including annual grants of equity awards
●
Reviews and recommends to the Board compensation paid to non-employee directors
●
Oversees and conducts planning for CEO succession and potential related risks

Meetings in FY26: 5 Report: Page 76

External Relations Committee

Members	Key Responsibilities
Donna Hrinak (Chair) Members: Liam Krehbiel Kenneth J. Phelan Lisa Wardell
●
Provides awareness and oversight of Covista’s external relations strategy, policy, and practices
●
Monitors, analyzes, and effectively oversees legislative and regulatory policy trends, issues, and risks
●
Develops recommendations to the Board regarding formulating and adopting policies, programs, and communications strategy related to legislative, regulatory, and reputational risk
●
Oversees risks and exposures related to higher education public policy, as well as compliance with laws and regulations applicable to Covista
●
Provides oversight regarding significant public policy issues including environmental, social, health and safety, and public and community affairs
●
Reviews Covista’s impact strategy

Meetings in FY26: 4

28 2026 Proxy Statement	Covista Inc.

Proposal No. 1 Election of Directors

Nominating & Governance Committee

Members	Key Responsibilities
Sharon O’Keefe (Chair) Members: Donna Hrinak Georgette Kiser
●
Reviews Board and committee structures and leads the Board self-evaluation process
●
Assesses Board needs and periodically conducts director searches and recruiting to ensure appropriate Board composition
●
Recommends candidates for nomination as directors to the Board
●
Oversees and conducts planning for director succession
●
Recommends governance policies and procedures

Meetings in FY26: 4

Board Leadership Structure

Our Governance Principles reflect the Board’s belief that it should have the latitude to select the Chairman of the Board and the Chief Executive Officer in the way that the Board deems in the best interest of Covista and its shareholders. To ensure continued Board independence, the Board has adopted a policy that, in the event the Chairman and CEO roles are combined, or the Chairman is not otherwise independent, the Board shall appoint a Lead Independent Director. In November 2024, the Board elected Mr. Beard, who has served as our president and CEO and on our Board since September 2021, as our Chairman. In accordance with our Governance Principles, the Board concurrently appointed Mr. Michael Malafronte to serve as our Lead Independent Director. In evaluating the Board’s leadership structure, the Board considered the relative merits of combining the roles of Chairman and CEO and appointing a strong Lead Independent Director, compared with keeping the roles of Chairman and CEO separate. The Board concluded that Mr. Beard was the person best suited to serve as Chairman at this time, as he continues to lead Covista to unprecedented growth and impact as a leader in healthcare education and workforce development. In addition, the Board reaffirmed its commitment to independent Board leadership by appointing Mr. Malafronte as our Lead Independent Director, after his service as Chairman from November 2022 to November 2024.

Our Board believes that the existing structure, with Mr. Beard as Chairman and Mr. Malafronte as Lead Independent Director, continues to be the most effective leadership structure. The Company benefits from an executive Chairman with deep experience in the healthcare education industry and knowledge of the Company’s emerging risks and issues that derives from close coordination with the management team. The combined CEO and Chairman role allows the Company to communicate its strategy to employees, students, regulators, shareholders, and other stakeholders in a single voice. The Company likewise benefits from a Lead Independent Director with deep experience as an investor and shareholder who communicates regularly with the Chairman, other members of the Company’s management team, and the other independent directors. We believe that the joint efforts and coordination between our Chairman and Lead Independent Director exemplify effective Board leadership and fulfillment of the Board’s oversight responsibilities.

During FY26, the Board met in executive session without employee directors or other employees present at each regular Board meeting. Mr. Malafronte, as Covista’s Lead Independent Director, presided over these sessions.

Our Governance Principles provide that when we have a Lead Independent Director, he or she:

●	sets the agenda for, calls meetings of and leads executive sessions of the independent directors and reports to the Chairman, as appropriate, concerning such meetings;
●	acts as a liaison between the Chairman and the independent directors;
●	advises the Chairman as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively and responsibly;
●	when appropriate, makes recommendations to the Chairman about calling full meetings of the Board;
●	serves as a resource to consult with the Chairman and other Board members on corporate governance practices and policies and assumes the primary leadership role in addressing issues of this nature if, under the circumstances, it is inappropriate for the Chairman to assume such leadership; and
●	performs such other duties as requested by the Board or Nominating & Governance Committee and as set forth in the Governance Principles.

Covista Inc.	2026 Proxy Statement 29

Proposal No. 1 Election of Directors

Director Attendance

During FY26, our Board met four times. Each of Covista’s directors attended at least 75% of the meetings of the Board and Board committees on which they served that occurred during their respective time of service on the Board in FY26.

All of our directors who were directors at the time participated in the 2025 Annual Meeting of Shareholders, held virtually in November 2025. Our Board encourages all of its members to attend the Annual Meeting but understands there may be situations that prevent such attendance.

Director Continuing Education

Members of the Board are encouraged to participate in continuing education and enrichment classes and seminars. During FY26, Mr. Phelan attended OCC (Office of the Comptroller of the Currency) Directors Conference and EY Strategic Insights for Banking Board Members. We also offer all of our directors a membership in NACD, an association for corporate board directors.

Board Self-Evaluation

Each year our Board undertakes a self-evaluation process to critically evaluate its performance and effectiveness. Each Board member also assesses the performance and contributions of all of their fellow Board members. Additionally, each committee conducts a self-evaluation to monitor its performance and effectiveness. The process is coordinated by the Board Chairman and the chair of the Nominating & Governance Committee. Board and committee members are asked to provide commentary about a variety of topics, including the following: overall Board performance, including strategy, challenges, and opportunities; Board and committee meeting logistics and materials; Board and committee culture; and human capital and succession planning. The results of the FY26 evaluations were aggregated and discussed at the Board’s regular meeting in May 2026. The results of the peer evaluations were reviewed with the individual Board members by the Lead Independent Director.

Board Succession and Effectiveness

In FY26, our Board engaged Spencer Stuart, an international executive search and leadership advisory firm, to work with our Board members and key management to support and enhance Covista’s work on board effectiveness and board succession. Previously, in FY23, our Board conducted a Board Composition Analysis (“Analysis”), part of which benchmarked Covista against a seven-company peer group, the overall S&P 500, and two companies identified as governance leaders. Covista was benchmarked against this group on financial performance, board demographics, committee structure, and board skills and competencies. The Analysis focused on the strategy-driven director criteria to inform future director recruitment. It reflected core experiences and expertise that would be additive to the Covista Board based on Company strategy. The Analysis provided the Board with a recruiting priority roadmap.

Key Board Responsibilities

Strategic Oversight

The Board reviews and provides oversight on Covista’s long-term strategy and annual operating plan. Our Board holds an annual two-day offsite strategy retreat to conduct a deep analysis of Covista’s strategy, including goals, a timeline, and execution plans. These sessions provide a dedicated forum for an open exchange of ideas and viewpoints on Covista’s strategic direction and an opportunity to identify new opportunities and risks as management executes upon the Company’s strategy. The Board held its third annual two-day offsite strategy retreat in June 2026, covering topics including artificial intelligence in healthcare workforce partnerships; and healthcare and education market dynamics. Management reports its progress in executing on Covista’s strategies and operating plan throughout the year. In addition, throughout the year, segment leadership report to the Board regarding individual segment strategies and operating plans. The full Board has primary responsibility to review and provide oversight to management on our impact strategy, with support from our Academic Quality, Audit and Finance, Compensation, External Relations, and Nominating & Governance Committees, each of which provides oversight for relevant areas such as risk and talent strategies.

30 2026 Proxy Statement	Covista Inc.

Proposal No. 1 Election of Directors

Risk Oversight

Covista’s full Board is responsible for assessing major risks facing Covista and overseeing management’s plans and actions directed toward the mitigation and/or elimination of such risks. The Board has assigned specific elements of the oversight of risk management of Covista to committees of the Board, as summarized below. Each committee meets periodically with members of management and, in some cases, with outside advisors regarding the matters described below and, in turn, reports to the full Board at least during each regular meeting regarding any findings.

Managing current and emerging business risks, from regulatory and market risks to global risks, is an important component of our governance and oversight system. Management undertakes a regular review of a broad set of risks across Covista’s business and operations to identify, assess, manage, and monitor existing and emerging threats and opportunities. Covista’s Enterprise Risk Management (“ERM”) team is responsible for leading our risk management program at the enterprise level. The ERM team places particular focus on key risks that have the potential for the highest impact to Covista and its operations, and the highest likelihood of risk occurrence based on Covista’s preparedness and potential impact to Covista’s strategy. As part of management’s proactive risk identification and mitigation efforts, the ERM team has developed Risk Appetite Statements for each critical enterprise risk. These Risk Appetite Statements provide a consistent framework to facilitate a shared and deepened understanding of risks across the enterprise and enable transparent communication and proactive risk management. The Audit and Finance Committee reviews the ERM team’s work at least once a year and provides a report to the full Board.

Covista Inc.	2026 Proxy Statement 31

Proposal No. 1 Election of Directors

Board/Committee	Primary Areas of Risk Oversight
Full Board	● Reputation ● Legal and regulatory risk and compliance and ethical business practices ● Strategic planning ● Major organizational actions ● Education public policy
Academic Quality Committee	● Academic quality ● Accreditation ● Curriculum development and delivery ● Student persistence ● Student outcomes
Audit and Finance Committee

●

Accounting and disclosure practices

●

Information technology

●

Cybersecurity

●

Financial controls

●

Risk management policies and procedures

●

Legal and regulatory risk and compliance, including compliance and ethics program

●

Related party transactions

●

Capital structure

●

Investments

●

Oversight of Enterprise Risk Management program

Compensation Committee	● Compensation practices ● Talent development ● Retention ● Management succession planning
External Relations Committee	● Accreditation ● Higher education public policy ● Compliance with laws and regulations applicable to Covista ● Public and community affairs
Nominating & Governance Committee	● Corporate and institutional governance structures and processes ● Board composition and function ● Board and Chairman of the Board succession

Succession Planning and Human Capital Management

The Board recognizes that one of its most important duties is to ensure continuity in Covista’s senior leadership by overseeing the retention and development of executive talent and planning for the effective succession of our CEO and the executive leadership team. To ensure that the succession planning and leadership development process supports and enhances our long-term strategic objectives, the Board periodically consults with our CEO and Chief Human Resources Officer (“CHRO”). Succession and development plans are regularly discussed with the CEO and CHRO as well as, without them present, in the executive session of the Board. The Board ensures that it has sufficient opportunity to meet with and assess development plans for potential CEO and senior management team successors and to consider external talent market opportunities.

32 2026 Proxy Statement	Covista Inc.

Proposal No. 1 Election of Directors

Our Impact

Strategy

At Covista, Impact encompasses corporate giving, colleague volunteering, the Covista Foundation, disaster relief and sustainability. Our Impact strategy directly supports our business strategy. Through Covista Open Doors, our multi-year impact commitment to build and sustain the healthcare workforce in the communities that need it most, we’re using our size and scale as America’s largest healthcare educator to support the healthcare workforce across the entire healthcare career continuum. Supported by a commitment of $10 million and 50,000 volunteer hours, our focus is simple: inspire young people to pursue healthcare, remove the barriers standing in students’ way of graduating and support the mental health and wellbeing of healthcare workers. These three priorities—discover, achieve and thrive—guide every investment we make, from corporate giving to nonprofit partnerships and grant cycles, alongside volunteerism and advocacy, and the Covista Foundation, an independent 501(c)(3) public charity that provides grants to nonprofits, scholarships and emergency financial support to the future healthcare workforce.

Governance

Decision-making for Impact-related topics is a collaborative effort across various departments and roles at Covista. Our Board of Directors provides oversight on corporate impact, philanthropy and sustainability and our Chief Corporate Affairs Officer, who is a member of senior leadership, oversees our Impact Team. Led by the Vice President of Impact, this team is responsible for strategy development and execution of environmental and social impact initiatives, including climate risk assessment, ESG disclosure and data governance, corporate giving and colleague engagement programs, nonprofit partnerships and administration of the Covista Foundation. The Covista Foundation is governed by its own Board of Directors. In FY26, Covista completed a double materiality assessment aligned with the European Sustainability Reporting Standards (ESRS), incorporating structured Covista Board interviews to identify the sustainability topics most relevant to the Company and its stakeholders. Findings from that assessment will be outlined in our FY26 Impact Report, which will be published in Q2 of FY27.

Signature Partnerships

In FY26, Covista announced multi-year grants to three signature nonprofits working to build and sustain the healthcare workforce in the communities that need it most:

●	NAF inspires young people to discover healthcare careers through hands-on experiences, industry-focused curriculum and connections to industry professionals. Our partnership initially supports four NAF Academies of Health Sciences over three years in Washington, D.C., Dallas, TX, Raleigh, NC, and Los Angeles, CA.
●	The Dr. Lorna Breen Heroes’ Foundation supports the mental health and wellbeing of healthcare workers. Through evidence-based, system-change interventions, they help healthcare workers thrive in their demanding roles and continue serving communities. As the founding corporate partner of their national ALL IN: Caring for Caregivers cohort, we're helping health systems remove structural barriers to mental health care and embed sustainable workforce wellbeing into healthcare operations.
●	The Schwartz Center for Compassionate Healthcare partners with healthcare organizations to advance compassion for patients, care teams, and their healing relationships. Our investment expands access to proven programs, including Schwartz Rounds® and Stress First Aid, that reduce psychological distress in care teams, foster cultures of compassion, and increase empathetic care for patients – all of which drive improved health outcomes.

Covista also joined the national ALL IN: Wellbeing First for Healthcare coalition in FY26, joining 35+ interprofessional, cross-sector national organizations including the Dr. Lorna Breen Heroes’ Foundation and the Schwartz Center for Compassionate Healthcare. The coalition works together to cultivate supportive workplace environments, ensure mental health care access, and champion the wellbeing of all health workers.

Local Giving

Our commitment to the healthcare workforce extends beyond national partnerships and coalition work into the communities where we operate. Local grantmaking is guided by the same priorities that shape our broader strategy — inspiring healthcare careers, removing barriers to graduation and supporting workforce wellbeing.

The Covista Foundation

The Covista Foundation, based in Chicago, Illinois, supports charitable initiatives in healthcare education and workforce development. The Covista Foundation advances the priorities of Covista Open Doors through its grants, scholarships and emergency financial support.

Covista Inc.	2026 Proxy Statement 33

Proposal No. 1 Election of Directors

In FY26, the Covista Foundation provided $845,000 in grants to U.S. and Caribbean nonprofits working to build and sustain the healthcare workforce. The Foundation also launched two programs to support students: The Covista Foundation Scholarship Program, designed to break down financial barriers to help students achieve their healthcare ambitions, and the Covista Foundation Student Emergency Care Fund, providing emergency financial assistance when unexpected challenges threaten to derail students’ progress.

Colleague Engagement

In FY26, Covista launched new initiatives to engage colleagues in Covista Open Doors. Our tech-enabled Covista Impact Hub is our go-to resource for volunteering and giving at Covista. It also powers Community Rounds, our new year-round colleague volunteering program. Through Community Rounds, colleagues can find hands-on, skills-based or virtual opportunities to support the healthcare workforce or give back to their communities.

Caribbean Community Grants Program & Disaster Relief

Our Caribbean Community Grants Program supports local community nonprofits in Sint Maarten, St. Kitts & Nevis and Barbados critical to the ecosystem of the islands and our American University of the Caribbean, Ross University School of Medicine and Ross University School of Veterinary Medicine campuses. In FY26 we provided approximately $160,000 to organizations focused on community health screenings, nature preservation and more.

Environmental Sustainability

Building a resilient healthcare workforce requires sustainable practices across the enterprise, in our institutions and in our communities. We are committed to environmental stewardship, responsible operations and supporting both people and the planet as we work to address the healthcare workforce crisis. In FY26 we conducted a double materiality analysis (“DMA”) with an external third party to help us confirm the environmental and social risks and opportunities material to our business. The DMA will help inform our environmental priorities and approach as we continue this work in FY27 and beyond.

Our Approach to Cybersecurity and Technology Risk Management

At Covista, safeguarding sensitive information related to our students, employees, institutions, partners, and operations is fundamental to our enterprise risk management strategy. Our Cyber Risk Management Framework is designed to protect the confidentiality, integrity, availability and resilience of our information assets while supporting business continuity, operational effectiveness and stakeholder trust.

Our Enterprise Information Security Framework is aligned with the National Institute of Standards and Technology ("NIST") Special Publication 800-53 framework and is assessed against the NIST Cybersecurity Framework ("CSF") 2.0. We manage information security through coordinated cybersecurity, privacy and information technology functions that leverage specialized expertise while collaborating on enterprise-wide risk management initiatives. We periodically assess the maturity of our cybersecurity program and provide updates to the Board and management regarding program effectiveness, risk trends, and continuous improvement opportunities.

We benchmark our cybersecurity practices against industry standards and perform ongoing internal and independent assessments as part of our commitment to continuous improvement. Our information technology environment and cybersecurity-related controls are reviewed by internal audits and independent third parties. In addition, we engage external specialists to conduct cybersecurity assessments, penetration testing, and other reviews designed to evaluate the effectiveness of our security controls and identify opportunities for enhancement. To our knowledge, we have not experienced a material cybersecurity incident during the past five years. We also conduct regular cybersecurity and crisis management exercises, including ransomware and business disruption scenarios, to assess incident response capabilities, executive decision-making processes, and organizational preparedness.

Our cybersecurity program incorporates oversight of third-party and supply chain risks through vendor risk management processes, security assessments and ongoing monitoring activities intended to evaluate the security posture of key service providers and partners.

The Audit and Finance Committee receives quarterly cybersecurity briefings from the Chief Information Security Officer ("CISO"), who reports directly to the Chief Financial Officer. The Committee oversees management's processes for identifying, assessing and managing cybersecurity risks and reviews cybersecurity strategies, emerging threats, program maturity and significant risk developments. The Committee regularly updates the Board on cybersecurity matters, and cybersecurity risks are incorporated into the Company's broader enterprise risk management processes.

34 2026 Proxy Statement	Covista Inc.

Proposal No. 1 Election of Directors

Management evaluates cybersecurity, privacy and technology-related risks through a cross-functional governance structure that includes representatives from cybersecurity, privacy, legal, compliance, enterprise risk management and information technology functions. Our Cybersecurity, Privacy and IT Risk Committee meets regularly to identify, assess, prioritize and escalate significant risks, ensuring alignment with enterprise risk management objectives and appropriate reporting to executive leadership and the Board.

Artificial Intelligence Governance

Recognizing the increasing use of artificial intelligence ("AI") technologies across the enterprise, Covista has established an AI governance framework designed to promote the responsible, secure, and compliant adoption of AI capabilities. This framework includes governance policies, risk-based review and approval processes, security and privacy assessments, and oversight mechanisms.

Covista's cybersecurity, privacy, legal and technology teams collaborate to evaluate AI-related risks, including data protection, model integrity, intellectual property considerations, regulatory compliance and the use of third-party AI services.

Our cybersecurity and privacy programs include workforce education and awareness initiatives designed to promote responsible AI use and strengthen cybersecurity readiness. Through formal training, awareness campaigns, testing, and ongoing guidance, colleagues receive instruction regarding the secure use of approved AI technologies and their responsibilities related to data protection, privacy, and cybersecurity.

Outreach and Engagement

We value the opinions of our shareholders and believe regular, proactive communications with our shareholders to be in the long-term best interests of Covista. Our investor communications and outreach include direct one-on-one engagements, investor day meetings, investor conferences, and quarterly conference calls. Our investor events are open to the public and are available live and as archived webcasts on our investor relations website. Additionally, we reach out at least annually to our largest shareholders to invite feedback. We reached out to shareholders representing more than 70 percent of shares owned. We hold individual calls with shareholders who accept our invitation to allow for open, meaningful discussions. As part of our shareholder outreach, we meet with our shareholders to discuss regular business updates, strategic outlook, compensation matters, and global impact. We share material feedback received from our shareholders with our Board.

Communications With Directors

Shareholders and other interested parties wishing to contact the Board, our Chairman, or any member or committee of the Board are encouraged to follow the Policy for Shareholder Communication with Directors set forth on our website www.Covista.com/governance.

Communicating Accounting Complaints

Shareholders, Covista employees, and other interested persons are encouraged to communicate or report any complaint or concern regarding financial statement disclosures, accounting, internal accounting controls, auditing matters, or violations of Covista’s Code of Conduct and Ethics (collectively, “Accounting Complaints”) to the General Counsel and Corporate Secretary of Covista at the following address:

General Counsel and Corporate Secretary
Covista Inc.
233 South Wacker Drive, Suite 800
Chicago, IL 60606

Accounting Complaints also may be submitted in a sealed envelope addressed to the Chair of the Audit and Finance Committee, in care of the General Counsel and Corporate Secretary, at the address indicated above, and labeled with a legend such as: “To Be Opened Only by a Member of the Audit and Finance Committee.” Any person making such a submission who would like to discuss an Accounting Complaint with the Audit and Finance Committee should indicate this in the submission and should include a telephone number at which he or she may be contacted if the Audit and Finance Committee deems it appropriate.

Covista employees and students may also report Accounting Complaints using any of the reporting procedures specified in Covista’s Code of Conduct and Ethics. All reports by employees and students shall be treated confidentially to the extent possible and may be made anonymously. Covista will not discharge, demote, suspend, threaten, harass, or in any manner discriminate against any employee in the terms and conditions of his or her employment based upon any lawful actions taken by such employee with respect to the good faith submission of Accounting Complaints.

Covista Inc.	2026 Proxy Statement 35

Proposal No. 1 Election of Directors

Board Practices And Policies

Certain Relationships and Related Person Transactions

It is Covista’s policy that the Audit and Finance Committee review, approve, or ratify all transactions in which Covista participates and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. The Audit and Finance Committee reviews the relevant facts and circumstances of all related party transactions, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction. No member of the Audit and Finance Committee may participate in any approval of a related party transaction to which he or she is a related party.

Various Covista policies and procedures, including the Code of Conduct and Ethics, which applies to Covista’s directors, officers, and all other employees, and annual questionnaires completed by all Covista directors, director nominees, and executive officers, require disclosure of related person transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules.

There were no transactions since the beginning of FY26, or any currently proposed transactions, that required either approval under our policies and procedures or disclosure as required by the rules and regulations of the SEC.

Governance Principles/Code of Conduct and Ethics

Our Board has adopted Governance Principles that set forth expectations for directors, director qualifications, director retirement, director independence standards, board committee structure, and functions and other policies for Covista’s governance. We have adopted a Code of Conduct and Ethics applicable to all employees including directors, officers, and full- and part-time employees and faculty of Covista and its subsidiaries. These documents are available on Covista’s website at https://www.Covista.com/governance. Any amendments or waivers of the Code of Conduct and Ethics will be disclosed at the same website address.

We encourage individuals to speak up with questions, concerns, or potential violations of our Code of Conduct and Ethics, and we have a 24-hour reporting hotline administered through a third-party to offer anonymity, to the extent possible, to anyone reporting such issues. Information about our whistleblower policy and practices is included in the Code of Conduct and Ethics. All reports, which are reviewed by the Audit and Finance Committee each quarter, are investigated promptly, thoroughly and fairly, and appropriate action is taken whenever necessary.

Compensation Committee Independence and Insider Participation

During FY26, Michael W. Malafronte, William W. Burke, Liam Krehbiel, and Sharon O’Keefe served on the Compensation Committee. None of those members of the Compensation Committee was an officer or employee of Covista, or a former officer of Covista, nor did any of them have any relationship requiring disclosure by Covista as a related person transaction under Item 404 of Regulation S-K. During FY26, none of the Company’s executive officers served on the board of directors or a compensation committee of any other entity, any officers of which served on Covista’s Board or our Compensation Committee.

36 2026 Proxy Statement	Covista Inc.

Proposal No. 1 Election of Directors

Director Compensation

The competitiveness of the director compensation program is reviewed annually by the Compensation Committee with the assistance and input of Aon plc (“Aon”), the Compensation Committee’s independent compensation consultants. In FY26, each non-employee director annually receives RSUs with an approximate value of $140,000. The RSUs are granted immediately following the Annual Meeting of Shareholders. Each RSU represents the right to receive one share of Common Stock following the satisfaction of the vesting period, which is the one-year anniversary of the grant date. For FY27, the approximate value of the annual RSU grant will be increased by $10,000 to $150,000. Directors who join the Covista Board prior to an Annual Meeting will now receive a prorated equity grant for the time of their service.

In addition to the RSUs, in FY26, non-employee directors received an annual retainer of $85,000, paid quarterly. The Chair of the Audit and Finance Committee received an additional annual retainer of $25,000, the Chair of the Compensation Committee received an additional annual retainer of $17,500, and the chairs of each of the other committees received an additional annual retainer of $12,500 for their roles as committee chairs. No changes to the retainer amounts were made for FY27. During FY26, Mr. Beard, our Chairman and CEO, did not receive any additional compensation for his service as Chairman of the Board. Mr. Malafronte received an additional annual retainer of $35,000 for his service as Lead Independent Director. Mr. Malafronte donated all of his Board fees ($137,500) in FY26 to the Covista Foundation (fka Empower Scholarship Fund). Directors were reimbursed for any reasonable and appropriate expenditures attendant to Board membership.

Under the Covista Nonqualified Deferred Compensation Plan, a director may elect to defer all or a portion of the cash retainer. Any amount so deferred is, at the director’s election, valued as if invested in various investment choices made available by the Compensation Committee for this purpose, and is payable in cash installments, or as a lump-sum on or after termination of service as a director, or at a later date specified by the director. No non-employee directors deferred any portion of their compensation in FY26.

Annual Non-Employee Director Compensation	Additional Cash Compensation for Committee Chairmanship	Amount ($)
	Chairman of the Board (when independent)	120,000
	Lead Independent Director of the Board	35,000
	Committee Chair:
	Audit and Finance	25,000
	Compensation	17,500
	Academic Quality	12,500
	External Relations	12,500
	Nominating & Governance	12,500

Covista Inc.	2026 Proxy Statement 37

Proposal No. 1 Election of Directors

This table discloses all non-employee director compensation provided in FY26 to the directors of Covista for their service as directors.

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)
William W. Burke	110,000	139,963	249,963
Donna J. Hrinak	97,500	139,963	237,463
Georgette Kiser	97,500	139,963	237,463
William Krehbiel	85,000	139,963	224,963
Michael W. Malafronte	—	139,963	139,963
Sharon L. O'Keefe	97,500	139,963	237,463
Kenneth J. Phelan	85,000	139,963	224,963
Betty Vandenbosch	85,000	139,963	224,963
Lisa W. Wardell (2)	127,000	139,963	266,963

(1)	The amounts reported in the Stock Awards column represent the grant date fair value of 1,445 RSUs granted on November 12, 2025 to each of the directors named above, computed in accordance with FASB ASC Topic 718. The assumptions made in determining the valuations of these awards can be found at Note 15: Stock-Based Compensation to our audited financial statements in Covista’s Annual Report on Form 10-K for the year ended June 30, 2026. The number of RSUs granted to each of the directors named above was determined by dividing $140,000 by $96.86, which represents the fair market value of a share of Common Stock on the November 12, 2025 award date and rounding to the nearest whole share.
(2)	Ms. Wardell’s fees include $18,000 for her service on the Chamberlain University Board of Trustees and $24,000 for her service on the Walden University Board of Managers.

38 2026 Proxy Statement	Covista Inc.

PROPOSAL NO. 2

Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

Subject to shareholder ratification, the Audit and Finance Committee of the Board has reappointed PricewaterhouseCoopers LLP (“PwC”) as independent registered public accounting firm for Covista and its subsidiaries for fiscal year 2027. The Board recommends to the shareholders that the selection of PwC as independent registered public accounting firm for Covista and its subsidiaries be ratified. Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from shareholders.

If our shareholders do not ratify the appointment of PwC as our independent registered public accounting firm for fiscal year 2027, the Audit and Finance Committee will reconsider whether to retain PwC. Even if the appointment of PwC is ratified, the Audit and Finance Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of Covista and its shareholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of PwC as Covista’s independent registered public accounting firm for the fiscal year ending June 30, 2027.

Selection and Engagement of Independent Registered Public Accounting Firm

The Audit and Finance Committee, at each of its regularly scheduled meetings, and on an interim basis as required, reviews all engagements of PwC for audit and all other services. Prior to the Audit and Finance Committee’s consideration for approval, management provides the Audit and Finance Committee with a description of the reason for and nature of the services to be provided along with an estimate of the time required and approximate cost. Following such review, each proposed service is approved, modified, or denied as appropriate. A record of all such approvals is maintained in the files of the Audit and Finance Committee for future reference. All services provided by PwC during the past two years were approved by the Audit and Finance Committee prior to their undertaking.

Pre-Approval Policies

The Audit and Finance Committee has adopted a policy for approving all permitted audit, audit-related, tax, and non-audit services to be provided by PwC in advance of the commencement of such services, except for those considered to be de minimis by law for non-audit services. Information regarding services performed by the independent registered public accounting firm under this de minimis exception is presented to the Audit and Finance Committee for information purposes at each of its meetings. There is no blanket pre-approval provision within this policy. For fiscal years 2025 and 2026, none of the services provided by PwC were provided pursuant to the de minimis exception to the pre-approval requirements contained in the applicable rules of the SEC. Audit and Finance Committee consideration and approval generally occurs at a regularly scheduled Audit and Finance Committee meeting. For projects that require an expedited decision because the independent registered public accounting firm should begin prior to the next regularly scheduled meeting, requests for approval may be circulated to the Audit and Finance Committee by e-mail, telephonically, or by other means for its consideration and approval. When deemed necessary, the Audit and Finance Committee has delegated pre-approval authority to its Chair. Any engagement of the independent registered public accounting firm under this delegation will be presented for informational purposes to the full Audit and Finance Committee at its next meeting.

Covista Inc.	2026 Proxy Statement 39

Proposal No. 2 Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

Audit Fees and Other Fees

During the 2026 and 2025 fiscal years, Covista was billed by PwC for audit and other professional services,in the following amounts:

	Fiscal Year	Fiscal Year
Fees	2026	2025
Audit Fees	$4,133,000	$3,997,500
Audit-Related Fees	$—	$—
Tax Fees	$528,975	$405,984
All Other Fees	$2,000	$2,000
Total	$4,663,975	$4,405,484

AUDIT FEES — Includes all services performed to comply with generally accepted accounting principles in conjunction with the annual audit of Covista’s financial statements and the audit of internal controls over financial reporting. In addition, this category includes fees for services in connection with Covista’s statutory and regulatory filings, consents, and review of filings with the SEC such as the annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Also included are services rendered in connection with the required annual audits of Covista’s compliance with the rules and procedures promulgated for the administration of federal and state student financial aid programs.

AUDIT-RELATED FEES — None.

TAX FEES — Includes all services related to tax compliance, tax planning, tax advice, assistance with tax audits, and responding to requests from Covista’s tax department regarding technical interpretations, applicable laws and regulations, and tax accounting. Covista’s Audit and Finance Committee has considered the nature of these services and concluded that these services may be provided by the independent registered public accounting firm without impairing its independence.

ALL OTHER FEES — Includes subscriptions for PwC’s disclosure checklist.

40 2026 Proxy Statement	Covista Inc.

Proposal No. 2 Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

Audit and Finance Committee Report

The Audit and Finance Committee has:

●	Reviewed and discussed the 2026 audited financial statements with management;
●	Met with PwC, Covista’s independent registered public accounting firm, and discussed the matters required to be discussed by the PCAOB and the SEC;
●	Received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence; and
●	Discussed with PwC its independence.

In reliance upon the Audit and Finance Committee’s reviews and discussions with both management and PwC, management’s representations and the report of PwC on Covista’s audited financial statements, the Audit and Finance Committee recommended to the Board that the audited financial statements for the fiscal year ended June 30, 2026 be included in Covista’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026 filed with the SEC.

While the Audit and Finance Committee has the responsibilities set forth in its charter (including to monitor and oversee the audit processes), the Audit and Finance Committee does not have the duty to plan or conduct audits or to determine that Covista’s financial statements are complete, accurate or in accordance with generally accepted accounting principles. Covista’s management and independent auditor have this responsibility.

This report has been furnished by the members of the Audit and Finance Committee.

William W. Burke, Chair	Donna J. Hrinak	Kenneth J. Phelan

The Audit and Finance Committee Report set forth above does not constitute soliciting materials and should not be deemed incorporated by reference into any other Covista filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that Covista specifically incorporates this Audit and Finance Committee Report by reference.

Covista Inc.	2026 Proxy Statement 41

PROPOSAL NO. 3

Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

We believe our executive compensation program achieves our compensation principles, properly aligns the interests of our NEOS and our shareholders, and is deserving of shareholder support. For these reasons, the Board recommends that the shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Covista Inc. named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any other related disclosures is hereby APPROVED.”

The vote approving the compensation paid to our NEOs during 2026 is advisory and not binding on the Company, the Board, or the Compensation Committee of the Board. However, the Compensation Committee of the Board expects to take into account the outcome of the vote as it considers our executive compensation program.

The Board of Directors recommends a vote FOR the compensation of our named executive officers.

Compensation Discussion & Analysis Roadmap

44	SECTION 1: EXECUTIVE SUMMARY

44	Our Named Executive Officers
44	Executive Summary
45	Growth with Purpose Sets Foundation for Purpose at Scale Strategic Horizon
49	FY26 Performance

53	SECTION 2: OUR APPROACH TO EXECUTIVE COMPENSATION

53	Compensation Objectives
54	Pay-For-Performance Focus
55	Executive Compensation Governance and Practices
56	2026 Compensation Snapshot

57	SECTION 3: COMPENSATION DECISION-MAKING PROCESS
57	Principles of Executive Compensation
58	Compensation Setting Process
58	Role of the Compensation Committee
58	Role of the Executive Officers and Management
58	Role of the Compensation Consultant
60	Peer Group Determination and Benchmarking
61	Continued Shareholder Outreach

61	SECTION 4: OUR COMPENSATION PROGRAM AND FY26 RESULTS

61	Annual Base Salary
62	2026 Compensation Decisions and Actions
62	Key FY26 Compensation Decisions
62	FY26 Base Salary Results
62	Annual Cash Incentive Compensation

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

69	Annual Incentive Results
70	Long-Term Incentive Compensation
72	FY26 Long-Term Incentive Decisions

73	SECTION 5: OTHER COMPENSATION PROGRAMS AND POLICIES

73	Deferred Compensation
73	Other Benefits
73	Employment Agreements
74	Separation Agreements
74	Change-in-Control
74	Stock Ownership Guidelines
75	Incentive Compensation Recoupment Policy
75	Deductibility of Compensation
76	Compensation Risk Analysis
76	Prohibition on Hedging and Pledging

76	SECTION 6: COMPENSATION COMMITTEE REPORT

Covista Inc.	2026 Proxy Statement 43

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Section 1: Executive Summary

Our Named Executive Officers

The following pages summarize our executive compensation program for our NEOs. Our 2026 NEOs are:

Stephen W. Beard	Robert J. Phelan	Douglas G. Beck	Michael Betz	Scott Liles

Chairman and Chief Executive Officer	Senior Vice President, Chief Financial Officer	Senior Vice President, General Counsel, Corporate Secretary and Institutional Support Services	Chief Growth & Innovation Officer and President, Walden University	President, Medical and Veterinary

Executive Summary

FY26 completed the Growth with Purpose (GwP) strategy and delivered on its promise. As America's largest healthcare educator, Covista has never been better positioned to address the country’s healthcare workforce crisis. Our team's exceptional execution is a direct reflection of the foundation we have built.

Key achievements in FY26 include:

250%⭡ Total shareholder return over past five years	Stock outperformance Total shareholder return outperforms peer group, Russell 2000 and S&P 500 over past five years	9.3%⭡ Revenue to $1,954 million

23.7%⭡ Adjusted earnings per share to $8.25	$471 million Net cash provided by operating activities from continuing operations	$238 million Returned to shareholders through share repurchases

7.3% Enrollment up for Medical/Veterinary segment	1.6%⭡ Enrollment up for Chamberlain University	14.0%⭡ Enrollment up for Walden University

~100,000 students Total enrollment grew 8.4% year-over-year for the fourth quarter	~30,000 Students graduated in FY26 with ~90% into healthcare fields	97% first time residency attainment rates for our two medical schools[1]

1 Percent of students attaining a 2026-27 residency position out of all graduates or expected graduates in 2025-26 who were active applicants in the 2026 NRMP match or who attained a residency position outside the NRMP match.

The compensation results for our NEOs reflected achievement of the aggressive performance goals which produced the above results and demonstrated our strong pay for performance alignment.

Consistent with this principle, compensation decisions for our CEO in particular were designed not only to recognize outstanding FY26 achievements and performance under Growth with Purpose, but also to reinforce accountability for continued value creation through our next strategy, Purpose at Scale, in the years ahead. Because the transformation of Covista into a unified healthcare workforce platform has materially changed the nature of the CEO role, the Committee’s decisions also considered the importance of retaining and motivating Mr. Beard during this pivotal phase of the Company’s evolution.

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Pay for Performance

●	The vast majority of our NEOs’ total target compensation is performance-based, ensuring the executive rewards are directly tied to the company‘s success.
●	Performance Share Unit (”PSU”) awards comprised 100% of our CEO’s annual long-term incentive equity award opportunity in FY26 and 70% of our other NEOs’ regular annual long-term incentive equity awards, compared to 60% for all NEOs in FY25. In determining FY26 pay opportunities for the CEO, the Compensation Committee maximized the proportion of long-term incentive compensation subject to rigorous multi-year performance goals, reflecting its belief that the CEO’s larger long-term incentive compensation opportunity should carry correspondingly greater performance risk. As a result, no portion of our CEO’s FY26 annual equity award vests based solely on continued service. PSU performance targets have increased over time and represent stretch goals to incentivize leaders to deliver outsized outcomes for shareholders and students.
●	Aggressive enterprise revenue and EPS goals were set for the FY26 Management Incentive Plan (”MIP”). These goals exceeded FY25 targets and actual results. The plan’s revenue target was $1,951 million, which required a strong growth rate of 9.1% versus actual FY25 revenue of $1,788 million. The adjusted EPS target, $7.82, required a growth rate of 17.2% from the prior year’s actual achievement of $6.67.

Overall FY26 compensation highlights for our NEOs were as follows:

●	For the third year in a row, no base pay adjustment was made for the CEO. The base salaries for Mr. Phelan, Mr. Beck, and Mr. Liles were modestly increased in alignment with market pay movement, and the base salary for Mr. Betz was increased to reflect expanded responsibilities in connection with his appointment as Chief Growth & Innovation Officer.
●	Target bonus opportunities remained unchanged for four NEOs, including the CEO. The target bonus opportunity for Mr. Betz was increased in conjunction with his expanded responsibilities.
●	Based on the company’s robust financial performance and individual executive accomplishments against goals in FY26, the FY26 MIP was earned at 145% for our CEO, and 116% to 164% of target for our other NEOs. These results reflected our significant academic, operational, and financial accomplishments in FY26, summarized below.
●	FY26 equity grants for our CEO consisted of 100% PSUs, vesting after three years. This award structure ensures that any compensation realized from this award will be driven by the Company’s ability to generate sustained long-term shareholder value. For all other NEOs, FY26 equity grants consisted of 30% Restricted Stock Units (”RSUs“) vesting annually over three years, and 70% PSUs, vesting after three years. The PSU financial performance measures remained consistent with those utilized for PSUs awarded for FY25: revenue growth and adjusted EBITDA margin. The award opportunities and performance targets reflected the Committee’s high expectations for future performance, as well as a desire to promote long-term retention of key executives critical to our operations.
●	The FY24-FY26 Revenue Growth PSUs were achieved at 200% of target, reflecting results that were significantly over the maximum established for the award. The FY24-FY26 adjusted EBITDA margin PSUs were achieved at 140% of target, reflecting meaningful, above-target adjusted EBITDA margin performance.

Growth with Purpose Sets Foundation for Purpose at Scale Strategic Horizon

Covista's recent record of academic, financial, and operational achievement represents a remarkable transformation story, one built not just on financial discipline, but on a clear-eyed conviction that solving America's healthcare workforce crisis requires an organization with the scale, infrastructure, and strategic focus to do so sustainably.

Mr. Beard's appointment as CEO in 2021 marked the beginning of an exceptional period of strategic execution. The acquisition and integration of Walden was accomplished between FY21 and FY23, substantially exceeding the $60 million value capture target and creating a more profitable operating model for the entire organization. In FY22, Covista completed another strategic milestone by divesting its Financial Services segment for $1 billion, using $770 million of the proceeds to pay down debt. Together, these transactions transformed Covista's portfolio, providing the foundation for the company's current success and concentrating its resources, capabilities, and

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

leadership attention on healthcare education, where its competitive advantages are greatest and where the national need is most acute.

At the June 2023 Investor Day, Covista's leadership introduced Growth with Purpose, a comprehensive three-year strategy designed to fundamentally transform the company's approach to growth. Rooted in operational excellence, GwP centered on five interconnected, value-creating pillars: marketing, enrollment, retention, pricing, and programs. What made GwP distinctive was its deliberate focus on expanding access to post-secondary education for non-traditional student populations, including working adults, career changers, and students from communities that have historically faced barriers to healthcare careers, while never compromising the rigorous student outcomes that define Covista's reputation.

GwP produced exactly what it was designed to deliver: compounding returns built on sustained investment, deliberate positioning, and a relentless focus on student outcomes. But the results go beyond the financial. They reflect a deeper transformation and vision to become the destination where healthcare ambitions are made possible, graduating professionals who don't just fill jobs, but transform the communities where they serve.

The strategy, which concluded at the end of fiscal year 2026, also leaves behind something equally valuable: a leaner, more efficient operating foundation that can now accelerate growth across every institution while opening doors for tens of thousands of students who might not otherwise have had the chance to pursue a healthcare career.

That is the platform our next comprehensive three-year strategy, Purpose at Scale (PaS), inherits. Building on the principles that made GwP successful, our next chapter expands into platform extension, employer integration, and technology leadership, cementing Covista's role as systemically important to U.S. healthcare at scale. Our Compensation Committee considered how this transformation has changed the nature of the CEO role. The company is no longer just a post-secondary education company and has transformed into a unified, healthcare workforce platform, requiring leadership across a diverse set of responsibilities. The Committee believes this combination of responsibilities requires a distinctive leadership profile, which informed its assessment of Mr. Beard’s compensation.

Driving Exceptional Financial Outperformance

The GwP strategy was highly successful, delivering consistent company-wide enrollment growth and demonstrating that purpose-driven growth and strong financial performance can work hand-in-hand. When management set ambitious financial targets for FY24, FY25 and FY26, they established benchmarks that would test the organization's ability to execute on this vision. Now, with the conclusion of GwP, the results speak for themselves — we have consistently outperformed our original expectations across all key performance metrics, validating both the strategy's design and our team's execution capabilities. This includes compounded annual revenue growth of over 10% during GwP, compared to our target of 4-6%, more than double the expected incremental revenue, and more than $2 per share of incremental adjusted EPS compared to our target range set in 2023.

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1 Revenue and Adj. EBITDA are in millions.

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Financial Results Compared To Peers

Covista's strategic transformation and operational excellence – a testament to the purposeful design of our compensation programs - have generated exceptional long-term shareholder returns that significantly lead the broader market and its peer group. A $100 investment made in Covista's equity on June 30, 2021, delivered extraordinary returns, generating a strong five-year cumulative total return of +250% for an ending value of $350 on June 30, 2026. This performance reflects the power of strategic execution and operational excellence in driving shareholder value creation. Our Compensation Committee considered this shareholder value creation in evaluating Mr. Beard’s FY26 compensation.

The company's modestly negative 1-year TSR reflected the specific fiscal-year measurement window and is not an accurate reflection of FY26 operating performance or the stronger longer-term shareholder return; Covista's share price appreciation over both the last three-year and five-year periods dramatically eclipsed all key benchmarks. Over the past five years, our total shareholder returns were nearly triple the S&P 500's +88%, six times the Russell 2000's +40%, and significantly outpaced the peer performance of +126%. This superior cumulative total return performance reflects our ability to successfully execute our comprehensive business transformation while consistently delivering on our GwP strategy. The magnitude of this outperformance demonstrates how our focus on operational excellence, student outcomes and strategic positioning has translated into exceptional value creation for shareholders, validating our long-term approach to building a nationally-scaled platform for healthcare workforce development.

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

	June 30
	2021	2022	2023	2024	2025	2026
Covista Inc.	100	101	96	191	357	350
S&P 500	100	89	107	133	153	188
Russell 2000	100	75	84	92	100	140
Peer Group[1]	100	105	111	157	205	226

Source data: Zacks Investment Research

1 The self-determined “Peer Group” consists of the following companies selected on the basis of similarity in nature of their businesses: American Public Education, Inc. (APEI), Graham Holdings Company (GHC), Grand Canyon Education, Inc. (LOPE), Laureate Education, Inc. (LAUR), Perdoceo Education Corporation (formerly known as Career Education Corporation) (PRDO), and Strategic Education, Inc. (formerly known as Strayer Education, Inc.) (STRA).

FY26 Performance

Financial

The financial results for FY26 demonstrate the exceptional execution of our GwP strategy. Revenue reached $1,954 million, representing robust 9.3% year-over-year growth. This top-line performance was matched by equally impressive profit margin expansion, with adjusted EBITDA margin growing by 100 basis points year-over-year to 26.7%, reflecting the operational leverage inherent in our strategic positioning.

These strong fundamentals translated into outstanding profitability, with adjusted earnings per share of $8.25 representing a 23.7% year-over-year increase that far exceeded our June 2023 investor day growth target of 13% to 18%. Adjusted EBITDA reached $522 million compared with $460 million in the prior year, demonstrating the compound benefits of our long-term investments and strategic focus on operational excellence.

FY26 delivered exceptional financial performance which yielded strong cash generation that supported our disciplined capital allocation strategy. Operating cash flow from continuing operations reached $471 million, representing a $137 million increase from the prior year. We strategically reinvested $78 million in capital expenditures while maintaining our commitment to shareholder returns through $238 million in share repurchases. This activity completed our May 2025 Board-authorized $150 million share repurchase program and enabled us to announce a new $750 million program authorized through December 2028. We also optimized our capital structure by refinancing outstanding debt and consolidating into $510 million Term Loan B at attractive rates while extending maturity to 2033.

These actions collectively reflect our operational excellence, robust cash generation capabilities, and disciplined approach to capital allocation that creates sustained value for all stakeholders.

Enterprise Operational Performance and Transformation

The enterprise outcomes achieved in FY26 demonstrate how strategic investment in operational excellence and transformation translate directly into a stronger healthcare workforce pipeline and an unmatched competitive advantage.

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

This year, Covista graduated approximately 30,000 students, roughly 90% with degrees in healthcare-related professions, who now join a community of 400,000 alumni, including 300,000 healthcare professionals, delivering care, leading clinical teams, and expanding access in nearly every community nationwide. Our alumni include nurses, physicians, counselors, social workers, and veterinarians serving patients in urban centers and underserved rural communities alike. Many are working adults who balance rigorous coursework with full-time jobs and family responsibilities.

Others are career changers who found Covista‘s institutions a path to stable, meaningful work in high-demand fields. Still others are healthcare professionals already in the workforce, deepening their expertise and expanding their impact. This is the student Covista is built to serve, and our highest priority remains unchanged: remove the barriers that stand between ambition and achievement and prepare practice-ready professionals who enter the workforce able to make a difference for patients, employers, and the communities that need care most.

Graduated ~30,000 Total Students in 2026 across Covista’s institutions Graduated ~20,000 Nursing Students in 2026

Reaching these students starts with how we find them. Our investments in innovative brand campaigns, such as “Get the W“ and ”Belong to Something Greater” resonated powerfully with prospective students, creating connections that speak directly to the aspirations of non-traditional learners seeking transformation through education. Moreover, as AI reshapes how prospective students search for and evaluate their education options, we have moved just as quickly, building a data-driven marketing philosophy that personalizes recruitment, optimizes campaign performance, and adapts to new tools like AI-powered search and intelligent content strategies, all while never losing sight of our commitment to attracting students who are genuinely prepared to succeed in our rigorous programs.

That same adaptiveness defines how we prepare students once they enroll. Covista is not simply adopting AI in education; we are defining what AI-enabled healthcare education looks like at scale and doing so ahead of the field. AI-powered operations accelerate enrollment and improve satisfaction from the first point of contact, while AI-based tutoring delivers real-time support, adaptive study plans, and personalized feedback that build the confidence, skills, and practice readiness students need to succeed. These are not pilot programs or proofs of concept; they are institution-wide capabilities already operating at scale, extended further through key partnerships.

Through our first-of-its-kind AI credentials program with Google Cloud, the first comprehensive AI program designed specifically for healthcare professionals at scale, more than 9,000 students and alumni have enrolled and are on their way to earning Google Career Certificates that signal readiness for AI-enabled healthcare settings. The result is a structural advantage no other institution can match. Covista graduates 26,000 healthcare professionals annually, and we are providing them hands-on experience using the same AI platforms they will encounter in practice.

During FY26, we rebranded the Company from Adtalem Global Education to Covista, which represented more than a change in name; it constituted a fundamental repositioning of the company. The new identity reflects a single, unified platform purpose-built for healthcare workforce development, rather than a loosely affiliated portfolio of institutions, a distinction that is particularly meaningful to health systems evaluating a strategic enterprise partner rather than individual schools. Covista provides hospitals and health systems with a single, credible point of entry into a platform spanning nursing, medicine, behavioral health, and other healthcare disciplines, thereby enabling the integrated employer partnerships at a size and scale that is unmatched.

Powering our platform of institutions is a team of 10,000 faculty and colleagues, all united in Covista’s vision to be the destination where healthcare ambitions are made possible. During the year, Covista was recognized with numerous national honors recognizing its workplace culture, career growth opportunities and commitment to responsible business, from some of the most respected names in business media such as Forbes, Newsweek and U.S. News & World Report.

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Academic Success Across our Segments

Veterinary Students 6

In FY26, our three segments, Walden University, Chamberlain University, and Medical and Veterinary, once again demonstrated that academic excellence and enrollment growth reinforce one another. We continued to focus on expanding access for prospective students and program offerings this year, strengthening our position as a leader in workforce-relevant education.

Walden University continues to lead the digital transformation of post-secondary education for in-demand careers in healthcare, education, and business. In FY26, Walden graduated 14,100 students, delivered record enrollment with double-digit growth every quarter, and ended the year with over 54,000 enrolled students.

This growth was broad-based, driven by an improved student experience and new programs. Walden expanded its program portfolio, enrolling more than 1,700 students in new offerings and gaining approval for seven new programs, including a B.S. in Special Education, a B.S. in Integrative Health, and a Post-Master's Certificate in Palliative Care. Faculty and staff further supported these gains by building AI-powered adaptive learning tools that measurably improved student persistence.

Chamberlain University, the largest nursing school in the country, graduated 14,000 nursing students in FY26 and achieved record-breaking total enrollment during the year, surpassing 40,000 enrolled students during its fiscal third quarter. While execution challenges early in the year made the path less straightforward, the team turned momentum around quicker than expected and finished with positive total enrollment growth, a trajectory further supported by strong application volumes and improved conversion rates.

This growth was driven by continued investment in program breadth and access. Chamberlain expanded its Master of Science in Nursing offerings to include a new degree in Artificial Intelligence, equipping nurses with AI skills to improve patient outcomes and drive healthcare innovation, and grew its Master of Physician Assistant Studies program, with a second Phoenix, Arizona location opening in fall 2026. Chamberlain also continued expanding access nationally, announcing plans to add 10 to 15 new campuses over the next three years; at the end of FY26, six were in progress, three received full regulatory approval, and two are expected to open during the first half of FY27. Additionally, the online BSN is now available in 38 states and Washington, D.C., bringing nursing education closer to students in both urban and rural communities.

Extending our platform, both physically and virtually, is vital to the success of PaS. We believe that we have the permission to think boldly about new geographies, programs and domains, and Chamberlain’s momentum gives us a strong start as we enter this next chapter.

Graduated 3,400 Social & Behavioral Science Students in 2026 Graduated 1,400 Psychology Students in 2026 Graduated 1,100 Medical & Veterinary Students in 2026

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

In FY26, our Medical and Veterinary segment graduated 1,100 students and ended the year with over 5,100 enrolled students, as all three institutions delivered growth that drove segment-wide enrollment up 7.3% from the prior year. Our medical schools graduate two times more MDs than any other MD-granting school in the U.S., and the segment collectively ranks as a national leader for students matched into U.S. veterinary and medical residency programs.

This performance reflects a segment strategy focused on targeting well-positioned students and backing them with strong academic support. American University of the Caribbean School of Medicine (AUC) and Ross University School of Medicine (Ross Med) achieved a combined 97% first-time residency attainment rate[1], placing more than 750 future clinicians at over 400 health facilities across 42 U.S. states and territories and 26 specialties, with more than 110 students and graduates matching into partner clinical hospitals. AUC and Ross Med also launched new pathways for aspiring physicians, including the AMP India program and a scholarship-backed partnership with ScribeAmerica for qualified pre-med professionals.

In veterinary medicine, Ross University School of Veterinary Medicine (RUSVM) ranks among the top universities for graduates matched into competitive internships and residencies and accounted for approximately 8% of all Doctor of Veterinary Medicine graduates entering the U.S. veterinary market in the most recently reported academic year (2024).

1 Percent of students attaining a 2026-27 residency position out of all graduates or expected graduates in 2025-26 who were active applicants in the 2026 NRMP match or who attained a residency position outside the NRMP match.

Employer Integration

Covista's deep integration with the healthcare systems that depend on a steady supply of practice-ready talent is what sets our approach to employer partnerships apart, creating a more direct pathway from education to employment than any traditional model can offer. These large-scale collaborations are fundamentally transformative: when health systems invest in comprehensive workforce partnerships that combine funding, hands-on facility training, and a direct line to employment, the result is a sustainable pipeline that scales with provider needs, builds long-term workforce stability, and ensures graduates are day-one ready.

During FY26, we activated this model through two major employer collaborations. Delivered through Chamberlain University, our Aspiring Nurse Program with SSM Health and our new collaboration with Advocate Health, the third-largest nonprofit integrated health system in the United States, each create a direct, financially supported pipeline of practice-ready nurses into their respective clinical workforces. Both programs combine a BSN scholarship, clinical immersion in the partner's care settings, a direct employment pathway, and loan repayment support, removing the barriers that keep motivated, qualified people out of nursing. Students receive upfront tuition support, complete clinical hours in the facilities where they will work post-graduation, and have guaranteed employment upon completion, ensuring they arrive practice-ready on day one.

The Advocate Health and SSM Health collaborations are proof points of a model Covista is built to repeat. With Chamberlain's national reach, we are positioned to scale this employer-integrated approach across additional health systems, turning two successful relationships into a replicable framework for workforce development.

This is PaS in action: deepening the connection between education and employment and extending our role as essential infrastructure for American healthcare. No other platform combines this scale, these outcomes and this depth of employer integration. That is our competitive advantage, and it is creating durable value for students, health systems, and investors alike.

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Section 2: Our Approach to Executive Compensation

Compensation Objectives

Covista’s executive compensation program is designed to reward leaders for delivering strong financial, operating, and strategic results in a manner consistent with the company’s academic mission and purpose. We believe academic quality and student-centric focus drive sustainable growth, incorporating rigorous performance objectives that recognize leadership for improving student outcomes. This philosophy has been particularly effective in driving the strong results achieved under our GwP strategy. Most of our NEOs' total target compensation is performance-based, directly tying executive rewards to company success.

Our strong FY26 performance against plan was the culmination of our multi-year GwP strategy and delivered compound benefits from long-term investments.

Our program aligns leaders' interests with shareholders and key stakeholders, including students, colleagues, institutions, and communities. The Compensation Committee has structured the compensation of Mr. Beard and the other NEOs to promote sustained achievement and long-term retention. The program focuses executives on strategic priorities, the final year of our GwP transformation and our transition to Purpose at Scale, while providing substantial upside and downside potential based on actual performance over both short- and long-term periods.

These measures support our strategic shift through short and long-term incentives that recognize leadership for improving student outcomes while driving sustainable financial growth, ensuring our commitment to educational excellence translates into enduring shareholder value creation.

The following chart highlights key objectives behind the development, review and approval of our NEOs' compensation. Our executive compensation program is designed to:

ALIGN INCENTIVES	COMPETE FOR TALENT	REWARD PERFORMANCE

Our purpose is to open doors and unlock potential. This student-centered focus drives our compensation philosophy: we believe that when students succeed, our organization succeeds, creating sustainable long-term value for shareholders. Our compensation program directly reflects this belief by measuring and rewarding outcomes that demonstrate student achievement and institutional effectiveness. By aligning executive incentives with student success metrics alongside financial performance indicators, we ensure that leadership decisions consistently prioritize the educational outcomes that form the foundation of our long-term growth and shareholder value creation.

Our compensation program is designed to attract, retain and motivate high-performing employees, particularly our key executives who are critical to our operations. Our compensation decisions take into account the competitive landscape for talent.

Our compensation program is designed to drive and reward outstanding performance through:

●
A short-term incentive program focusing our executives on achieving strong financial results and superior academic and student outcomes, through individual performance objectives
●
A long-term incentive program heavily focused on performance-based vehicles designed to reward long-term financial performance and shareholder value creation

Covista Inc.	2026 Proxy Statement 53

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Pay-For-Performance Focus

We use both short- and long-term incentives to reward NEOs for delivering strong business results, increasing shareholder value, and improving student outcomes. With our pay-for-performance philosophy, an executive can earn in excess of target levels when performance exceeds established objectives; and, if performance falls below established objectives, our incentive plans pay below target levels, which in some cases could be nothing at all.

(1)	Excludes perquisites.
(2)	Illustration represents FY26 target compensation mix for Mr. Beard and the other NEOs.

The actual value realized from the annual MIP award can range from zero, if threshold performance targets are not met, to up to 250% of targeted amounts for exceptional organizational and individual performance. Our MIP program design is further discussed starting on page 62.

Our annual long-term incentive program consists of equity-based awards that derive their value based on the performance of the business and our stock price. Beginning with FY23, the Compensation Committee determined that it would no longer grant stock options. The elimination of stock options was intended to simplify the long-term incentive program and to shift more of the equity mix to performance-based equity awards. As a result, a significant portion of the equity-based awards granted under the annual long-term incentive program (100% of the CEO’s annual awards and 70% of all other executive officers’ annual awards) is granted in the form of PSUs, the number of which earned is based on achievement of three-year financial performance goals. For the PSUs granted in FY26, the Committee approved the continued use of revenue growth and adjusted EBITDA margin as the financial performance measures which best align the long-term incentive program with Covista’s current long-term growth strategy. If the minimum levels of performance are not met, no PSUs are earned; if the minimum levels of performance are met, payout can range from 50% to 200% of the target number of PSUs. Our annual LTI program design is further discussed starting on page 71.

Our Compensation Committee uses a comprehensive, well-defined and rigorous process to assess organizational and individual performance. We believe the performance measures for our incentive plans focus management on the aggressive objectives we have set for the creation of short- and long-term shareholder value as well as academic quality and organizational growth.

54 2026 Proxy Statement	Covista Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Executive Compensation Governance and Practices

We accomplish our executive compensation program objectives through the following pay practices and controls:

WHAT WE DO	WHAT WE DON’T DO

✓
Pay for financial and business performance
✓
Solicit and value shareholder opinions about our compensation practices
✓
Deliver total direct compensation primarily through variable pay
✓
Set challenging short- and long-term incentive award goals
✓
Provide strong oversight that ensures adherence to incentive grant regulations
✓
Maintain robust stock ownership requirements
✓
Adhere to an incentive compensation recoupment (clawback) policy
✓
Offer market-competitive benefits
✓
Consult with an independent advisor on executive pay practices, plan designs and competitive pay levels

✘
Provide guaranteed salary increases
✘
Provide tax gross-ups on severance or other payments in connection with a change in control
✘
Provide single-trigger change-in-control severance
✘
Re-price stock options or exchange underwater options for other awards or cash, without shareholder approval
✘
Pay dividends on unvested performance-based awards
✘
Provide excessive perquisites
✘
Time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation
✘
Offer a defined benefit pension or supplemental executive retirement plan
✘
Permit hedging or pledging of Covista Common Stock
✘
Reward executives without a link to performance

Covista Inc.	2026 Proxy Statement 55

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

FY26 Compensation Snapshot

Covista’s FY26 incentive compensation program for executives was designed to link compensation and performance with the full spectrum of our business goals, some of which are short-term, while others take several years to achieve:

		Objective	Time Horizon	Performance Measures	Additional Explanation
Salary (cash)	Base Salary	Reflect experience, market competition and scope of responsibilities	Reviewed Annually	● Assessment of performance in prior year	● Represents 5% and 28% (on average) of target Total Direct Compensation for Mr. Beard and other NEOs, respectively

Annual Incentive (cash)	Management Incentive Plan (MIP)	Reward achievement of short-term operational business priorities	1 year	● Revenue* ● Adjusted earnings per share* ● Individual performance modifier	● Represents 7% and 22% (on average) of target Total Direct Compensation for Mr. Beard and other NEOs, respectively

Long-Term Incentive (equity)	RSUs	Align interests of management and shareholders, and retain key talent	3-year ratable vest	● Stock price growth	● Represents 0% of CEO and 30% of all other NEO regular annual LTI granted in FY26**
	Revenue Growth PSUs	Reward achievement of multi-year financial goals, align interests of management and shareholders, and retain key talent	3-year cliff vest	● Revenue Growth	● Represents 50% of CEO and 35% of all other NEO regular annual LTI granted in FY26**
	Adjusted EBITDA Margin PSUs			● Adjusted EBITDA Margin	● Represents 50% of CEO and 35% of all other NEO regular annual LTI granted in FY26**
*	The MIP payout for executive leadership of the institutions is based on revenue and adjusted operating income at such executive’s institution(s).
**

The total regular annual long-term incentive award consisting of both RSUs and PSUs represents 88% of target Total Direct Compensation for Mr. Beard and 51% of target Total Direct Compensation for other NEOs (on average), respectively.

56 2026 Proxy Statement	Covista Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Section 3: Compensation Decision-Making Process

Principles of Executive Compensation

The Compensation Committee uses the following principles to guide Covista’s executive compensation program and structure:

Principle	Purpose
Stewardship/ Sustainability
●
Reinforce Covista’s purpose and long-term vision
●
Motivate and reward sustained long-term growth in shareholder value
●
Uphold long-term interests of all stakeholders, including students, employees, employers, shareholders and taxpayers
●
Focus on sustaining and enhancing the quality and outcomes of education programs
●
Promote continued differentiation and expansion of Covista’s programs

Accountability
●
Ensure financial interests and rewards are tied to executive’s area of impact and responsibility (segment and function)
●
Require timing of performance periods to match timing of employee’s impact and responsibility (short-, medium-, and long-term)
●
Emphasize quality, service and academic and career results
●
Articulate well-defined metrics, goals, ranges, limits and results
●
Motivate and reward achievement of strategic goals, with appropriate consequences for failure
●
Comply with legislation and regulations

Alignment
●
Promote commonality of interest with all stakeholders, including students, employees, employers, shareholders, and taxpayers
●
Reflect and reinforce Covista’s values and culture
●
Promote commonality of interests across segments, functions and throughout the matrixed chain of command
●
Provide a balance between short- and long-term performance
●
Reward exceptional results with exceptional compensation

Engagement
●
Attract and retain high-quality talent and provide for organizational succession
●
Provide market-competitive total compensation and benefits packages at all levels
●
Promote consistent employee development at all levels
●
Motivate urgency, creativity and dedication to Covista’s purpose
●
Clearly communicate the link between pay and performance

Transparency
●
Clearly communicate compensation structure, rationale and outcomes to all employees and shareholders
●
Provide a simple and understandable structure that is easy for internal and external parties to understand
●
Maintain a reasonable and logical relationship between pay at different levels
●
Establish systematic goals that are objective and clear, with appropriate level of discretion

Covista Inc.	2026 Proxy Statement 57

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Compensation Setting Process

Role of the Compensation Committee

The Compensation Committee determines the appropriate level of base salary, annual cash incentive and long-term incentive compensation for the NEOs and, in the case of the CEO, recommends appropriate levels of compensation to the independent members of the Board. The Compensation Committee reviews and approves all components of annual compensation (base salary, annual cash incentive and long-term incentive) to ensure they align with the principles of Covista’s compensation program. In addition, the Compensation Committee meets periodically to review the design of the overall compensation program, approve performance targets, review management performance and assist in establishing CEO goals and objectives.

Each year, the Compensation Committee recommends CEO compensation to the independent members of the Board, taking into consideration the CEO’s performance evaluation and advice from the independent executive compensation consulting firm engaged by the Compensation Committee. In determining the CEO’s long-term incentive compensation, the Compensation Committee considers Covista’s absolute and relative performance, incentive awards to CEOs at comparable companies, past awards and the CEO’s expected future contributions, as well as other factors it deems appropriate. The CEO’s compensation package is approved by the independent members of the Board during an executive session.

Role of the Executive Officers and Management

The CEO, in consultation with the Chief Human Resources Officer, provides the Compensation Committee with compensation recommendations for the other NEOs, including recommendations for annual base salary increases, annual cash incentive awards and long-term incentive awards. These recommendations are based on market-competitive compensation data and the CEO’s assessment of each NEO’s performance in the prior year. While these recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation.

The Compensation Committee reviews and approves, with any modifications it deems appropriate, base salary, annual cash incentive awards and long-term incentive awards for Covista’s NEOs.

Role of the Compensation Consultant

The Compensation Committee retains ultimate responsibility for compensation-related decisions. To add objectivity to the review process and inform the Compensation Committee of market trends and practices, the Compensation Committee engages the services of an independent executive compensation advisory firm. The Compensation Committee engaged Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”) as its independent executive compensation consultant for FY26.

58 2026 Proxy Statement	Covista Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Aon reviewed Covista’s executive compensation structure and incentive plan designs, assessed the competitiveness of the executive compensation program and provided guidance on how the program could best align the interests of executive officers with those of shareholders, and advised in the area of director compensation. Aon’s primary areas of assistance were:

●	Gathering information related to current trends and practices in executive compensation, including peer group and broader market survey data;
●	Reviewing, analyzing, and providing recommendations for Covista’s list of peer group companies;
●	Benchmarking competitive pay levels for non-employee directors, NEOs and other executives;
●	Advising on short-term and long-term incentive plan designs;
●	Reviewing information and recommendations developed by management for the Compensation Committee and providing input on such information and recommendations to the Compensation Committee;
●	Attending and participating in all Compensation Committee meetings and most non-employee director executive sessions, as well as briefings with the Compensation Committee chair and management prior to meetings;
●	Reviewing with management and the Compensation Committee executive compensation disclosure in Covista’s Proxy Statement; and
●	Providing advice and information on other executive matters, prevailing market practices, and regulatory requirements

The Compensation Committee has the sole authority to approve the independent compensation consultant’s fees and terms of engagement. Thus, the Compensation Committee annually reviews its relationship with, and assesses the independence of, its consultant to ensure executive compensation consulting independence. The process includes a review of the services the independent consultant provides, the quality of those services and fees associated with the services during the fiscal year. The Compensation Committee has assessed the independence of Aon pursuant to applicable SEC rules and NYSE listing standards and has concluded that the independent consultants’ work for the Compensation Committee does not raise any conflict of interest.

Covista Inc.	2026 Proxy Statement 59

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Peer Group Determination and Benchmarking

To ensure Covista continues to provide total executive compensation that is fair and competitively positioned in the marketplace, the Compensation Committee reviews the pay level, mix and practices of peer group companies. The Compensation Committee does not target any specific percentile levels in establishing compensation levels and opportunities.

While including all large publicly held, private sector higher education organizations, Covista’s peer group also includes a broader group of organizations to provide more comprehensive compensation data covering industries where Covista competes for executive talent.

LONG-TERM SERVICE PROVIDERS	RELEVANT TO OUR INDUSTRY	COMPARABLE REVENUE

Covista’s expanded peer group includes publicly held organizations that provide services over an extended period of time.

In consideration of Covista’s significant focus on healthcare education, which requires attracting and retaining seasoned healthcare professionals and executives, the peer group includes healthcare services and education services companies.

Revenue of most of the peer group organizations is generally between one-half and two times Covista’s revenue.

The following peer group was used to inform compensation decisions for FY26:

Amedisys, Inc.	Cross Country Healthcare, Inc.	Strategic Education, Inc.
American Public Education, Inc.	The Ensign Group, Inc.	Stride, Inc.
AMN Healthcare Services, Inc.	Graham Holdings Company	Udemy, Inc.
Bright Horizons Family Solutions LLC	Grand Canyon Education, Inc.	Universal Technical Institute, Inc.
Brookdale Senior Living Inc.	Laureate Education, Inc.
Chegg, Inc.	Perdoceo Education Corporation
Chemed Corporation	Pediatrix Medical Group, Inc.

For FY27, we expect to evolve our comparator group through the inclusion of several companies in the healthcare technology, education technology and healthcare provider industries. This approach will reflect the broader market in which Covista competes for executive talent.

60 2026 Proxy Statement	Covista Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Continued Shareholder Outreach

Covista employs a proactive investor relations approach, involving management and the Board, with ongoing outreach and interactive dialogue with investors to seek input on topics including corporate governance, executive compensation, global impact and strategy. Our goal is to provide transparency to ensure there is a clear understanding of our business and our operating and financial performance as set forth in our public filings, through one-on-one discussions, non-deal road shows and investor conferences.

Our commitment to thoughtful and transparent shareholder engagement remained a priority in FY26. As part of our annual outreach program, we proactively engaged with our 25 largest shareholders, representing approximately 68% of our outstanding shares, and held discussions with nearly all of them. These conversations provided valuable insight into shareholder perspectives on our strategy, business performance, governance practices, and executive compensation program. We were encouraged by the constructive feedback received, including support for management's execution of the Company's strategy, the shareholder value created through our Growth with Purpose initiatives, and the alignment of our compensation program with performance and long-term shareholder interests. The Board and management carefully considered the feedback received and view ongoing shareholder engagement as an important component of effective governance and long-term value creation. This feedback also helped inform the compensation decisions the Compensation Committee made for FY26, including the enhanced performance orientation of the equity award structure for our CEO and other NEOs.

Covista and our Board remain committed to maintaining an open and productive dialogue with shareholders and will continue to engage regularly to better understand shareholder perspectives and inform our governance practices.

Section 4: Our Compensation Program and FY26 Results

Annual Base Salary

Annual base salaries for NEOs are intended to reflect the scope of their responsibilities, the experience they bring to their roles and current market compensation for similar roles of other executives of companies that are peers of Covista. Once established, and under normal business conditions, base salaries are reviewed annually for adjustment to reflect the executive’s prior performance and respond to changes in market conditions. The table below lists the seven criteria the Compensation Committee uses to determine changes to salary from one year to the next.

Base salary adjustments are made based on seven criteria:

1	Covista’s overall financial performance compared to operating plan

2	Executive’s performance against established individual goals and objectives

3	Executive’s effectiveness in instilling a culture of academic quality, teamwork, student service and integrity

4	Executive’s expected future contributions

5	Comparison to peer group and other available market data

6	Merit increase parameters set for all employees in the organization

7	Discretion based on interaction and observation throughout the year

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2026 Compensation Decisions And Actions

Key FY26 Compensation Decisions

FY26 BASE SALARY RESULTS

Covista is committed to offering market competitive compensation to our key executives, including competitive base salaries. In FY26, the Board and/or the Compensation Committee maintained the current salary level for Mr. Beard and approved modest 2% base salary increases for all other NEOs except for Mr. Betz, whose salary was increased by 15% to reflect added responsibilities related to his appointment as Chief Growth & Innovation Officer. These adjustments were aligned with broader employee salary actions and designed to maintain competitive compensation levels. Mr. Betz’s base salary increase from $650,000 to $750,000 reflected his expanded role as Chief Growth & Innovation Officer in addition to his continued leadership of Walden University and the Digital Excellence function.

	Stephen W. Beard	Robert J. Phelan	Douglas G. Beck	Michael Betz	Scott Liles
	($)	($)	($)	($)	($)
2026	1,000,000	561,000	547,000	750,000	548,000
2025	1,000,000	550,000	535,806	650,000	537,500

% Change over prior year	0%	2%	2%	15%	2%

Rationale		Align with	Align with	Assumption of	Align with
		market	market	new responsibilities	market

Annual Cash Incentive Compensation

The annual cash incentive, delivered through the MIP, provides the NEOs with the opportunity to earn rewards based on the achievement of organizational and institutional performance, as well as individual performance.

How the MIP Works

MIP target award opportunities for each NEO are set by the Compensation Committee, and in the case of Mr. Beard, by the independent members of the Board, based on factors including external surveys of peer company practices for positions with similar levels of responsibility. These targets, which are expressed as a percentage of base salary, are then reviewed at the beginning of each fiscal year based on updated market compensation data.

Creating a Strong Link to Pay-for-Performance

We believe the MIP payouts made to our NEOs for FY26 support our executive compensation objective of pay-for-performance by rewarding our NEOs to the extent they met or exceeded pre-established financial and individual performance goals.

62 2026 Proxy Statement	Covista Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Actual MIP awards can be higher or lower than the target opportunity based on the results of each financial performance measure. Performance below the threshold for the goal will result in no payment for that performance goal. Performance at or above threshold can earn an award ranging from 50% of the target amount to a maximum of 200% of the target amount for maximum performance.

In addition to the actual financial results achieved, the Compensation Committee, or the independent members of the Board in the case of Mr. Beard, also considers individual performance over the course of the fiscal year for each NEO and may increase or decrease the MIP award by applying an individual performance modifier of between 0% and 125%, which could result in a maximum MIP payout of 250% of the target amount. Individual performance goals that factor into the individual performance modifier reflect functional results and/or institution performance appropriate for the NEO, as well as academic outcomes, organizational strength, and the advancement of Covista’s core values. Individual performance goals are designed to drive initiatives that support Covista’s strategy and further align leadership with Covista’s student-focused purpose.

The maximum amount of 250% of target aims to reward exceptional performance compared to expectations, over-delivery of strategic initiatives, and/or achievement of critical initiatives not contemplated at the time goals were set.

Actual earned MIP awards are determined after the fiscal year has ended and audited financial results have been completed (i.e., in the first quarter of the next fiscal year). Thus, MIP awards for FY26 were determined and paid in the early part of FY27, after the results for the fiscal year ended June 30, 2026, were confirmed. MIP financial performance measures and goals are typically set by the Compensation Committee in the first quarter of the year in which the performance is measured.

MIP Performance Measures

The Compensation Committee determined that Covista revenue and adjusted earnings per share, along with institution revenue and adjusted operating income, effectively balance top-line revenue growth and bottom-line profitability and results, and are the most appropriate short-term metrics to support our business objectives.

In measuring financial performance, the Compensation Committee may adjust results for certain unusual, non-recurring or other items to ensure the MIP rewards true operational performance as it is perceived by investors and as consistently measured. Appendix A details the adjustments made in the last three fiscal years.

In instances where an institution has not demonstrated performance commensurate with the potential award, the Compensation Committee may exercise negative discretion and reduce MIP payouts for individuals with oversight over the applicable institution. In the case of acquisitions and dispositions, the Compensation Committee generally does not include revenue, and corresponding earnings per share or operating income, in its evaluation of achievement against targets unless such expected revenue, and corresponding earnings per share or operating income, had been factored into the performance target. Similarly, revenue, and corresponding earnings per-share or operating income performance is typically adjusted for dispositions during the year.

FY26 MIP Targets

For FY26, the MIP target award opportunity for Mr. Beard was 125% of base salary and 70% to 90% of base salary for the other NEOs. The target award opportunity for Mr. Betz was increased from 80% to 90% of base salary as of January 2026 to reflect his expanded responsibilities as Chief Growth & Innovation Officer, in addition to his continued leadership of Walden University and the Digital Excellence function.

FY26 Performance Measures

For FY26, the financial performance measures for the MIP and the weightings of such measures are reflected in the table below. The measures and weightings were unchanged versus FY25 for Mr. Beard, Mr. Phelan, Mr. Beck and Mr. Liles, and updated for Mr. Betz given his expanded responsibilities.

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FY26 Financial Performance Measures

		Covista	All Institutions		Institution
	Covista	Adj. Earnings	Adj. Operating	Institution	Adj. Operating
Name	Revenue	Per Share	Income	Revenue(1)	Income(1)
Stephen W. Beard	45%	55%
Robert J. Phelan	45%	55%
Douglas G. Beck	45%	55%
Michael Betz-First Half FY26(2)	18%		12%	42%	28%
Michael Betz-Second Half FY26(3)	22.5%	27.5%		30%	20%
Scott Liles				60%	40%

(1)	The institution revenue and adjusted operating income for Mr. Betz was based on Walden University and the institution revenue and adjusted operating income for Mr. Liles was based on the Medical/Veterinary segment.
(2)	Mr. Betz’s MIP performance measures and weightings for the first half of the year (July 1-December 31, 2025) reflected his role as President of Walden and Chief Digital Officer.
(3)	Mr. Betz’s MIP performance measures and weightings for the second half of the year (January 1-June 30, 2026) reflected his added responsibilities as Chief Growth & Innovation Officer.

FY26 Performance Goals

Financial goals set for our MIP participants are derived from Covista’s fiscal year operating plans, which are recommended by Covista’s executive management team and approved by the Board at the beginning of each fiscal year. For FY26, these plans translated to financial performance goals of $1,951 million in revenue and $7.82 of adjusted earnings per share.

	Plan
Metric	Threshold	Target	Maximum
Covista Revenue	$1,788	$1,951	$2,146
Covista Adjusted EPS	$6.67	$7.82	$9.38

The FY26 revenue target of $1,951 million was 9.1% higher than FY25 actual results of $1,788 million. This target reflected expected growth from all three reportable segments. The FY26 adjusted earnings per share target of $7.82 was 17.2% higher than FY25 actual results of $6.67. Covista’s Compensation Committee deliberately set aggressive FY26 performance objectives designed to incentivize strong achievement for the final year of the GwP strategy and push management toward extraordinary results to solidify Covista’s position as an industry leader.

The Compensation Committee considers the company’s performance goals to represent the best estimate of what the organization could deliver if management, individually and collectively, were to materially satisfy its goals and objectives for the year. All goals are designed to be aggressive yet achievable, with the expectation that it would take extraordinary performance on the part of management to exceed them to the extent necessary to yield maximum incentive payouts under the MIP. Revenue and adjusted EPS thresholds, targets and maximums under the FY26 MIP plan were set more aggressively than in FY25 to reflect our enhanced performance expectations at both the enterprise and institution levels. Thresholds were set equivalent to FY25 actual results such that the MIP would only pay out for Revenue and Adjusted EPS which exceeded prior year results.

FY26 Individual Performance

The Compensation Committee approves individual performance goals and objectives for the CEO at the beginning of each fiscal year. The CEO also works collaboratively with the other NEOs in developing their respective individual performance goals and in assigning weightings to such goals to determine appropriate emphasis. Individual performance goals are factors in determining base salary adjustments, annual cash incentive compensation, and future awards of long-term incentive compensation. Individual performance goals intentionally include elements that can be rated objectively as well as, to a lesser extent, elements that are of a subjective nature. Individual performance goals are used to drive stretch performance across a broad range of areas considered critical to our strategy and purpose. This mix of objective and subjective criteria allows the evaluator — the independent members of the Board in the case of the CEO, and the CEO with input and approval from the Compensation Committee in the case of the other NEOs — to assess the individual’s performance against objective criteria, while utilizing his or her discretion to make adjustments based on the individual’s perceived contributions and other subjective criteria.

64 2026 Proxy Statement	Covista Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

The structure and application of the individual performance component of the MIP remained unchanged versus FY25. The individual performance modifier can adjust the MIP award determined based on the financial performance results by a factor that can range from 0% to 125%. The weightings of the financial performance measures and the application of an individual performance modifier are intended to place emphasis on the financial performance results while continuing to incorporate individual performance into the MIP award.

A summary of the primary FY26 individual performance goals and objectives established for each of our NEOs follows:

Stephen W. Beard (Chairman and Chief Executive Officer)
●
Operating performance: Closed Growth with Purpose successfully and achieve FY26 operating metrics goals
●
Enrollment: Sustain company-wide enrollment growth
●
Shareholder value: Enhance shareholder value and valuation
●
Transformation: Lead the rebrand and set strategy for the next phase of growth
●
Workforce pipelines: Expand employer partnerships and workforce pathways

Robert J. Phelan (Senior Vice President, Chief Financial Officer)
●
Revenue: Support revenue growth
●
Profitability: Expand profitability and grow adjusted EPS
●
Cash flow: Sustain strong operating and free cash flow generation
●
Capital structure: Optimize the capital structure
●
Share repurchase: Execute share repurchase programs
●
Debt reduction: Continue debt reduction and strengthen the balance sheet

Douglas G. Beck (Senior Vice President, General Counsel, Corporate Secretary and Institutional Support Services)
●
Growth: Support Covista's growth strategy from a regulatory and accreditation standpoint
●
Regulation: Enhance relationship with Department of Education
●
Accreditation: Strengthen relationship with Covista's institutional accreditors
●
Operations: Improve ISS performance while reducing operating expenses
●
Enhance student support: Maintain Title IV compliance and manage disbursement risk

Michael Betz (Senior Vice President, Chief Growth & Innovation Officer and President, Walden University)

Walden:

●
Overall growth: Achieve year-over-year enrollment and revenue growth in Walden
●
Undergraduate growth: Grow undergraduate enrollment
●
Profitability: Maintain or expand profitability and margins
●
Programs: Drive academic innovation through new program launches
●
Persistence: Improve student persistence and graduation rates

Digital & Marketing:

●
Tech: Deliver enterprise business solutions that support our institutions
●
AI: Deliver AI strategy and measurable results from enterprise Artificial Intelligence
●
Partnerships: Launch and scale the Artificial Intelligence partnerships
●
Marketing: Support the Chamberlain marketing turnaround, sustain momentum at Med/Vet, and continue to grow Walden

Scott Liles (President, Medical and Veterinary)
●
Growth: Achieve YoY enrollment and revenue growth in Med/Vet
●
Profitability: Expand profitability and margins
●
Academic outcomes: Achieve strong student results on medical and veterinary licensing exams
●
Professional outcomes: Sustain leading student outcomes in residency attainment and NAVLE pass rates
●
Access: Expand access through new pathways and partnerships

●

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FY26 MIP Decisions

Based on an evaluation of organizational performance relative to MIP measures set at the beginning of FY26, the final MIP awards for Mr. Beard, Mr. Phelan and Mr. Beck were based on the following financial results, as adjusted for special items described in Appendix A:

●	Covista achieved 100.2% performance relative to Plan which resulted in a payout of 101.6% for the FY26 revenue component; and
●	Covista achieved 105.5% performance relative to Plan which resulted in a payout of 127.5% for the FY26 adjusted earnings per share component.
●	These results not only exceeded our targets established for the MIP, they also surpassed the expectations set by our June 2023 investor day targets.

*	Adjusted results exclude impact of special items. See Appendix A for a reconciliation to reported results.

The table below shows the threshold, target, and maximum goals for Covista revenue and adjusted earnings per share under the FY26 MIP, the performance achieved, and the resulting payout.

	Target Award				Actual Results	Performance	Payout as
	Opportunity	Plan			(excluding	Relative	% of
Metric	(Weighting)	Threshold	Target	Maximum	special items)(1)	to Plan	Target
Covista Revenue	45%	$1,788	$1,951	$2,146	$1,954	100.2%	101.6%
Covista Adjusted EPS	55%	$6.67	$7.82	$9.38	$8.25	105.5%	127.5%
Organization Performance	100%					103.1%	115.8%
(1)	See Appendix A for a reconciliation to reported results.

66 2026 Proxy Statement	Covista Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Based on an evaluation of institutional performance relative to MIP measures set at the beginning of FY26, the final MIP awards for Mr. Betz and Mr. Liles were based on the following financial results for Walden and Med/Vet, respectively. Because we believe that the Walden and Med/Vet revenue and operating income targets utilized for the MIP are competitively sensitive and that their disclosure would result in competitive harm, they are not disclosed. The Compensation Committee considered the ability to meet or exceed these segment-level targets to be at least as challenging as the performance targets for the Company as a whole.

●	Walden achieved 104.7% performance relative to Plan which resulted in a payout of 146.7% for the FY26 institution revenue component; and
●	Walden achieved 106.9% performance relative to Plan which resulted in a payout of 134.4% for the FY26 institution adjusted operating income component.
●	Med/Vet achieved 104.2% performance relative to Plan which resulted in a payout of 141.6% for the FY26 institution revenue component; and
●	Med/Vet achieved 102.9% performance relative to Plan which resulted in a payout of 114.6% for the FY26 institution adjusted operating income component.
●	Combined institution operating income was achieved at 97.0% performance relative to Plan which resulted in a payout of 87.9% for the FY26 all institution adjusted operating income component.

Final MIP award calculations also took into consideration evaluations of individual performance for each NEO during the fiscal year.

In reviewing Mr. Beard's performance, the independent members of the Board conducted a comprehensive evaluation against each of his individual goals and industry peers and norms. The Board determined that the application of a 125% individual performance modifier was appropriate given the strong financial, operational and strategic results achieved during FY26. This modifier reflects Mr. Beard's leadership in delivering on the final year of the GwP strategy, with performance that significantly exceeded the Board's ambitious targets and led industry benchmarks and peer comparisons across all key metrics. The Board's assessment also recognized that Mr. Beard's successful execution of the GwP strategy transformed the company into a unified healthcare workforce platform and definitively set the stage for its next strategy PaS. The exceptional nature of these accomplishments, detailed below, demonstrates the caliber of leadership that distinguishes Covista in the marketplace and creates sustained value for all stakeholders.

Stephen W. Beard

●
Operating performance: Closed three-year Growth with Purpose strategy ahead of plan, outperforming high-end of compounded annual revenue growth target by over 400 bps, and exceeding the margin expansion goal by 100 bps; in FY26, raised guidance twice during the year and exceeded high end of guidance ranges, growing revenue 9.3% to $1,954 million and growing adjusted EPS 23.7% to $8.25 per share.
●
Enrollment: FY26 enrollment of 99,472 was up 8.4%, including the achievement of record enrollments during the year at Chamberlain and Walden. Medical and Veterinary enrollment growth of 7.3% was strongest in Growth with Purpose era.
●
Shareholder value: Share price appreciation during Growth with Purpose materially eclipsed key benchmarks. Execution of inter-year remediations at Chamberlain drove price recovery following decline at 1Q26 earnings. Returned value to shareholders through $238 million of share repurchases.
●
Transformation: Led the rebrand to Covista (NYSE: CVSA), unifying five institutions as America's largest healthcare educator; and unveiled Purpose at Scale at the February 2026 Investor Day, with long-term targets through FY29
●
Workforce pipelines: Launched nursing workforce collaboration with Advocate Health, the nation's third-largest nonprofit health system, creating a financially supported education-to-employment pathway through Chamberlain. Scaled the SSM Health partnership, driving growth in applications, enrollment, and retention at Chamberlain's St. Louis campus and in regional BSN Online cohorts.

Covista Inc.	2026 Proxy Statement 67

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

In determining MIP awards for the other NEOs, the Compensation Committee evaluated the NEOs against their individual goals taking into consideration the following performance highlights:

Robert J. Phelan

●
Revenue: Supported revenue growth of 9.3% or $166 million to $1,954 million
●
Profitability: Achieved adjusted EBITDA of $522 million (+13.5% YOY) with EBITDA margin expansion of 100 bps; grew adjusted EPS by 23.7% from $6.67 to $8.25
●
Cash flow: Generated operating cash flow of $471 million, up 41% and free cash flow of $393 million, up 39%
●
Capital structure: Refinanced outstanding debt into a $510 million Term Loan B maturing 2033, and extended and upsized the revolver to $500 million through 2030
●
Share repurchase: Repurchased $238 million of shares at average cost of $98.35 per share; completed the $150 million authorization, and secured a new $750 million authorization through 2028
●
Debt reduction: Repaid $50 million of debt during the year, and reduced net debt by over $90 million compared to the prior year; Moody’s upgraded credit opinion - sustaining a fortress balance sheet

Douglas G. Beck

●
Growth: Secured regulatory and accreditation approvals for 3 new Chamberlain campuses and 7 new programs for Walden, supporting Covista's enrollment growth strategy
●
Regulation: Maintained and strengthened productive relationships with Department of Education
●
Accreditation: Strengthened relationships with Covista's institutional accreditors, including a successful Higher Learning Commission (HLC) reaffirmation of Chamberlain
●
Operations: Delivered strong service performance at scale for approximately 100,000 students, meeting/exceeding service level agreements even as we grew volume and reduced staffing. Drove efficiency gains that contributed to cost reduction
●
Enhance Student Support: Administered over $2.0 billion in Title IV funds with improved audit outcomes. Maintained compliance and operational stability through significant regulatory changes

Michael Betz

Walden:

●
Overall growth: Led Walden to an 12th straight quarter of enrollment growth, record 54,000+ students, and revenue of $805 million
●
Undergraduate growth: Grew undergraduate enrollment by over 20%, capturing share in the large undergraduate online market
●
Profitability: Increased adjusted operating income to $240 million, while expanding adjusted operating margin by 330 bps to 29.8%
●
Programs: Programs launched heading into and during academic year 2026 enrolled over 1,700 students
●
Persistence: Maintained strong level of student persistence

Digital & Marketing:

●
Tech: Improved technology service delivery
●
AI: Scaled enterprise AI to drive measurable results across all five institutions and our corporate home office. Set the standard for AI-enabled healthcare education by developing innovations that help accelerate enrollment, improve satisfaction, elevate and personalize the student journey, enhance persistence and create AI-fluent practitioners. Actively testing prototypes for the AI-powered classroom of the future, with first live deployments expected in FY27. Launched multiphase workforce development program to systematically build AI fluency across the enterprise, with above-target colleague completion
●
Partnerships: Strategic partnership with Google Cloud, including the launch of AI credentials program that saw over 9,000+ student enrollments across 12 AI certificates. Announced collaboration with GE Healthcare’s HelloAI program, with a focus on advancing AI fluency for healthcare professionals and students
●
Marketing: Supported Chamberlain marketing turnaround, swiftly addressing marketing effectiveness and funnel-conversion gaps, driving faster-than-expected recovery

68 2026 Proxy Statement	Covista Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Scott Liles

●
Growth: Delivered revenue of $398 million, up 8.1%, with sustained positive total enrollment growth each quarter during FY26. Ended FY26 with fourth quarter total enrollment growth of +7.3%
●
Profitability: Increased adjusted operating income to $80 million, while expanding adjusted operating margin by 120 bps to 20%
●
Academic outcomes: Improved USMLE Step 1 pass rate and delivered highest NAVLE pass rate in 5 years
●
Professional outcomes: Secured 98% AUC and 96% Ross Med first-time residency attainment, 97% combined, with over 750 students and graduates placed into over 400 unique healthcare institutions. Ross Vet continued to be a top university in total graduates placed into highly competitive internships and residencies in 2026
●
Access: Expanded access to medical education through new pathways (MedOrigins, AMP/SAGE India, Wolverhampton, MedPath/ScribeAmerica)

ANNUAL INCENTIVE RESULTS

Based on all applicable factors, the Compensation Committee approved the below MIP awards to the NEOs. The compensation awarded to management in FY26 reflects strong performance and recognizes success in delivering outstanding results for all stakeholders: our students, colleagues, investors, the institutions, and the communities they serve. The overall award for Mr. Beard was earned at 145% of target and awards for the other NEOs were earned between 116% and 164% of target.

Achievement under the financial performance component of the MIP was determined to be 115.8% of the MIP target for Mr. Beard, 115.8% for Mr. Phelan, 115.8% for Mr. Beck, 128.5% for Mr. Betz, and 130.8% for Mr. Liles.

The resulting MIP award for Mr. Beard and the other NEOs, as determined based on the respective financial performance, was then adjusted by an individual performance modifier ranging from 0% to 125% based on the respective achievements for each individual described above. The individual achievement multipliers were 125% for Mr. Beard, 100% for Mr. Phelan, 110% for Mr. Beck, 125% for Mr. Betz, and 125% for Mr. Liles. The independent directors, in the case of Mr. Beard, and the Compensation Committee, in the case of the other NEOs and taking into account the recommendations of Mr. Beard, determined that the individual performance modifiers were appropriate based on the individual performance and contributions of each of the NEOs in FY26.

	Stephen W. Beard	Robert J. Phelan	Douglas G. Beck	Michael Betz[1]	Scott Liles
	($)	($)	($)	($)	($)
2026
Target Award %	125%	80%	70%	90%	75%
Target Award $	1,250,000	444,267	378,864	596,863	406,944
Actual Award $	1,810,078	514,662	482,785	958,649	665,353
%	145%	116%	127%	161%	164%
Achievement

2025
Target Award %	125%	80%	70%	75%	75%
Target Award $	1,250,000	433,012	375,064	520,000	403,125
Actual Award $	1,905,625	501,696	457,428	896,610	376,212
%	152%	116%	122%	172%	93%
Achievement

(1)	The target award opportunity for Mr. Betz was increased from 80% to 90% of base salary as of January 2026 to reflect his expanded responsibilities as Chief Growth & Innovation Officer, in addition to his continued leadership of Walden University and the Digital Excellence function.

Covista Inc.	2026 Proxy Statement 69

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Set forth below, as an example of the MIP calculation for NEOs, is a summary of the calculation of the FY26 award for Mr. Beard:

					Payout
					as a % of
					Target Award
					Opportunity
			Performance		Based on
	Target Award		Achieved	Performance	Performance	Target Award
	Opportunity		(Excluding	Relative	Relative	Opportunity	Actual
Metric	(Weighting)	Target	Special Items)	to Target	to Target	(Amount)	Award
Covista Revenue	45%	$1,951	$1,954	100.2%	101.6%	$562,500	$571,500
Covista Adjusted EPS	55%	$7.82	$8.25	105.5%	127.5%	$687,500	$876,563
Organizational Performance	100%				115.8%	$1,250,000	$1,448,063
Individual Performance Modifier					125.0%	$—	$362,016
Total					144.8%	$1,250,000	$1,810,078

Long-Term Incentive Compensation

Long-term incentive compensation at Covista consists of different forms of equity-based awards. All equity-based awards granted under the annual long-term incentive program were structured as PSUs for the CEO, and 70% was structured as PSUs for the other NEOs. Long-term incentives are intended to serve three complementary objectives of our compensation program:

1	Align executives’ long-term interests with those of our shareholders;

2	Drive achievement of and reward executives for the delivery of long-term business results; and

3	Promote long-term retention of key executives who are critical to our operations.

Because PSUs are earned only upon the achievement of pre-established, multi-year performance goals, they directly link realized compensation to sustained Company performance. This design increases the proportion of compensation that is performance-based and “at risk,” ensuring that executives are rewarded for delivering results that drive shareholder value over time, rather than for short-term or time-based outcomes.

70 2026 Proxy Statement	Covista Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

How the Long-Term Incentive Plan Works

The Compensation Committee granted equity-based awards to each of the NEOs, including Mr. Beard, in November 2025 based on both retrospective and prospective considerations and organizational and individual considerations. The grants were made in November 2025 to give the leadership team and the Compensation Committee time to complete Covista’s long-term strategic plan and set goals that would achieve the long-term strategic plan and that properly aligned management and shareholder interests. The Compensation Committee considered the same seven criteria described in the “Annual Base Salary Review” section above in determining the amount of these awards.

Annual equity awards were delivered entirely through PSUs for the CEO and through a mix of 70% PSUs and 30% RSUs for the other NEOs to provide a highly performance-driven equity portfolio. In reviewing the FY26 program design, the Compensation Committee concluded that the CEO’s larger compensation opportunities should carry the maximum degree of performance risk. Accordingly, the Committee increased the weighting of performance-based awards and eliminated solely time-based vesting from the CEO's annual equity award. The Committee believes this structure strengthens the link between realized compensation and long-term performance by requiring that all value ultimately realized from the CEO's annual equity award be earned through achievement of rigorous multi-year performance objectives

Restricted Stock Units (RSUs): RSUs align the interests of management with those of shareholders and reward long-term value creation. To promote retention, RSUs vest in equal annual installments over a three-year period beginning on the first anniversary of the grant date, subject to the NEO’s continuous service at Covista.

Performance Share Units (PSUs): PSUs are designed to reward strong performance based on two financial performance measures. For FY26, the Compensation Committee again selected revenue growth and adjusted EBITDA margin as the financial performance measures to focus executives on growth and profitability. Although revenue is also utilized as a metric in the MIP, the PSU time horizon is different; revenue is considered a key driver of long-term shareholder value creation. In FY26, PSUs granted to the NEOs were split equally between revenue growth PSUs and adjusted EBITDA margin PSUs. These PSUs vest after three years based on the achievement of the financial performance measures as compared to the goals set by the Compensation Committee based on performance averaged over the three-year period. The goals for the PSUs are based on the multi-year strategic plan and long-term targets are established for each award from a new baseline reflecting prior outperformance. Our PSU targets consider stretch goals to ensure we are appropriately working towards our aggressive long-term strategic plan.

Focusing on Long-Term Results

The Compensation Committee believes that long-term equity compensation is an important retention tool and, therefore, chose to use a three-year ratable vesting schedule for grants of RSUs and a three-year cliff vesting schedule for PSUs, to encourage longer-term focus and retention.

Covista Inc.	2026 Proxy Statement 71

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

FY26 Long-Term Incentive Decisions

For FY26, our NEOs received the following stock-based awards:

		Number of		Number of	2026 Long-Term
Name	Value of RSUs[1]	RSUs	Value of PSUs[1]	PSUs	Incentive Grant
Stephen W. Beard	$—	—	$15,999,916	165,186	$15,999,916
Robert J. Phelan	$412,527	4,259	$962,594	9,938	$1,375,121
Douglas G. Beck	$200,985	2,075	$468,996	4,842	$669,981
Michael Betz	$539,995	5,575	$1,259,954	13,008	$1,799,949
Scott Liles	$253,095	2,613	$590,652	6,098	$843,747

1 Value reflects number of units awarded, multiplied by market price at the time of the grant.

FY26 award values for Mr. Beard and the other NEOs are greater than awards granted in FY25 and reflect the enhanced importance of direct and continued alignment between NEO pay and long-term value creation through the successful completion of GwP and the transition to Purpose at Scale.

Mr. Beard’s FY26 award in particular reflects the Compensation Committee's belief that performance-based compensation is especially important as the Company enters the next phase of its long-term strategy under Purpose at Scale. The Compensation Committee coupled Mr. Beard’s increased award opportunity with a significant increase in performance-based compensation. Unlike prior years, 100% of Mr. Beard's FY26 annual equity award was delivered in the form of PSUs that cliff vest after three years, compared to 60% PSUs in FY25. Mr. Beard's base salary and MIP target opportunity remained unchanged such that any increase in realized compensation will be driven by the Company's ability to generate sustained long-term shareholder value and successfully execute its strategic objectives; no portion of the award may be earned solely through continued service. Our stock ownership requirements and insider trading policy and addendum (described on pages 74-75) reinforce this long-term alignment. In addition, the entire PSU award is subject to our Incentive Compensation Recovery Policy described on page 75.

In assessing the award for Mr. Beard, the Compensation Committee also considered his central role in developing and executing that strategy and its confidence in his ability to lead the Company through Purpose at Scale. The Committee's confidence is informed by Mr. Beard's leadership in driving the successful execution of the Growth with Purpose strategy, the Company's significant growth, and the substantial shareholder value created during his tenure. The Committee also recognized the highly competitive market for proven executive leadership and the importance of retaining and motivating Mr. Beard during this pivotal phase of the Company's evolution.

Payouts from FY24 PSU Awards

PSU awards granted to Mr. Beard, Mr. Phelan, Mr. Beck, and Mr. Betz in November 2023 vested in August 2026. The PSU awards were split evenly between revenue growth and adjusted EBITDA margin targets over the three-year performance period. Mr. Liles did not receive similar PSUs in November 2023 because he was not employed by Covista at the time.

For the FY24 PSUs, the payout earned for revenue growth was 200% of the target number of PSUs granted, reflecting a 3-year actual average revenue growth of 10.5%, and the payout earned for adjusted EBITDA margin was 140% of the target number of PSUs granted, reflecting a 3-year actual average adjusted EBITDA margin of 25.4%. Based on these results, the combined weighted payout for the FY24 PSUs was 170%. The tables below show the performance measures and targets established for the FY24 PSUs, the performance achieved, and the resulting payout. These payout results reflect the strong outperformance of the GwP strategy against original expectations, positioning Covista for durable growth into Purpose at Scale.

		Performance Goals
		Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Achieved	Payout as % of Target
Revenue Growth	FY24-26 (3-year average)				10.5%	200%

Adjusted EBITDA Margin	FY24-26 (3-year average)				25.4%	140%

72 2026 Proxy Statement	Covista Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Section 5: Other Compensation Programs and Policies

Deferred Compensation

Covista maintains the Nonqualified Deferred Compensation Plan that allows certain employees, including the NEOs, to defer up to 50% of salary and 100% of the MIP compensation until termination of service or certain other specified dates. Covista credits matching contributions to participants’ accounts to the extent they have elected to defer the maximum contributions under Covista’s Retirement Plan, which is a 401(k) plan, and their matching contributions are limited by the Internal Revenue Code of 1986, as amended (the “Code”) provisions.

The Nonqualified Deferred Compensation Plan enables the NEOs and other eligible employees with a certain level of annual compensation to save a portion of their income for retirement on a scale consistent with other employees not subject to IRS limits.

Covista has elected to fund its Nonqualified Deferred Compensation Plan obligations through a rabbi trust. The rabbi trust is subject to creditor claims in the event of an insolvency, but the assets held in the rabbi trust are not available for general corporate purposes. Participants have an unsecured contractual commitment by Covista to pay the amounts due under the Nonqualified Deferred Compensation Plan.

The value of deferred compensation amounts is quantified each year, and this program is periodically reviewed for its competitiveness.

Other Benefits

NEOs are eligible to participate in a number of broad-based benefit programs, which are the same ones offered to most employees at Covista, including health, disability, and life insurance programs.

We do not offer a defined benefit pension plan, and, therefore, our Retirement Plan and the Nonqualified Deferred Compensation Plan are the only retirement savings vehicles for executives.

In general, we do not provide benefits or perquisites to our NEOs that are not available to other employees, with the exception of personal financial planning services, executive physicals and a parking benefit.

Benefits and perquisites make up the smallest portion of each NEO’s total compensation package. The nature and quantity of perquisites provided by Covista did not change materially in FY26 versus 2025, consistent with our philosophy that benefits and perquisites should not represent a meaningful component of our compensation program. The Compensation Committee periodically reviews the benefit and perquisite program to determine if adjustments are appropriate.

The “All Other Compensation” column of the 2026 Summary Compensation Table shows the amounts of benefit and perquisite compensation we provided for FY24, FY245 and FY26 to each of the NEOs.

Employment Agreements

Covista has entered into employment agreements with each NEO that provide for:

●	Initial annual base salary, subject to annual increases (no decreases except in the case of an across-the-board reduction affecting all executives equally);
●	Annual cash incentive opportunity under the MIP, targeted at a percentage of base salary;
●	Eligibility to receive annual equity awards under Covista’s equity award plans;
●	Reimbursement of expenses consistent with Covista’s policy in effect at the time; and
●	Severance benefits that will be provided upon certain terminations of employment, as further described on page 82 under the caption “2026 Potential Payments Upon Termination or Change-in-Control.”

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Employment Agreements

Employment agreements provide NEOs with a defined level of financial protection upon loss of employment. Covista believes that providing for such income continuity facilitates the hiring of qualified executives and results in greater management stability and lower unwanted management turnover.

The Compensation Committee believes that the employment agreements provide:

●
Security and incentives that help retain and attract top executives;
●
Greater ability for Covista to retain key executives following an extraordinary corporate transaction; and
●
Benefits to Covista, including non-competition and non-solicitation covenants by NEOs.

Separation Agreements

Change-in-Control

Covista provides benefits to its NEOs upon termination of employment from Covista in specific circumstances. These benefits are in addition to the benefits to which these NEOs would be generally entitled upon a termination of employment (e.g., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). In addition, Covista’s equity compensation plans, and the award agreements used to implement them, provide for accelerated vesting of outstanding equity awards in the event of a change-in-control of Covista, only in the event (a) Covista (or its successor) ceases to be publicly traded, (b) the successor to Covista fails to assume outstanding awards or to issue new awards in replacement of outstanding awards, or (c) if the participant is terminated without cause or resigns for good reason within two years following the change-in-control.

See “2026 Potential Payments Upon Termination or Change-in-Control” beginning on page 82 for a detailed description of potential payments and benefits to the NEOs under Covista’s compensation plans and arrangements upon termination of employment or a change of control of Covista.

Other Executive Compensation Considerations And Policies

Stock Ownership Guidelines

Stock ownership guidelines have been in place for our directors and executive officers since 2010 and are intended to align their interests with our shareholders by requiring them to maintain a significant ownership interest in the company. Each of our non-employee directors is expected to maintain ownership of Covista Common Stock valued at or equal to five times their annual retainer.

For FY26, required ownership levels for the CEO and all other executive officers, except for the CFO, were unchanged versus FY25. The stock ownership guideline for the CEO is 8 times base salary, and the stock ownership guideline for the other executive officers is 3 times base salary. The current guidelines are summarized in the table below:

Linking Compensation to Stock Performance

Stock ownership guidelines tie the compensation of the NEOs to our stock performance, since the increase or decrease in our stock price impacts their personal holdings. Currently, all NEOs and directors who are no longer subject to a phase-in period have met the minimum ownership requirements.

Position	NEOs	Number of Shares Equivalent to:
Chief Executive Officer	Stephen W. Beard	8 times base salary
All other NEOs	Robert J. Phelan, Douglas G. Beck, Michael Betz and Scott Liles	3 times base salary

Our directors and executive officers have five years following their initial election, date of appointment or promotion to an executive officer position, as the case may be, to achieve their stock ownership level.

Shares that count toward satisfaction of the guidelines include Covista’s Common Stock directly and/or beneficially owned, Covista’s Common Stock held in Covista’s Retirement Plan, Covista’s Common Stock held in Covista’s Nonqualified Deferred Compensation Plan, and the pre-tax value of unvested RSUs. Shares that do not count towards satisfaction of the guidelines include unvested PSUs and stock options.

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Our stock ownership guidelines are deemed to continue to be met by an individual who has achieved the required ownership level but then falls below solely due to a decline in Covista’s stock price. Absent extenuating circumstances, executives who have not yet met the guidelines at the end of their five-year phase-in period are required to retain, until the guidelines are satisfied, 100% of the after-tax shares received from option exercises or the vesting of RSUs or PSUs.

Insider Sales and Ownership Policy Addendum

Our Compensation Committee adopted an Addendum to our Insider Trading Policy (the “Policy Addendum”) in November 2025, which requires that any sale or purchase of Covista shares by a director or Section 16 officer of Covista (collectively, “Insiders”) be made pursuant to a pre-approved Rule 10b5-1 trading plan (a “Trading Plan”), subject to certain limited hardship exceptions. An Insider may only adopt a Trading Plan during an open trading window, and such Plan must be reviewed and pre-approved in writing by our General Counsel. The Policy Addendum also provides that until the stock ownership requirements in the Stock Ownership Guidelines discussed above are met, all Insiders are required to retain seventy-five percent of their net shares from the vesting of Covista stock. A copy of our Insider Trading Policy and a copy of the Policy Addendum are incorporated by reference filed, respectively, as Exhibits 19.1 and 19.2 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2026.

All Trading Plans are audited on an annual basis by our General Counsel and an annual report provided to the Compensation and Nominating & Governance Committees of the Covista Board. The report documents which Insiders have current Trading Plans, the price floor for sales, the maximum number of shares covered by each Trading Plan, and sales made within the last twelve (12) months by any Insider.

Incentive Compensation Recoupment Policy

In November 2023, in accordance with NYSE listing rules, our Compensation Committee and Board adopted our Incentive Compensation Recovery Policy (the “Recovery Policy”). The Recovery Policy provides that we will seek to recover, on a no-fault basis, erroneously awarded incentive-based compensation received by any current or former executive officer during the three-year period preceding the date on which we are required to prepare an accounting restatement (i) due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected in the current period or left uncorrected in the current period.

In addition, our Recovery Policy permits recovery of incentive compensation if an officer violates a restrictive covenant or causes reputational damage to the Company. Although this goes beyond what is required by the SEC and NYSE, it further protects the Company and its shareholders. The Board retains sole discretion whether to seek recoupment in these instances.

The full text of our Recovery Policy can be found at https://www.covista.com/media/15756/incentive-compensation-recovery-policy (Covista.com). It can also be found as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026.

In addition, our equity award agreements authorize the Compensation Committee in its sole discretion to recoup from any officer receiving an equity award the portion of an award that was granted, vested, otherwise settled based on financial results that were restated due to the conduct of the officer that was knowing, intentionally fraudulent or illegal.

Deductibility of Compensation

When reviewing compensation matters, the Compensation Committee considers the anticipated tax consequences to Covista (and, when relevant, to our executive officers) of the various payments under our compensation programs Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for any publicly held corporation for individual compensation in excess of $1 million in any taxable year to certain employees that may include our named executive officers.

Although the Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers, it continues to view deductibility as one of many factors to be considered in the context of its overall compensation philosophy. Accordingly, the Compensation Committee reserves the right to approve as it deems appropriate and in the best interests of Covista compensation arrangements for executive officers that are not fully deductible.

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Compensation Risk Analysis

The Compensation Committee, with the assistance of Aon as its consultant, conducted an annual assessment of our compensation program to ensure it does not encourage unnecessary or excessive risk taking that could have an adverse effect on Covista.

The risk assessment covered all compensation programs, including those in which our top executives and NEOs participate.

Through this process, the Compensation Committee concluded that Covista compensation programs do not encourage behaviors that could create material risk to the organization. More specifically, the Compensation Committee concluded that:

1	Covista’s compensation programs are well-designed to encourage behaviors aligned with the long-term interests of shareholders and to align pay with organizational and individual performance.

2

There is appropriate balance in the executive compensation program structure to mitigate compensation-related risk with fixed and variable pay, cash and equity, corporate and business unit goals, financial and non-financial goals, and formulas and discretion.

3

The Compensation Committee has approved policies to mitigate compensation risk, including robust stock ownership guidelines, insider-trading prohibitions, hedging and pledging prohibitions, capped awards and clawbacks.

4	Additionally, the Compensation Committee exercises an appropriate level of independent oversight into compensation decisions and related risk.

Prohibition on Hedging and Pledging

Our insider Trading Policy, which governs trading in our securities by our directors, officers and employees, and is designed to promote compliance with insider trading laws, rules, and regulations, and applicable exchange listing standards, also prohibits employees and directors from engaging in any transaction that is designed to hedge or offset any decrease in the market value of equity securities issued by Covista. In addition, except as expressly approved by our general counsel, employees and directors may not hold Covista securities in a margin account or pledge Covista securities as collateral for a loan. None of our executive officers or directors have requested approval to hold Covista securities in a margin account or to pledge Covista securities.

Section 6: Compensation Committee Report

The Compensation Committee of the Board hereby furnishes the following report to the shareholders of Covista in accordance with rules adopted by the SEC. The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis set forth in this Proxy Statement with Covista’s management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

This report is submitted on behalf of the members of the Compensation Committee:

Michael W. Malafronte, Chair	William W. Burke	Liam Krehbiel	Sharon L. O’Keefe

The Compensation Committee Report set forth above does not constitute soliciting materials and should not be deemed incorporated by reference into any other Covista filing under the Securities Act or the Exchange Act, except to the extent that Covista specifically incorporates the Compensation Committee Report by reference.

76 2026 Proxy Statement	Covista Inc.

Executive Compensation Tables

2026 Summary Compensation Table

This table shows the compensation of each of our NEOs for fiscal years ended June 30, 2026, 2025, and 2024.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)	($)(4)	($)(5)	($)
Stephen W. Beard	2026	1,000,000	—	15,999,916	—	1,810,078	206,424	19,016,418
Chairman and	2025	1,000,000	—	13,999,529	—	1,905,625	339,834	17,244,988
Chief Executive Officer	2024	987,385	—	10,499,903	—	2,666,563	148,730	14,302,581
Robert J. Phelan	2026	555,077	—	1,375,121	—	514,662	25,425	2,470,285
Senior Vice President and	2025	540,268	—	948,817	—	501,696	24,546	2,015,327
Chief Financial Officer	2024	497,885	—	1,429,261	—	807,719	22,408	2,757,273
Douglas G. Beck	2026	540,972	—	669,981	—	482,785	79,127	1,772,865
Senior Vice President, General Counsel,	2025	535,806	—	536,406	—	457,428	122,207	1,651,847
Corporate Secretary and Institutional Support Services	2024	534,190	—	786,100	—	864,093	81,213	2,265,596
Michael Betz	2026	696,923	—	1,799,949	—	958,649	121,129	3,576,650
Chief Growth & Innovation Officer and	2025	648,092	250,000	689,150	—	896,610	111,049	2,594,901
President, Walden University	2024	549,139	—	950,358	—	1,151,440	34,456	2,685,393
Scott Liles	2026	542,346	—	843,747	—	665,353	58,678	2,110,124
President	2025	537,500	—	671,180	—	376,212	34,806	1,619,698
Medical & Veterinary
(1)	This column shows the salaries paid by Covista to its NEOs in fiscal years 2026, 2025, and 2024. The following NEOs have elected to defer a portion of their salaries under the Nonqualified Deferred Compensation Plan: Mr. Beard ($290,562 for 2026, $420,502.55 for 2025, and $169,322 for 2024); Mr. Beck ($78,201 for 2026, $120,693 for 2025, and $56,228 for 2024); Mr. Betz ($235,076 for 2026, $215,483 for 2025 and $16,524 for 2024); and Mr. Liles ($361,354 for 2026). Amounts shown are inclusive of these deferrals. The base salaries shown in 2026, 2025 and 2024 reflect 26 pay periods.
(2)	This column includes the $250,000 sign-on bonus paid to Mr. Betz in FY25 for taking on the increased responsibilities and new role as Chief Digital Officer.
(3)	The amounts reported in the Stock Awards column represents the grant date fair value of awards of both RSUs and PSUs, which is an estimated value computed in accordance with FASB ASC Topic 718. The assumptions used for fiscal years 2026, 2025, and 2024 calculations can be found at Note 15: Stock-Based Compensation to our audited financial statements in Covista’s Annual Report on Form 10-K for the years ended June 30, 2026 and 2025, and Note 18: Stock-Based Compensation to our audited financial statements in Covista’s Annual Report on Form 10-K for the year ended June 30, 2024. The grant date fair values of the PSUs are based on the probable outcome of the performance conditions to which the PSUs are subject, and the shares the recipient would receive under such outcome. The 2026 Grants of Plan-Based Awards shows the values of PSU awards, assuming that the highest levels of the performance conditions are achieved. The grant date fair value of the 2026 annual PSUs is $96.86. The grant date fair value of the PSU awards assuming achievement of maximum performance would be: Mr. Beard – $31,999,832; Mr. Phelan – $1,925,189; Mr. Beck – $937,992; Mr. Betz – $2,519,910; and Mr. Liles – $1,181,305.
(4)	The MIP compensation reported in this column was earned in fiscal years 2026, 2025, and 2024 and paid in fiscal years 2027, 2026, and 2025, respectively, based upon the MIP guidelines. Mr. Beard has elected to defer a portion of his MIP compensation under the Nonqualified Deferred Compensation Plan ($181,008), Mr. Beck ($48,278), Mr. Betz ($191,730), and Mr. Liles ($644,575). In addition to the MIP shown in this column, Mr. Phelan, Mr. Beck, and Mr. Betz each received $160,000 in FY24, related to the value capture bonus.
(5)	The amounts indicated in the “all other compensation” column for 2026 include the following:
●	Matching contributions credited under the Retirement Plan for Mr. Beard ($21,000); Mr. Phelan ($22,110.52); Mr. Beck ($21,310); Mr. Betz ($15,854); and Mr. Liles ($21,291).
●	Company contributions credited under the Nonqualified Deferred Compensation Plan for Mr. Beard ($164,472; Mr. Beck ($40,499); Mr. Betz ($89,658); and Mr. Liles ($33,823).
●	Group life insurance premiums paid by Covista for Mr. Beard ($1,242); Mr. Phelan ($2,934); Mr. Beck ($2,322); Mr. Betz ($1,242); and Mr. Liles ($2,943).
●	Personal financial planning services for Mr. Beard ($19,170); Mr. Beck ($14,375); and Mr. Betz ($14,375).

Covista Inc.	2026 Proxy Statement 77

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Employment Agreements with Chief Executive Officer and Other Named Executive Officers

Covista has entered into employment agreements with each of its NEOs, which are described on pages 73-74 under the caption “Employment Agreements.”

2026 Grants Of Plan-Based Awards

This table sets forth information regarding non-equity incentive plan awards and equity incentive plan awards granted to the NEOs in FY26.

	Estimated Future Payouts			Estimated Future Payouts			All Other
	Under Non-Equity Incentive			Under Equity Incentive			Stock
	Plan Awards(1)			Plan Awards(5)			Awards:	Grant
							Number of	Date Fair
							Shares of	Value of
							Stock or	Stock
Name /	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Grant Date	($)(2)	($)(3)	($)(4)	(#)	(#)	(#)	(#)	($)(6)
Stephen W. Beard
	—	1,250,000	3,125,000
11/12/2025				82,593	165,186	330,372		15,999,916
11/12/2025							—	—
Robert J. Phelan
	—	444,267	1,110,668
11/12/2025				4,969	9,938	19,876		962,594
11/12/2025							4,259	412,527
Douglas G. Beck
	—	378,864	947,160
11/12/2025				2,421	4,842	9,684		468,996
11/12/2025							2,075	200,985
Michael Betz
	—	596,863	1,492,158
11/12/2025				6,504	13,008	26,016		1,259,954
11/12/2025							5,575	539,995
Scott Liles
	—	406,944	1,017,360
11/12/2025				3,049	6,098	12,196		590,652
11/12/2025							2,613	253,095
(1)	Payouts under the MIP were based on performance in FY26. Therefore, the information in the “Threshold,” “Target,” and “Maximum” columns reflect the range of potential payouts when the performance goals were set on August 19, 2025. The amounts actually paid under the MIP for FY26 appear in the “Non-Equity Incentive Plan Compensation” column of the 2026 Summary Compensation Table.
(2)	Pursuant to the MIP, performance below a performance goal threshold will result in no payment with respect to that performance goal.
(3)	The amount shown in this column represents the target incentive payment under the MIP, which is calculated as a set percentage of base salary.
(4)	Pursuant to the MIP, the amount shown in this column represents the maximum incentive payment, 250% of the target.
(5)	PSUs were granted under the 2013 Incentive Plan. The PSUs granted on November 12, 2025 were the regular annual PSUs based on the performance period fiscal year 2026 through fiscal year 2028. The awards consist of 50% with a target based on revenue growth over a period of three fiscal years and 50% with a target based on adjusted EBITDA margin. PSUs will pay out 0% for below threshold performance, and between 50% of target payout for threshold performance and 200% of target for achieving maximum performance or above. Straight-line interpolation will be used to determine achievement between threshold and target.
(6)	This column shows the grant date fair value of RSUs and PSUs (assuming payout at target value) granted on November 12, 2025 in FY26, computed in accordance with FASB ASC Topic 718, which was $96.86 for RSUs and annual PSUs.

78 2026 Proxy Statement	Covista Inc.

Executive Compensation Tables

2026 Outstanding Equity Awards At Fiscal Year-End

This table sets forth information for each NEO with respect to stock options, RSUs, and PSUs held by the NEOs as of June 30, 2026.

	Option Awards				Stock Awards
								Equity
								Incentive
							Equity	Plan
							Incentive	Awards:
							Plan	Market or
							Awards:	Payout
						Market	Number of	Value of
	Number of	Number of			Number of	Value of	Unearned	Unearned
	Securities	Securities			Shares or	Shares or	Shares,	Shares,
	Underlying	Underlying			Units of	Units of	Units or	Units or
	Unexercised	Unexercised	Option		Stock That	Stock That	Other Rights	Other Rights
	Options	Options	Exercise	Option	Have Not	Have Not	That Have	That Have
	Exercisable	Unexercisable	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	(#)	(#)	($)	Date	(#)(1)	($)(2)	(#)(3)	($)(4)
Stephen W. Beard	15,475	—	49.05	8/22/2028
	21,550	—	43.39	8/28/2029
	37,725	—	32.03	8/26/2030
	73,375	—	37.79	9/8/2031
					63,271	7,887,363	334,586	41,709,491
Robert J. Phelan	3,900	—	32.03	8/26/2030
	2,625	—	36.46	8/25/2031
					9,960	1,241,614	26,358	3,285,788
Douglas G. Beck	8,275	—	36.46	8/25/2031
					5,399	673,039	14,482	1,805,326
Michael Betz
					9,716	1,211,197	24,928	3,107,524
Scott Liles
					5,704	711,061	10,578	1,318,653

(1) The table below details the vesting schedule for RSUs, which vest 33% on each of the first three anniversaries of the date of grant. In addition to the annual grant, Mr. Liles received a RSU grant on April 15, 2024, as part of an initial sign-on award granted upon his appointment as President, Medical & Veterinary, which vests 33% on each of the first, second, and third anniversaries of the date of grant.

		Number of RSUs Vesting
Name	Grant Date	Year 1	Year 2	Year 3	Total
Stephen W. Beard	8/23/2023	—	—	21,717	21,717
Stephen W. Beard	11/13/2024	—	20,777	20,777	41,554
Robert J. Phelan	8/23/2023	—	—	2,887	2,887
Robert J. Phelan	11/13/2024	—	1,407	1,407	2,814
Robert J. Phelan	11/12/2025	1,419	1,420	1,420	4,259
Douglas G. Beck	8/23/2023	—	—	1,730	1,730
Douglas G. Beck	11/13/2024	—	797	797	1,594
Douglas G. Beck	11/12/2025	691	692	692	2,075
Michael Betz	8/23/2023	—	—	2,094	2,094
Michael Betz	11/13/2024	—	1,023	1,024	2,047
Michael Betz	11/12/2025	1,858	1,858	1,859	5,575
Scott Liles	4/15/2024	—	—	1,097	1,097
Scott Liles	11/13/2024	—	997	997	1,994
Scott Liles	11/12/2025	871	871	871	2,613

(2) Represents the value derived by multiplying the number of shares of Common Stock covered by RSUs granted by $124.66 (the closing market price of Covista’s Common Stock on June 30, 2026).

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(3) The table below details the vesting schedule for PSUs. In general, PSUs vest following the completion of the applicable three-year performance period.

		Vesting	Number of
Name	Grant Date	Date	PSUs Vesting
Stephen W. Beard	11/8/2023	8/23/2026	75,920
Stephen W. Beard	11/13/2024	11/13/2027	93,480
Stephen W. Beard	11/12/2025	8/23/2028	165,186
Robert J. Phelan	11/8/2023	8/23/2026	10,080
Robert J. Phelan	11/13/2024	11/13/2027	6,340
Robert J. Phelan	11/12/2025	8/23/2028	9,938
Douglas G. Beck	11/8/2023	8/23/2026	6,060
Douglas G. Beck	11/13/2024	11/13/2027	3,580
Douglas G. Beck	11/12/2025	8/23/2028	4,842
Michael Betz	11/8/2023	8/23/2026	7,320
Michael Betz	11/13/2024	11/13/2027	4,600
Michael Betz	11/12/2025	8/23/2028	13,008
Scott Liles	11/13/2024	11/13/2027	4,480
Scott Liles	11/12/2025	8/23/2028	6,098
(1)
(4)	Represents the value derived by multiplying the number of shares of Common Stock covered by the PSUs by $124.66 (the closing market price of Covista’s Common Stock on June 30, 2026). The value provided assumes a PSU payout at target value.

2026 Options Exercises And Stock Vested

This table provides information for the NEOs concerning stock options that were exercised and RSUs and PSUs that vested during FY26.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
Stephen W. Beard	—	—	363,468	48,263,096
Robert J. Phelan	—	—	52,458	6,874,756
Douglas G. Beck	—	—	25,673	3,432,588
Michael Betz	—	—	27,660	3,691,273
Scott Liles	—	—	8,937	1,142,395
(1)	Value Realized on Vesting. For Mr. Beard, this amount represents RSUs granted in August 2022 and August 2023, that vested in August 2025; RSUs granted in September 2021 that vested in September 2025; RSUs granted in November 2024 that vested in November 2025; PSUs granted in November 2022 and August 2023 that vested in August 2025. For Mr. Phelan, this amount represents RSUs granted in August 2021, August 2022, and August 2023 that vested in August 2025; RSUs granted in November 2021 and November 2024 that vested in November 2025; and PSUs granted in November 2022 and August 2023 that vested in August 2025. For Mr. Beck, this amount represents RSUs granted in August 2021, August 2022, and August 2023 that vested in August 2025; RSUs granted in November 2024 that vested in November 2025; and PSUs granted in November 2022 and August 2023 that vested in August 2025. For Mr. Betz this amount represents RSUs granted in August 2022 and August 2023 that vested in August 2025; RSUs that were granted in November 2024 that vested in November 2025; and PSUs that were granted in November 2022 and August 2023 that vested in August 2025. For Mr. Liles, this amount represents RSUs granted in April 2024 that vested in April 2025; RSUs granted in November 2024 that vested in November 2025; and PSUs granted in April 2024 that vested in August 2025.

80 2026 Proxy Statement	Covista Inc.

Executive Compensation Tables

2026 Nonqualified Deferred Compensation

This table sets forth information about activity for NEOs in our Nonqualified Deferred Compensation Plan during FY26.

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Balance at
	in Last	in Last	in Last	Last Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Year End
Name	($)(1)	($)(2)	($)(3)	($)(4)
Stephen W. Beard	290,562	164,472	69,527	2,025,144
Robert J. Phelan	—	—	—	—
Douglas G. Beck	78,201	40,499	79,035	574,327
Michael Betz	235,076	89,658	40,414	698,905
Scott Liles	361,354	33,823	52,324	447,501
(1)	Executive Contributions in Last Fiscal Year. The amount of executive contributions made by each NEO and reported in this column is included in each NEO’s compensation reported on the 2026 Summary Compensation Table, either in the “Salary” or “Non-Equity Incentive Plan Compensation” column. See footnotes 1 and 5 of the 2026 Summary Compensation Table for specific deferrals made by each NEO.
(2)	Registrant Contributions in Last Fiscal Year. The amount of Covista contributions made and reported in this column is included in each NEO’s compensation reported on the 2026 Summary Compensation Table in the “All Other Compensation” column.
(3)	Aggregate Earnings in Last Fiscal Year. These amounts represent the earnings in the Nonqualified Deferred Compensation Plan for FY26. These amounts are not reported in the 2026 Summary Compensation Table.
(4)	Aggregate Balance at Last Fiscal Year End. The aggregate balance as of June 30, 2026 reported in this column for each NEO reflects amounts that either are currently reported or were previously reported as compensation in the 2026 Summary Compensation Table for current or prior years, except for the aggregate earnings on deferred compensation.

Covista Inc.	2026 Proxy Statement 81

Executive Compensation Tables

Nonqualified Deferred Compensation Plan

The Nonqualified Deferred Compensation Plan covers directors and selected key employees approved for participation by the Compensation Committee. All of the NEOs are eligible to participate in the Nonqualified Deferred Compensation Plan. Under the Nonqualified Deferred Compensation Plan as it applies to employees, participants may make an advance election to defer up to 50% of salary and up to 100% of MIP compensation until termination of service with Covista or certain other specified dates. Covista credits matching contributions to participants’ accounts under the Nonqualified Deferred Compensation Plan to the extent they have elected to defer the maximum amount under Covista’s Retirement Plan, and their matching contributions to the Retirement Plan are limited by applicable Code provisions. Covista may also credit participants’ accounts with discretionary contributions. Participants are fully vested in their own deferral and matching contributions, plus earnings, and will vest in discretionary contributions, if any, as determined by the Compensation Committee. Participants may elect to have their Nonqualified Deferred Compensation Plan accounts credited with earnings based on various investment choices made available by the Compensation Committee for this purpose. Participants may elect to have account balances paid in a lump sum or in installments. Distributions are generally made or commence in January of the year following termination of employment (but not earlier than six months after termination) or January of the year in which the specified payment date occurs. In the event of death before benefits commence, participants’ accounts will be paid to their beneficiaries in a lump sum.

2026 Potential Payments Upon Termination Or Change-In-Control

Covista provides benefits to the NEOs upon termination of employment from Covista in specific circumstances. These benefits are in addition to the benefits to which these NEOs would be generally entitled upon a termination of employment (i.e., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). In addition, Covista’s equity compensation plans and the stock award agreements used to implement them provide for accelerated vesting of outstanding stock awards in the event of a change-in-control of Covista, only in the event (a) Covista (or its successor) ceases to be publicly traded, (b) the successor to Covista fails to assume outstanding awards or to issue new awards in replacement of outstanding awards, or (c) if the participant is terminated without cause or resigns for good reason within two years following the change-in-control.

Employment Agreements

Mr. Beard

Covista entered into an employment agreement with Mr. Beard effective as of his September 8, 2021 appointment as President and CEO. The employment agreement provides, among other things, that if his employment is terminated by Covista without “cause” or by Mr. Beard with “good reason,” and if he executes a release of claims, he will be entitled to a lump sum payment equal to 12 months of base salary and a prorated MIP award based on actual performance for the fiscal year and paid in a lump sum at the same time MIP awards are paid to other employees.

If such termination of employment occurs within 12 months of a “change-in-control,” and he executes a release of claims, he will be entitled to (i) a lump sum payment equal to two times base salary and the average of the MIP award paid to him for the prior two fiscal years; and (ii) accelerated vesting of all outstanding stock options.

Other NEOs

During FY25, Covista was party to similar employment arrangements with each of the other NEOs: Mr. Phelan, Mr. Beck, Mr. Betz, and Mr. Liles. These employment agreements provide, among other things, that if the NEO’s employment with Covista is terminated by Covista without “cause” or by the NEO with “good reason,” and the NEO executes a release of claims, then the NEO will be entitled to the following benefits:

●	One times the sum of their base salary plus target MIP award, payable in 12 equal monthly payments for Mr. Phelan, Mr. Betz, and Mr. Liles, and one and one-half times the sum of their base salary plus target MIP award, payable in 18 equal monthly payments for Mr. Beck;
●	For all NEOs except for Mr. Betz, a pro-rated MIP award (if employed for at least six months in the fiscal year during which termination occurs) based on actual performance for the relevant fiscal year, paid in a lump sum at the time MIP awards are paid to other employees;
●	12 months of continued health benefit plan coverage for Mr. Phelan, Mr. Betz, and Mr. Liles, and 18 months for Mr. Beck;

82 2026 Proxy Statement	Covista Inc.

Executive Compensation Tables

●	Access to a senior executive level outplacement program for 6 months for Mr. Phelan, Mr. Betz, and Mr. Liles and 9 months for Mr. Beck.

In addition, the employment arrangements provide that if such termination occurs within 12 months of a “change-in-control”, and the NEO executes a release of claims, then the NEO will be entitled to the following benefits:

●	One and one-half times the sum of their base salary plus target MIP award, payable in 18 equal monthly payments for Mr. Phelan and Mr. Liles; 12 equal monthly payments for Mr. Betz; and two times the sum of his base salary plus target MIP award, payable in 24 equal monthly payments for Mr. Beck;
●	For all NEOs except for Mr. Betz, a pro-rated MIP award (if employed for at least six months in the fiscal year during which termination occurs) based on actual performance for the relevant fiscal year, paid in a lump sum at the time MIP awards are paid to other employees;
●	18 months of continued health benefit plan coverage for Mr. Phelan, Mr. Betz and Mr. Liles, and 24 months for Mr. Beck at active employee rates following the termination date; and
●	Access to a senior executive level outplacement program for 9 months for Mr. Phelan, Mr. Betz, and Mr. Liles, and 12 months for Mr. Beck.

For purposes of all employment agreements:

●	“cause” means (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, fraud, illegal drug use, or breach of fiduciary duty, (ii) willful failure to perform duties as reasonably directed by the CEO, (iii) the NEO’s gross negligence or willful misconduct with respect to the performance of the NEO’s duties under the employment agreement, (iv) obtaining any personal profit not fully disclosed to and approved by Covista’s Board in connection with any transaction entered into by, or on behalf of, Covista, or (v) any other material breach of the employment agreement or any other agreement between the NEO and Covista;
●	“change-in-control” shall have the meaning set forth in the 2013 Incentive Plan; and
●	“good reason” means, without the NEO’s consent, (i) material diminution in title, duties, responsibilities or authority, (ii) reduction of base salary, MIP target, or employee benefits except for across-the-board changes for executives at the NEO’s level, (iii) exclusion from executive benefit/compensation plans, (iv) material breach of the employment agreement that Covista has not cured within 30 days after the NEO has provided Covista notice of the material breach which shall be given within 60 days of the NEO’s knowledge of the occurrence of the material breach, or (v) resignation in compliance with securities, corporate governance, or other applicable law (such as the US Sarbanes-Oxley Act) as specifically applicable to the NEO. For Mr. Beard, the definition of “good reason” also includes, without his consent, requiring him to relocate to an employment location more than 50 miles from his current employment location.

Equity Award Plans

The equity award agreements under which options, RSUs, and PSUs are held by employees, including the NEOs, provide for the immediate vesting of unvested options and RSUs and of PSUs at the target levels in the event of a change-in-control of Covista, only in the event (a) Covista (or its successor) ceases to be publicly traded, (b) the successor to Covista fails to assume outstanding awards or to issue new awards in replacement of outstanding awards, or (c) if the participant is terminated without cause or resigns for good reason within two years following the change-in-control.

The provisions of the equity award agreements under which options, RSUs, and PSUs were granted to employees, including the NEOs, provide the following:

●	If the participant’s employment is terminated due to death or disability (as defined in the agreement), options will become fully vested and exercisable for the remaining term of the option, RSUs will fully vest, and PSUs will continue to vest in accordance with their terms.
●	If the participant’s employment terminates due to mutual agreement, the participant will be credited with one additional year of service for the purpose of determining vesting of options, RSUs, and PSUs. The participant’s options will remain exercisable until the earlier of one year from termination or the expiration of the term of the option. PSUs that vest following a termination will be paid out when paid out to other PSU recipients.
●	For awards granted prior to September 2024,if the participant’s employment terminates due to retirement, options will continue to vest and be exercisable, and RSUs and PSUs will continue to vest in accordance with their respective terms. Retirement means the participant’s termination without cause after age 55 when the sum of his or her age and full years of service equals or exceeds 65. For awards granted in September 2024 and later, the definition of retirement was revised to require the participant to give notice of retirement no later

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than November 15th of the calendar year prior to the calendar year of retirement, in addition to meeting the noted age and service requirements.

In August 2017, the Board adopted double-trigger vesting of equity awards as part of the 2013 Incentive Plan. In November 2017, Covista’s shareholders approved the Fourth Amended 2013 Incentive Plan. As a result, vesting of equity awards granted since November 2017 (the “Awards”) will accelerate upon a change-in-control only in the event Covista (or its successor) ceases to be publicly traded, or the successor to Covista fails to assume outstanding Awards or to issue new awards in replacement of outstanding Awards. Under the double-trigger vesting rules, Awards will vest if a participant is terminated without cause or resigns for good reason within two years following a change-in-control.

2026 Potential Severance Payments

The tables set forth below quantify the additional benefits as described above that would be paid to each NEO under the following termination of employment or change-in-control events, had such an event occurred on June 30, 2026.

Termination of Employment — No Change-in-Control(1)

	Stephen W.	Robert J.	Douglas G.	Michael	Scott
Payment Type	Beard	Phelan	Beck	Betz	Liles
Salary:	$1,000,000	561,000	820,500	750,000	548,000
MIP Target Amount:	$—	444,267	568,296	596,863	406,944
Pro-Rated MIP:	$1,810,078	514,662	482,785	—	665,353
Continued Health Coverage:	$35,226	23,484	34,182	23,484	22,188
Outplacement Services:	$—	10,000	15,000	10,000	10,000
TOTAL	$2,845,304	1,553,413	1,920,763	1,380,347	1,652,485

Termination of Employment Following A Change-In-Control(1)

	Stephen W.	Robert J.	Douglas G.	Michael	Scott
Payment Type	Beard	Phelan	Beck	Betz	Liles
Salary:	$2,000,000	841,500	1,094,000	1,125,000	822,000
MIP Target Amount:	$1,857,852	666,401	757,728	895,295	610,416
Pro-Rated MIP:	$—	514,662	482,785	—	665,353
Continued Health Coverage:	$—	35,226	45,576	35,226	33,282
Outplacement Services:	$—	15,000	20,000	15,000	15,000
Value of Vesting of RSUs and PSUs(2)	$94,049,862	9,268,721	5,070,047	7,508,396	3,694,424
TOTAL	$97,907,714	11,394,569	7,470,136	9,578,917	5,840,475
(1)	Termination of employment without cause or for good reason.
(2)	The value of the RSUs and PSUs is based on the closing market price of the Common Stock on June 30, 2026. PSUs vest at the target level.

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S- K, we are required to disclose the median of the annual total compensation of all our employees (except our CEO) and the ratio of the annual total compensation of our CEO as disclosed in the 2026 Summary Compensation Table, to the annual total compensation of our median employee.

For FY26, we identified the median employee by comparing the annual salary rate of pay for all individuals, excluding our CEO, who were employed by Covista on June 22, 2026 using information from our company payroll system. We included all full-time and part-time employees, including adjunct faculty and federal work-study student workers. Compensation was annualized for all employees who were hired by us in FY26 but did not work for us for the entire year. No annualization was applied to any adjunct faculty as permitted under the rules. FY26 annual total compensation for the median employee was calculated in the same manner as reflected in the 2026 Summary Compensation Table for our CEO.

Based on the methodology described above, we have determined that FY26 annual total compensation of our median employee was $46,196. The annual total compensation of our CEO for FY26 was $19,016,418. The ratio of our CEO’s FY26 annual total compensation to the FY26 annual total compensation of our median employee is 412:1.

84 2026 Proxy Statement	Covista Inc.

Executive Compensation Tables

This CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The CEO pay ratio reported by other companies may not be comparable to our CEO pay ratio reported above, because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices.

Pay Versus Performance

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and to our other non-PEO NEOs and certain financial performance of the Company. CAP, as determined under SEC requirements, does not reflect the actual amount of compensation earned, realized or received by our NEOs during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion & Analysis.

The pay versus performance disclosures include information for fiscal years ended June 30, 2026, 2025, 2024, 2023, and 2022.

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year	SCT Total for First PEO ($)(1)	SCT Total for Second PEO ($)(1)	CAP to First PEO ($)(2)	CAP to Second PEO ($)(2)	Average SCT Total for non-PEO NEOs ($)(1)	Average CAP to non-PEO NEOs ($)(2)	Covista Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)	Net Income ($ in thousands)	Company Selected Measure: Revenue Growth (4)
2026	n/a	19,016,418	n/a	27,987,277	2,482,481	3,062,252	350	226	251,566	9.3%
2025	n/a	17,244,988	n/a	72,122,898	1,970,444	5,924,521	357	205	237,065	12.9%
2024	n/a	14,302,581	n/a	30,032,741	2,390,184	4,074,936	191	157	136,777	9.2%
2023	n/a	8,054,094	n/a	8,409,990	1,699,688	1,762,437	96	111	93,358	5.0%
2022	6,276,069	9,204,332	6,757,452	8,973,854	1,851,310	1,867,071	101	105	310,991	53.7%
(1)	Lisa W. Wardell is the First PEO for each of the years shown. Stephen W. Beard is the Second PEO for each of the years shown. The following non-PEO NEOs are included in the average amounts shown:

2026: Robert J. Phelan, Douglas G. Beck, Michael Betz, Scott Liles

2025: Robert J. Phelan, Douglas G. Beck, Michael Betz, Scott Liles

2024: Robert J. Phelan, Douglas G. Beck, Michael Betz, Maurice Herrera

2023: Robert J. Phelan, Douglas G. Beck, Maurice Herrera, and Steven Tom

2022: Robert J. Phelan, Douglas G. Beck, John W. Danaher, and Maurice Herrera

(2)	The following tables show amounts deducted from and added to the SCT total to calculate CAP. The fair value of the equity awards was determined consistent with the methodology used to determine the grant date fair value of the awards, with values changing primarily due to the change in stock price and our performance on the metrics applicable to those awards.

First PEO SCT Total to CAP Reconciliation:

Fiscal Year	SCT Total for First PEO ($)	Less: SCT Total Equity (Stock Awards + Option Awards) ($)	Plus: Fair Value as of Fiscal Year-End of Stock and Option Awards Granted in Covered Year ($)	Plus: Fair Value as of Vest Date of Stock and Option Awards Granted and Vested in Covered Year ($)	Plus: Change in Fair Value of Outstanding and Unvested Stock and Option Awards From Prior Years ($)	Plus: Change in Fair Value of Stock and Option Awards From Prior Years that Vested in the Covered Year ($)	Less: Fair Value as of Prior Fiscal Year-End of Stock and Option Awards Forfeited during the Covered Year ($)	CAP to First PEO ($)
2026	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2025	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2024	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2023	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2022	6,276,069	(4,999,803)	5,167,325	—	190,398	123,463	—	6,757,452

Covista Inc.	2026 Proxy Statement 85

Executive Compensation Tables

Second PEO SCT Total to CAP Reconciliation:

Fiscal Year	SCT Total for Second PEO ($)	Less: SCT Total Equity (Stock Awards + Option Awards) ($)	Plus: Fair Value as of Fiscal Year-End of Stock and Option Awards Granted in Covered Year ($)	Plus: Fair Value as of Vest Date of Stock and Option Awards Granted and Vested in Covered Year ($)	Plus: Change in Fair Value of Outstanding and Unvested Stock and Option Awards From Prior Years ($)	Plus: Change in Fair Value of Stock and Option Awards From Prior Years that Vested in the Covered Year ($)	Less: Fair Value as of Prior Fiscal Year-End of Stock and Option Awards Forfeited during the Covered Year ($)	CAP to Second PEO ($)
2026	19,016,418	(15,999,916)	23,794,156	—	(974,789)	2,151,408	—	27,987,277
2025	17,244,988	(13,999,529)	31,717,166	—	36,720,645	439,628	—	72,122,898
2024	14,302,581	(10,499,903)	17,212,207	—	8,342,349	675,507	—	30,032,741
2023	8,054,094	(5,808,957)	6,417,116	—	(286,448)	34,185	—	8,409,990
2022	9,204,332	(8,019,699)	7,168,073	625,000	53,564	(57,416)	—	8,973,854

Non-PEO NEOs Average SCT Total to Average CAP Reconciliation:

Fiscal Year	Average SCT Total for non-PEO NEOs ($)	Less: SCT Total Equity (Stock Awards + Option Awards) ($)	Plus: Fair Value as of Fiscal Year-End of Stock and Option Awards Granted in Covered Year ($)	Plus: Fair Value as of Vest Date of Stock and Option Awards Granted and Vested in Covered Year ($)	Plus: Change in Fair Value of Outstanding and Unvested Stock and Option Awards From Prior Years ($)	Plus: Change in Fair Value of Stock and Option Awards From Prior Years that Vested in the Covered Year ($)	Less: Fair Value as of Prior Fiscal Year-End of Stock and Option Awards Forfeited during the Covered Year ($)	Average CAP to non-PEO NEOs ($)
2026	2,482,481	(1,172,200)	1,672,853	—	(60,485)	139,603	—	3,062,252
2025	1,970,444	(711,388)	1,611,686	—	2,850,775	203,005	—	5,924,521
2024	2,390,184	(986,649)	1,609,794	—	821,826	239,781	—	4,074,936
2023	1,699,688	(559,281)	617,862	—	(36,114)	40,282	—	1,762,437
2022	1,851,310	(1,047,505)	1,078,377	—	3,532	(18,643)	—	1,867,071

(3)	Covista Total Shareholder Return (“TSR”) and Peer Group TSR assume a respective investment of $100 on June 30, 2021 in common stock and also assumes the reinvestment of dividends. Additionally, the Peer Group is weighted by the market capitalization of each component company. The Peer Group consists of American Public Education, Inc. (APEI), Graham Holdings Company (GHC), Grand Canyon Education, Inc. (LOPE), Laureate Education, Inc. (LAUR), Perdoceo Education Corporation (formerly known as Career Education Corporation) (PRDO), and Strategic Education, Inc. (formerly known as Strayer Education, Inc.) (STRA). It is consistent with the Peer Group described in our Form 10-K for FY24.
(4)	Covista acquired Walden University on August 12, 2021 (during FY22) and the timing of the acquisition is impacting Covista’s revenue growth percentages in FY22 and 2023.

Most Important Financial Performance Measures

Included below are the most important metrics used to link CAP to our NEOs for FY26 and company performance.

●	Revenue Growth (which we selected as the “company selected measure” for purposes of the table set forth above
●	Revenue
●	Adjusted earnings per share
●	Adjusted EBITDA margin

Please see “Compensation Discussion & Analysis” for a description of our short-term and long-term executive compensation plans and our pay-for-performance philosophy, including more information on these performance measures and how they are taken into account in our executive compensation plans in determining compensation for our NEOs.

86 2026 Proxy Statement	Covista Inc.

Executive Compensation Tables

Relationship Between “Compensation Actually Paid” and Company Performance

Below are graphs showing the relationship between CAP to our First PEO, Second PEO, and the average of the CAP to our non-PEO NEOs in 2022, 2023, 2024, 2025, and 2026, and (1) Covista TSR, (2) our Net Income, and (3) our Revenue Growth. In addition, the first graph below compares our TSR and peer group TSR for the indicated years.

Covista's pay-for-performance philosophy for the CEO (Second PEO) is clearly exemplified via the CAP vs. TSR relationship, given that the overwhelming majority of Mr. Beard's compensation – including 100% of his equity grant in FY26 - was delivered through performance-based incentives whose value fluctuates with company performance and shareholder returns. From FY25 to FY26, Mr. Beard’s CAP dropped by more than 60% - from $72.1M to $28.0M - in conjunction with TSR that was 2% lower in FY26 vs. FY25.

Covista Inc.	2026 Proxy Statement 87

Executive Compensation Tables

The foregoing disclosures related to Pay Versus Performance shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any other Covista filing under the Securities Act or under the Exchange Act, except to the extent that Covista specifically incorporates the information by reference.

88 2026 Proxy Statement	Covista Inc.

Executive Compensation Tables

Equity Compensation Plan Information

Covista currently maintains two equity compensation plans: the Amended and Restated Incentive Plan of 2005 and the Fourth Amended 2013 Incentive Plan. Covista’s shareholders have approved each of these plans.

The following table summarizes information, as of June 30, 2026, relating to these equity compensation plans under which Covista’s Common Stock is authorized for issuance.

Number of securities
	Number of		remaining available for
	securities to be	Weighted-average	future issuance under
	issued upon exercise	exercise price	equity compensation
	of outstanding	of outstanding	plans (excluding
	options, awards,	options, awards,	securities reflected
	warrants and rights	warrants and rights	in column
Plan Category	(a)(1)	(b)	(a))(c)(2)
Equity compensation plans approved by security holders	1,348,985	$38.08	1,140,615
Equity compensation plans not approved by security holders	—	—	—
Total	1,348,985	$38.08	1,140,615
(1)	The number shown in column (a) is the number of shares that may be issued upon exercise of outstanding options and other equity awards granted under the Fourth Amended 2013 Incentive Plan.
(2)	The number shown in column (c) is the number of shares that may be issued upon exercise of options or stock appreciation rights and other equity awards granted in the future under the Fourth Amended 2013 Incentive Plan. All of the shares remaining available for the grant of future awards of options, awards, warrants, and rights are available under the Fourth Amended 2013 Incentive Plan.

Covista Inc.	2026 Proxy Statement 89

PROPOSAL NO. 4

Vote to Approve the Covista Inc. 2026 Equity Incentive Plan

What are shareholders being asked to approve?

Our Board of Directors is asking you to approve the Covista Inc. 2026 Equity Incentive Plan, a copy of which is attached as Appendix B to this Proxy Statement (the “2026 Plan”). On October 1, 2026, upon the recommendation of our Compensation Committee, the Board approved the 2026 Plan, subject to the approval of our shareholders at the Annual Meeting.

If approved by our shareholders, the 2026 Plan, which will reserve up to 2,100,000 shares of Covista common stock, will become effective on November 11, 2026 immediately following the Annual Meeting and will replace our Fourth Amended and Restated Incentive Plan of 2013 (as amended and restated from time to time, the “Prior Plan”). The material features of the 2026 Plan are summarized below. The summary is not a complete description of all provisions of the 2026 Plan and is subject to, and qualified in its entirety by, the provisions of the 2026 Plan.

No awards will be made under the 2026 Plan unless it is approved by our shareholders. If shareholders do not approve the 2026 Plan, the 2026 Plan will not go into effect; however, we may continue to grant awards under the Prior Plan through October 10, 2027, when our authority to make awards under the Prior Plan expires, subject to continued availability of shares of our common stock under the Prior Plan. The Prior Plan is the only equity incentive compensation plan under which we currently have authority to grant equity incentive awards. As of September 21, 2026, 1,047,614 shares of our common stock remained available for grant under the Prior Plan. As of that same date, there remained outstanding under the Prior Plan options to purchase 271,614 shares of our common stock, with a weighted average exercise price of $38.08 per share and weighted average expected remaining contractual life of approximately 4.19 years. In addition, 644,532 shares of our common stock remain subject to unvested full-value awards (e.g., RSUs, PSUs) outstanding under the Prior Plan. See “Equity Compensation Plan Information.” The closing price of a share of our common stock on the NYSE on September 21, 2026 was $125.79.

What will happen to the Prior Plan if shareholders approve this proposal?

If shareholders approve the 2026 Plan, no new awards will be granted under the Prior Plan after the Annual Meeting. Awards previously granted under the Prior Plan will remain outstanding in accordance with their terms, but none of the remaining shares of common stock authorized under the Prior Plan will be transferred to or used under the 2026 Plan; however, the number of shares available for awards under the 2026 Plan will be increased by the number of shares underlying any awards that have been made under the Prior Plan that subsequently are forfeited or cancelled.

We may continue to grant awards under the Prior Plan prior to the Annual Meeting. We anticipate granting restricted stock units under the Prior Plan on November 11, 2026 to each of our non-employee Board members (subject to forfeiture if the vesting requirements are not met, including upon the Board’s acceptance of a resignation after a failure to be re-elected at the Annual Meeting) with an estimated value of  $150,000 per non-employee director, with the number of units determined based on the closing market price of a share of Covista’s common stock on November 11, 2026. Accordingly, the number of units anticipated to be granted to each non-employee director currently cannot be determined. Consistent with historical practice, we may also grant awards for new hires and promotions under the Prior Plan prior to the Annual Meeting. Any awards granted between September 21, 2026 and the Annual Meeting shall reduce the number of shares reserved under the 2026 Plan.

Why should shareholders approve this proposal?

Our Board believes the 2026 Plan is important to our long-term success and continued growth. The 2026 Plan is designed to attract and retain non-employee directors, management and other key personnel, to motivate management personnel to achieve long-range goals, and to further align the interests of participants in the 2026 Plan with those of our shareholders. As a replacement for the Prior Plan, we believe the reservation of shares of our common stock for issuance under the 2026 Plan is necessary for Covista to continue to offer competitive compensation programs that emphasize pay-for-performance and place a significant percentage of executive compensation “at risk.”

90 2026 Proxy Statement	Covista Inc.

Proposal No. 4 Vote to Approve the Covista Inc. 2026 Equity Incentive Plan

The 2026 Plan includes two key features that were not contained in the Prior Plan that we believe reflect best practices and will be of particular interest to our shareholders:

●	Limits on Dividends and Dividend Equivalents: The 2026 Plan prohibits the payment of dividends or dividend equivalents on stock options and SARs as well as any other award that is unvested or is unearned. Any dividends or dividend equivalents in connection with any award subject to vesting or any restricted stock unit may only be paid to the extent the underlying award is vested and/or earned.
●	Annual Limits on Awards to Non-employee Directors: Except in exceptional circumstances (e.g., service on a special committee; chairing a committee; acting as lead director), the 2026 Plan limits the sum of: (i) any cash compensation paid, and (ii) the grant date fair value of awards granted under the 2026 Plan to a non-employee director in any fiscal year to $750,000.

As discussed further in “Compensation Discussion and Analysis,” equity awards are a fundamental component of our executive compensation program and an integral part of our pay-for-performance philosophy, and awards under the 2026 Plan will be intended to promote the long-term financial interests of Covista and our shareholders and to align management’s interests with those of our shareholders. Equity awards also comprise a significant portion of our non-employee director compensation program as discussed further under “Director Compensation” in this Proxy Statement.

The Board and the Compensation Committee are mindful of their responsibility to shareholders in granting equity-based awards. The Company, through its Compensation Committee, believes that it has prudently managed awards under the Prior Plan and has not requested shareholder approval for the issuance of additional shares of our common stock pursuant to equity compensation plans since 2017.

The Compensation Committee believes that adoption of the 2026 Plan is necessary to ensure that a sufficient number of shares of common stock will be available to fund our compensation programs for the next several years. We believe that the number of shares of our common stock proposed to be reserved under the 2026 Plan would provide us with the opportunity to continue granting equity-based compensation at appropriate levels for approximately four (4) years before we would need to seek shareholder approval of more shares.

When considering the number of additional shares proposed to be made available for grant under the 2026 Plan, the Compensation Committee reviewed, among other things, the potential dilution to our shareholders as measured by the “burn rate.” The following table provides data on our annual share usage under the Prior Plan for the last three full fiscal years, the “burn rate” (as defined) for each of the last three fiscal years, and the average burn rate over the last three fiscal years. The burn rate is equal to: (i) the sum of all options, time-based full value awards, and performance-based awards earned in such year, divided by (ii) the weighted average number of shares of common stock outstanding at the end of such year.

Fiscal Year	Options Granted	Time-Based Full Value Awards Granted	Performance- Based Awards Granted	Performance- Based Awards Earned	Total Awards(1)	Basic Weighted Average Shares Outstanding	Burn Rate
2026	0	161,423	451,668(2)	487,721	649,144	35,045,000	1.85%
2025	0	221,210	167,050	83,357	304,567	37,085,000	0.82%
2024	0	399,220	336,900(2)	126,918	526,138	39,413,000	1.33%
						Three-Year Average	1.33%

(1)	Total awards includes options granted, time-based full-value awards granted, and performance-awards earned.
(2)	Includes incremental PSUs granted based on achievement of metrics

What are some of the highlights of the 2026 Plan?

We believe that the 2026 Plan design reflects our commitment to sound compensation practices and effective management of equity compensation, promotes a strong alignment with shareholder interests and reflects sound corporate governance principles. In addition to the limitations on dividends and director compensation described above, the 2026 Plan includes the following features:

●	Independent Committee Administration – the 2026 Plan will be administered by an independent committee.

Covista Inc.	2026 Proxy Statement 91

Proposal No. 4 Vote to Approve the Covista Inc. 2026 Equity Incentive Plan

●	No Evergreen Provision – There is no provision in the 2026 Plan pursuant to which the shares authorized for issuance under the 2026 Plan are automatically replenished
●	No Liberal Share Recycling – Under the 2026 Plan, shares used to pay the exercise price of a stock option or stock appreciation right (a “SAR”) or to satisfy tax withholding obligations in connection with an award will not be added back to the aggregate plan limit. Also, shares repurchased by the company using stock option exercise proceeds will not be returned to the share pool. In addition, the gross number of shares associated with the exercise of a stock option or a SAR, and not just the net shares issued upon exercise, will count against the aggregate plan limit.
●	Minimum Vesting Requirement – Awards are generally subject to a minimum one-year vesting period except as to awards covering up to 5% of the shares reserved for issuance under the 2026 Plan, and awards, the vesting of which is accelerated as a result of a participant’s termination due to death, disability, retirement or qualifying termination following a change in control.
●	No Repricing of Stock Options or SARs – No repricing of stock options or stock appreciation rights (“SARs”) is permitted without prior shareholder approval.
●	No Discounted Stock Options or SARs – Stock options and SARs cannot be granted with an exercise price that is less than 100% of fair market value of the common stock on the date of grant.
●	Forfeitures, cancellations and recoupment – Certain awards (SARs and stock options) granted under the 2026 Plan are subject to forfeiture, cancellation and recoupment if an award holder is terminated for Cause or if an award holder voluntarily terminates his or her employment without Good Reason.
●	Clawbacks – Awards made under the 2026 Plan will be subject to forfeiture or recoupment as may be required by applicable law, regulation or stock exchange requirement or the terms of any clawback policy in effect at Covista from time to time. Currently, all executive officers are subject to the terms of our clawback policy.
●	Term of the 2026 Plan. No awards may be granted under the 2026 Plan more than ten years from the date of shareholder approval

How does the 2026 Plan work?

The following is a summary of the key terms of the 2026 Plan. This summary is qualified in its entirety by reference to the complete text of the 2026 Plan, which is attached as Appendix B to this Proxy Statement.

Administration

The 2026 Plan will be administered by the Compensation Committee, consisting of two or more members, all of whom are independent as well as “non-employee directors” within the meaning of Exchange Act Rule 16b-3, as may be appointed by the Board to administer the 2026 Plan. The Compensation Committee will exercise its authority with respect to the 2026 Plan in accordance with the Compensation Committee’s charter. The Compensation Committee may, except to the extent prohibited by applicable law or the listing standards of the applicable securities exchange, delegate all or any portion of its responsibilities and powers to one or more officers of the Company (or any affiliate). Any such allocation or delegation may be revoked by the Compensation Committee at any time. Any authority granted to the Compensation Committee may be exercised by the full Board. References to the Compensation Committee in this proposal include and, as appropriate, apply to any such subcommittee or individual to whom the Compensation Committee may delegate some of its authority under the 2026 Plan.

The Compensation Committee will determine the individuals to whom awards will be granted, the types of awards that will be given, the number of shares subject to an award and the other terms and conditions of an award.

The Compensation Committee may at any time provide that an award under the 2026 Plan will become immediately exercisable or vest in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be. The Company’s current practice is for award agreements to provide for double-trigger vesting upon a qualifying termination in connection with a change in control.

Shares Subject to the 2026 Plan

If the 2026 Plan is approved by shareholders, a total of 2,100,000 shares of common stock would be available for issuance under the 2026 Plan subject to certain adjustments set forth in the 2026 Plan. Any shares underlying awards outstanding under the Prior Plan that on or after the date of approval of the 2026 Plan by our shareholders expire or lapse or are forfeited or cancelled would also become available for grant under the 2026 Plan. Shares available for issuance under the 2026 Plan will consist of authorized but unissued shares of common stock or shares of common stock held as treasury shares.

92 2026 Proxy Statement	Covista Inc.

Proposal No. 4 Vote to Approve the Covista Inc. 2026 Equity Incentive Plan

Shares awarded that are reacquired by the Company as a result of forfeiture or termination, expiration or cancellation of an award will again be available for issuance under the 2026 Plan (on a one-to-one basis). However, shares that are used to pay the exercise price of an option or SAR, including through a net exercise or attestation, shares that are surrendered for payment of tax withholding obligations or shares that are repurchased by the Company using the proceeds from the exercise of an award shall be counted as issued under the 2026 Plan and will reduce the number of shares available for issuance. In addition, shares awarded or subject to delivery upon exercise of an SAR or RSU that may be settled only for cash under the 2026 Plan will not be counted as issued under the 2026 Plan and will not reduce the number of shares available for issuance.

Eligibility

Participation and the types of awards granted under the 2026 Plan are subject to the discretion of the Compensation Committee. Awards may be granted under the 2026 Plan to directors, officers, employees, consultants and advisors of the Company or any of its subsidiaries or affiliates, and prospective directors, officers, employees, consultants and advisors who have accepted offers of employment or consultancy from the Company or its subsidiaries or affiliates (collectively, “eligible individuals”), although incentive stock options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Internal Revenue Code of 1986 (the “Code”)). As of September 21, 2026, approximately 310 employees and eleven non-employee directors would be eligible to receive awards under the 2026 Plan, based on our historic compensation practices. While the number of potentially eligible consultants is not known with specificity, only one consultant received awards under the Prior Plan. No determination has been made as to the awards, if any, that will be granted to any individuals who would be eligible to participate in the future in the 2026 Plan. As a result, the benefits or amounts that will be received in the future by any participant or groups of participants if this proposal is approved are not currently determinable.

Non-Employee Director Award Limit

From time to time, our Board (or if delegated by the Board and allowed by law and by the exchange on which our common stock is listed, the Compensation Committee) establishes the form and amount of compensation for our non-employee directors in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it determines relevant. The sum of: (i) any cash compensation paid, and (ii) the grant date fair value of awards granted under the 2026 Plan to a non-employee director in any fiscal year, however, shall not exceed $750,000. Awards may be granted to non-employee directors in excess of such limit for any fiscal year in which a non-employee director (i) is initially appointed or elected to the Board, (ii) serves on a special committee of the Board, (iii) serves as the chair of a committee or (iv) serves as a lead director or chair of the Board. Additionally, fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director in his or her capacity as an advisor or consultant to the Company or as reimbursement of an expense will not count against this limit.

Types of Awards

The 2026 Plan authorizes grants of a variety of awards described below. The Compensation Committee determines the terms and conditions of each award at the time of grant, including whether payment of awards may be subject to the achievement of performance goals, consistent with the provisions of the 2026 Plan. The Compensation Committee may also provide for other terms of the award as set forth in the award agreement such as vesting or continued vesting of such award upon certain terminations of employment of the participant, including due to death, disability or retirement, or the occurrence of a change in control. Each award granted under the 2026 Plan shall be evidenced by an award agreement (whether in paper or electronic medium (including email or the posting on a web site that we maintain or maintained by a third party under contract with us)).

Stock Options

A stock option entitles the participant to purchase shares of the Company’s common stock at a stated exercise price. Stock options granted under the 2026 Plan may be nonqualified stock options or incentive stock options, although non-employee directors and consultants are not eligible to receive incentive stock options. Any of the total number of shares of common stock reserved for issuance under the 2026 Plan may be issued pursuant to the exercise of incentive stock options granted under the 2026 Plan. The number of shares subject to a stock option, the type of stock option (i.e., incentive stock option or nonqualified stock option), the exercise price of a stock option (which will be not less than the fair market value of a share on the date of grant) and the period of exercise (including upon termination of employment) will be determined by the Compensation Committee and set forth in an award agreement provided that no option will be exercisable more than 10 years after the date of grant. Options granted under the 2026 Plan will be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee approves, including conditions related to the employment of, or

Covista Inc.	2026 Proxy Statement 93

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provision of services by, a participant. The option price upon exercise may be paid to the Company in full: (i) in cash or by check; (ii) by cash equivalent approved by the Compensation Committee; (iii) by tendering previously acquired shares of Covista common stock having an aggregate fair market value at the time of exercise equal to the total exercise option price; (iv) by delivery of a notice of a net exercise; or (v) by any combination of the foregoing. Subject to applicable law, the Compensation Committee may also allow cashless exercise or exercise by any other means approved by the Compensation Committee. Holders of stock options will have no right to vote the shares underlying the stock options and no right to dividends or dividend equivalents on the underlying shares except after issuance of the shares upon exercise of the stock option, at which time, the holder will have the right to vote and receive future dividends on such shares.

SARs

SARs granted under the 2026 Plan entitle the participant to receive an amount payable in shares or cash, or both, as determined by the Compensation Committee, equal to the excess of the fair market value of a share on the day the SAR is exercised over the specified exercise price, which will not be less than the fair market value of a share on the grant date of the SAR. The exercise period of a SAR may not exceed ten (10) years. SARs may be granted in tandem with a related stock option or independently. The Compensation Committee will determine and set forth in an award agreement relating to the award the extent to which SARs are exercisable after termination of employment. The participant does not pay anything upon exercise of the SAR (except for required tax withholding). Holders of SARs will have no right to vote the shares underlying the SAR and no right to dividends or dividend equivalents on the underlying shares, except after issuance of shares, if any, in payment of the SAR upon exercise, at which time the holder will have the right to vote and receive future dividends on such shares.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares that vests over time and is subject to forfeiture in certain circumstances. Restricted stock awards may be made either alone, in addition to, or in tandem with other types of awards permitted under the 2026 Plan. The terms of restricted stock awards, including the restriction period and the extent to which the participant will have the right to receive unvested restricted stock following termination of employment or other events will be determined by the Compensation Committee and be set forth in an agreement relating to such award. Under the exceptions described above in “Minimum Vesting Requirements,” the Compensation Committee may grant awards of common stock that are not subject to vesting restrictions.

A restricted stock unit is an unsecured promise to receive a specified number of shares at specified times and is subject to restriction periods and other conditions as the Compensation Committee determines. A participant to whom restricted stock units are awarded has no right to vote the shares represented by the restricted stock units unless and until shares are actually delivered to the participant in settlement of the award.

No dividends or dividend equivalents may be paid in respect of unvested shares of restricted stock or an unvested restricted stock unit. To the extent determined by the Compensation Committee and set forth in an award agreement, dividends may be accrued and withheld in respect of shares of restricted stock or restricted stock units. Dividends, if any, that may have been withheld and are attributable to any restricted stock units or any particular share of restricted stock shall, to the extent set forth in the applicable award agreement, be distributed to the participant in cash or, at the sole discretion of the Compensation Committee, in common stock having a fair market value equal to the amount of such dividends, upon the vesting and/or release of restrictions on such share or unit and, if such share or unit is forfeited, the participant shall have no right to such dividends.

Stock Bonus Awards

Under the 2026 Plan, the Compensation Committee may issue unrestricted shares of common stock, or other awards denominated in shares of common stock to eligible persons, either alone or in tandem with other awards, in such amounts as the Compensation Committee shall from time to time determine in its sole discretion. Each stock bonus award so granted shall be subject to such conditions not inconsistent with the 2026 Plan as may be reflected in the applicable award agreement.

No dividends or dividend equivalents may be paid in respect of unvested stock bonus awards. To the extent determined by the Compensation Committee and set forth in an award agreement, dividends may be accrued and withheld in respect of shares underlying a stock bonus award. Dividends, if any, that may have been withheld and are attributable to any stock bonus awards shall, to the extent set forth in the applicable award agreement, be distributed to the participant in cash or, at the sole discretion of the Compensation Committee, in common stock having a fair market value equal to the amount of such dividends, upon the vesting and/or release of restrictions

94 2026 Proxy Statement	Covista Inc.

Proposal No. 4 Vote to Approve the Covista Inc. 2026 Equity Incentive Plan

on such stock bonus award and, if such stock bonus award is forfeited, the participant shall have no right to such dividends.

Performance Compensation Awards

Performance shares are awards granted in terms of a stated potential maximum number of shares with the actual number and value earned to be determined by reference to the satisfaction of performance criteria established by the Compensation Committee and may be payable in shares, cash or a combination of shares and cash. Such awards may be granted subject to any restrictions, in addition to performance conditions, deemed appropriate by the Compensation Committee.

No dividends or dividend equivalents may be paid in respect of unvested performance shares. To the extent determined by the Compensation Committee and set forth in an award agreement, dividends may be accrued and withheld in respect of performance shares. Dividends, if any, that may have been withheld and are attributable to any particular performance shares shall, to the extent set forth in the applicable award agreement, be distributed to the participant in cash or, at the sole discretion of the Compensation Committee, in common stock having a fair market value equal to the amount of such dividends, upon such performance shares being earned and vested and, if such performance shares are not earned, in whole or in part, and are forfeited, the participant shall have no right to such dividends that may have accrued with respect to the unearned (and forfeited) portion of the performance award.

Dividends and Dividend Equivalents

Award agreements for awards other than stock options or SARs may entitle the participant to dividends or dividend equivalents, payable in common stock or cash. No dividends or dividend equivalents, however, shall be paid in respect of an unvested share of Restricted Stock, an unvested Restricted Stock Unit or an unearned/unvested Stock Bonus Award or Performance Compensation Award. Under the 2026 Plan, however, to the extent applicable, any dividends or dividend equivalents that would have been paid on such unvested awards may instead be accrued and paid, but only if and when the underlying award vests and/or is earned.

Transferability

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the participant’s lifetime, awards are exercisable only by the participant. However, except with respect to incentive stock options, the Committee or the Board may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any transferee approved by the Board or the Committee in either of their sole discretion, or to any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member of the participant. Further, the Committee may adopt rules consistent with any award agreement that the Committee deems appropriate to preserve the purposes of the 2026 Plan including, as a condition to the approval of any transfer, delivery by the transferee to the Company of a written instrument in form and substance satisfactory to the Company confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

Termination of Employment or Service

Nothing contained in the 2026 Plan affects our right to terminate any participant’s employment or other service relationship at any time or for any reason nor gives any participant any right to be engaged by or retained in the service of the Company or any of its subsidiaries. The 2026 Plan does not constitute an inducement or consideration for the employment or service of any participant nor is it a contract between the Company or any of its subsidiaries and any participant. Unless otherwise provided in an Award Agreement: (i) the unvested portion of a stock option or an SAR expires upon termination of a participant’s employment or service, and the vested portion of such an award shall remain exercisable for (A) one year following termination of employment or service by reason of death or disability (as determined by the Committee), but not later than the expiration of the award or (B) 90 days following termination of employment or service for any reason other than death or disability, and other than such Participant’s termination of employment or service for “Cause” (as defined in the 2026 Plan), but not later than the expiration of the term of the award; and (ii) both the unvested and the vested portion of a stock option or an SAR expires upon the termination of a participant’s employment or service by the Company for Cause. Unless otherwise provided in an Award Agreement, the unvested portion of restricted stock and restricted stock units terminates and is deemed forfeited upon termination of a participant’s employment or service. The

Covista Inc.	2026 Proxy Statement 95

Proposal No. 4 Vote to Approve the Covista Inc. 2026 Equity Incentive Plan

Compensation Committee may provide for no, partial or full vesting in connection with the termination of a participant’s employment or service on such basis as it deems appropriate.

Adjustments for Changes in Capitalization; Change in Control

In the event of any dividend (other than ordinary cash dividends), stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, including a change in control, or any unusual or infrequently occurring event affecting the Company or any affiliate (any of the foregoing being an “adjustment event”), if the Compensation Committee, in its sole discretion, determines an adjustment is necessary or appropriate, the Compensation Committee may make any such adjustments in such manner as it deems equitable, including adjustments to: (i) the number and kinds of common stock or other securities of the Company that may be issued in respect of awards under the 2026 Plan; and (ii) the terms of any outstanding awards, including (a) the number and kind of shares or other securities of the Company subject to outstanding awards or (b) any applicable performance criteria.

In addition, except as may be otherwise provided in an award agreement, in connection with an adjustment event, the Compensation Committee may, in its sole discretion, provide for any one or more of the following: (i) substitution or assumption of awards; (ii) acceleration of vesting of, lapse of restrictions on or termination of, awards; (iii) modification of the terms of awards to add events, conditions or circumstances (including a qualifying termination within a specified period after a change in control) upon which the vesting of or lapse of restrictions thereon will accelerate; (iv) deeming any performance criteria applicable to an award to be satisfied at such performance level as the Compensation Committee may determine upon the occurrence of such event, or providing for the continuation of such performance criteria (as they may be adjusted by the Compensation Committee) after the occurrence of such event; (v) providing a period prior to a change in control determined by the Compensation Committee in its sole discretion, during which any options or SARs that would not otherwise become exercisable prior to the change in control will be exercisable as to all shares of common stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the change in control and if the change in control does not take place after giving such notice for any reason whatsoever, the exercise will be null and void) and that any options or SARs not exercised prior to the consummation of a change in control will terminate and be of no further force and effect as of the consummation of the change in control; and (vi) cancellation of outstanding awards and the payment of the value of such awards, if any, to holder of such awards, as determined by the Compensation Committee.

Repricing Prohibitions

The 2026 Plan prohibits the Board or the Compensation Committee, as applicable, from reducing the exercise price of outstanding options or SARs, canceling and exchanging or cashing out any underwater or out-of-the-money options or SARs or taking any other action that would constitute repricing under generally accepted accounting principles or applicable NYSE listing requirements without first receiving shareholder approval and except for adjustments pursuant to the adjustment provision noted above.

Minimum Vesting Period

Awards will not have a designated vesting period of less than one year, except for (i) awards granted with respect to a maximum of five percent (5%) of the shares authorized under the 2026 Plan, and (ii) awards, the vesting of which is accelerated as a result of a participant’s termination due to death, disability, retirement or qualifying termination following a change in control.

Clawback/Recoupment

Awards granted under the 2026 Plan will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with both the Company’s clawback policy as in effect from time to time and applicable law. In the event that any participant receives an amount in excess of that which he or she should otherwise have received under the terms of such award for any reason, he or she will generally be required to repay to the Company such excess amount.

Amendment of Awards

The Compensation Committee may amend the terms and conditions of any outstanding awards (including by substitution) subject to the limits on repricing and to the extent permitted by the terms of the 2026 Plan, except that a participant’s consent would be required to modify an outstanding award in a manner that adversely affects, other than in a de minimis manner, a participant (other than adjustments pursuant to a change in control or other adjustment event as discussed under “Adjustments for Changes in Capitalization; Change in Control” above and

96 2026 Proxy Statement	Covista Inc.

Proposal No. 4 Vote to Approve the Covista Inc. 2026 Equity Incentive Plan

changes made pursuant to Section 409A (or other provision of the Code)), unless such modification is provided for or contemplated in the terms of the award agreement or the 2026 Plan.

Termination of or Amendments to the 2026 Plan

Our Board may terminate, amend, modify or suspend the 2026 Plan in any respect without shareholder approval, unless the particular amendment or modification: (i) would increase the aggregate number of shares available for awards under the 2026 Plan, decrease the exercise price of outstanding stock options or SARs, or extend the term of the 2026 Plan; or (ii) requires shareholder approval under the Code, under the rules and regulations under Section 16 of the Exchange Act or of the exchange on which the Company’s common stock is then listed, by any regulatory body having jurisdiction with respect thereto, or pursuant to any other applicable laws, rules, or regulations. Further, participant consent is required for any termination, amendment or modification which would materially and adversely affect a participant with respect to any outstanding awards. Notwithstanding the foregoing, shareholder approval and participant consent would not be required for an amendment or modification in connection with a change in control or other adjustment event as discussed under “Adjustments for Changes in Capitalization; Change in Control” above, or as may be required to maintain the exemption under Rule 16b-3 under the Exchange Act, to not conflict with any provision of the Code, or to conform to local law requirements pertaining to, or obtain more favorable tax or other treatment for, participants who reside or work outside the United States.

Duration of 2026 Plan

Unless terminated sooner by the Board, the 2026 Plan will be of unlimited duration to facilitate administration of awards issued under the 2026 Plan, but no award may be granted under the 2026 Plan after November 11, 2036.

What are the U.S. federal income tax consequences of awards granted under the 2026 Plan?

The U.S. federal income tax consequences arising with respect to awards under the 2026 Plan will depend on the type of award. The following provides only a general description of the application of U.S. federal income tax laws to participants and to Covista of certain awards under the 2026 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax or legal advice to persons who may become participants in the 2026 Plan, as the consequences may vary with the types of awards granted, the identity of the participants, and the method of payment or settlement of an award. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. This summary is based on U.S. federal income tax laws and regulations in effect on the date of this Proxy Statement and is not a complete description of the U.S. federal income tax laws.

Incentive Stock Options

The grant of an incentive stock option will not be a taxable event for the participant or for Covista. A participant generally will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply). If a participant sells or otherwise disposes of the shares of common stock acquired upon exercise of an incentive stock option after the later of  (a) one year from the date the participant exercised the option and (b) two years from the grant date of the incentive stock option, the participant generally will recognize taxable long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option.

If a participant sells or otherwise disposes of shares of common stock acquired upon exercise of an incentive stock option before the holding period requirements described above are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of our common stock on the date of exercise over the exercise price of the incentive stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

Special rules govern the tax treatment of the use of common stock to pay the exercise price of an option. Accordingly, to the extent any award agreement permits the use of our common stock to pay for the exercise price, special rules apply.

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Non-qualified Stock Options

The grant of a non-qualified stock option will not be a taxable event for the participant or Covista. Upon exercising a non-qualified option, a participant will recognize taxable ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares of our common stock acquired on the option exercise date. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the participant will have taxable short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on the disposition and the tax basis of the shares of common stock sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Special rules govern the tax treatment of the use of common stock to pay the exercise price of an option. Accordingly, to the extent any award agreement permits the use of our common stock to pay for the exercise price, special rules apply.

SARs

A participant will not recognize any income upon the grant of an SAR. Upon the exercise of an SAR, a participant will recognize taxable ordinary income (subject to income tax withholding) equal to the fair market value of any shares delivered and the amount of any cash paid to the participant upon such exercise, less cash or other consideration paid (if any) by the participant.

Restricted Stock

A participant will not recognize taxable income at the time of grant of a restricted stock award unless the participant makes an election under a special Code provision to be taxed at the time such restricted stock award is granted. If such election is not made, the participant will recognize taxable ordinary income (subject to income tax withholding) at the time the restrictions on such restricted stock award lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. In addition, a participant receiving dividends with respect to shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable ordinary income (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid.

Restricted Stock Units

A participant will not recognize taxable income at the time of grant of a restricted stock unit. When the participant receives shares pursuant to vesting or a distribution election for the restricted stock unit, the participant will recognize taxable ordinary income (subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid to the participant.

Stock Bonus Awards

The tax consequences associated with any stock bonus award granted under the 2026 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock of the Company. A participant generally will recognize taxable ordinary income on account of settlement of a stock bonus award.

Performance Compensation Awards

A participant will not recognize taxable income at the time of grant of a performance compensation award. Upon the settlement of a performance compensation award, the participant will recognize taxable ordinary income (subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid to the participant.

Company Tax Deduction

Except as discussed below, Covista generally is entitled to a tax deduction for compensation expense equal to the amount of ordinary taxable income recognized by a participant in connection with an Award, but not for amounts a participant recognizes as capital gain. Covista, for example, will not be entitled to any tax deduction with respect to a sale by a participant of shares that have been acquired upon exercise of an incentive stock option after the participant satisfied the applicable holding period requirements.

98 2026 Proxy Statement	Covista Inc.

Proposal No. 4 Vote to Approve the Covista Inc. 2026 Equity Incentive Plan

Section 162(m) of the Code

The deductibility by Covista of the amounts received by or paid to participants as a result of Awards made under the 2026 Plan may be limited by applicable tax laws and certain reporting requirements. In particular, section 162(m) of the Code denies an income tax deduction to an employer for certain compensation in excess of $1,000,000 per year paid by a publicly traded corporation to certain “covered employees” as defined in Section 162(m) of the Code. “Covered employees” generally would be those persons who are our NEOs. This may result in all or a portion of the awards granted under the 2026 Plan to those persons who are “covered employees” failing to be deductible by the Company for federal income tax purposes.

Section 409A of the Code

The 2026 Plan is intended to comply with Section 409A to the extent that such section would apply to any award under the 2026 Plan. Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to a participant’s deferral and distribution elections and permissible distribution events. Awards granted under the 2026 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to, but fails to satisfy the requirements of, Section 409A, the recipient of that award will recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest requirements with respect to such amounts, and the Company will have certain withholding requirements.

Approval by Shareholders

If the Covista Inc. 2026 Equity Incentive Plan is approved by the shareholders at the Annual Meeting, it will become effective on November 11, 2026 immediately following the Annual Meeting. If our shareholders do not approve this Proposal No. 4, the adoption of the Covista Inc. 2026 Equity Incentive Plan described in this section will not be approved or implemented.

The Board of Directors recommends a vote FOR the adoption of the Covista Inc. 2026 Equity Incentive Plan as described in this Proxy Statement.

Covista Inc.	2026 Proxy Statement 99

Voting Securities and Principal Holders

Security Ownership of Certain Beneficial Owners

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by Covista to own beneficially more than 5% of our Common Stock, in each case as of the dates indicated, except as otherwise noted.

	Amount and Nature of		Percentage
Name	Beneficial Ownership		Ownership(1)
BlackRock, Inc.	5,197,028	(2)	15.3%
FMR LLC	3,553,635	(3)	10.5%
Vanguard Portfolio Management	2,451,249	(4)	7.2%
Ariel Investments, LLC	1,897,628	(5)	5.6%
Dimensional Fund Advisors LP	1,773,564	(6)	5.2%
Vanguard Capital Management	1,751,336	(7)	5.2%
(1)	The percentage of beneficial ownership is based on 33,860,208 shares of Common Stock outstanding as of September 21, 2026.
(2)	The information shown was provided by BlackRock, Inc. in a Schedule 13G/A it filed with the SEC on July 18, 2025, indicating its beneficial ownership as of June 30, 2025 of 5,197,028 shares. BlackRock reported that it has sole voting power over 5,132,053 of these shares and sole dispositive power over 5,197,028 of these shares. The address of the principal business office of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(3)	The information shown was provided by FMR LLC in a Schedule 13G/A it filed with the SEC on September 8, 2026, indicating its beneficial ownership as of August 31, 2026 of 3,553,635 shares FMR LLC reported that it has sole voting power over 3,553,007 of these shares and sole dispositive power over 3,553,635 of these shares. The address of the principal business office of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(4)	The information shown was provided by Vanguard Portfolio Management in a Schedule 13G it filed with the SEC on April 29, 2026, indicating its beneficial ownership as of March 31, 2026 of 2,451,249 shares. Vanguard Portfolio Management reported that it has sole voting power over 29,643 of these shares and sole dispositive power over 2,451,249 of these shares. The address of the principal business office of Vanguard Portfolio Management is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(5)	The information shown was provided by Ariel Investments, LLC in a Schedule 13G it filed with the SEC on February 13, 2026, indicating its beneficial ownership as of December 31, 2025 of 1,897,628 shares Ariel Investments reported that it has sole voting power over 1,671,303 of these shares and sole dispositive power over 1,897,628 of these shares. The address of the principal business office of Ariel Investments LLC is 200 E. Randolph Street, Suite 2900, Chicago, Illinois 60601.
(6)	The information shown was provided by Dimensional Fund Advisors LP in a Schedule 13G it filed with the SEC on April 9, 2026, indicating its beneficial ownership as of March 31, 2026 of 1,773,564 shares. Dimensional Fund Advisors reported that it has sole voting power over 1,730,764 of these shares and sole dispositive power over 1,773,564 of these shares. The address of the principal business office of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.
(7)	The information shown was provided by Vanguard Capital Management in a Schedule 13G it filed with the SEC on April 29, 2026, indicating its beneficial ownership as of March 31, 2026 of 1,751,336 shares. Vanguard Capital Management reported that it has sole voting power over 260,800 of these shares and sole dispositive power over 1,751,336 of these shares. The address of the principal business office of Vanguard Capital Management is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

100 2026 Proxy Statement	Covista Inc.

Voting Securities and Principal Holders

Security Ownership by Directors and Executive Officers

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (1) each person who served as a director of Covista during FY26, (2) each NEO, and (3) all directors and executive officers of Covista as a group, in each case as of September 21, 2026. Covista believes that each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such person, except as otherwise noted. Unless otherwise indicated, the address of each beneficial owner in the table below is care of Covista Inc. 233 South Wacker Drive, Suite 800, Chicago, Illinois 60606.

		Stock Options
		Exercisable as of
	Common Stock	September 21, 2026
	Beneficially	and RSUs and
	Owned Excluding	PSUs Scheduled to	Total Common
	Options, RSUs,	Vest within 60 days of	Stock Beneficially	Percentage
Name of Beneficial Owner	and PSUs(1)	September 21, 2026(1)	Owned	Ownership(2)
Non-Employee Directors
William W. Burke	8,978	1,445	10,423	*
Emily C. Chiu	0	0	0	*
Donna J. Hrinak	6,773	1,445	8,218	*
Georgette Kiser	16,036	1,445	17,481	*
Liam Krehbiel	14,858	1,445	16,303	*
Michael W. Malafronte	134,655	1,445	136,100	*
Sharon L. O’Keefe	15,152	1,445	16,597	*
Kenneth J. Phelan	18,391	1,445	19,836	*
Leslie Storms	0	0	0	*
Betty Vandenbosch	1,139	1,445	2,584	*
Lisa W. Wardell	44,951	71,910	46,396	*

Named Executive Officers
Stephen W. Beard	435,910	168,902	477,464	1.41%
Robert J. Phelan	49,498	9,351	56,571	*
Douglas G. Beck	29,725	9,763	33,394	*
Michael Betz	31,550	2,881	39,172	*
Scott Liles	7,399	1,868	13,103	*
All directors and executive officers as a group (20 Persons)	821,377	281,047	915,544	2.70%
*	Represents less than 1% of the outstanding Common Stock.
(1)	“Common Stock Beneficially Owned Excluding Options, RSUs, and PSUs” includes stock held in joint tenancy, stock owned as tenants in common, stock owned or held by spouse or other members of the holder’s household, and stock in which the holder either has or shares voting and/or investment power, even though the holder disclaims any beneficial interest in such stock. Options exercisable as of September 21, 2026 and RSUs and PSUs that are scheduled to vest within 60 days after September 21, 2026 are shown separately in the “Stock Options Exercisable as of September 21, 2026 and RSUs and PSUs Scheduled to Vest within 60 days of September 21, 2026” column.
(2)	In accordance with SEC rules, the securities reflected in the “Stock Options Exercisable as of September 21, 2026 and RSUs and PSUs Scheduled to Vest within 60 days of September 21, 2026” column are deemed to be outstanding for purposes of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The percentages of beneficial ownership set forth above are calculated as of September 21, 2026 based on outstanding shares of 33,860,208.

Covista Inc.	2026 Proxy Statement 101

Additional Information

Voting Instructions

You may vote shares of Common Stock that you owned as of September 21, 2026, which is the record date for the Annual Meeting. You may vote the following ways:

BY TELEPHONE In the United States or Canada, you can vote your shares by calling 1-800-690-6903	BY INTERNET You can vote your shares online at www.proxyvote.com	BY MAIL You can vote by mail by completing, marking, dating, and signing your proxy card or voting instruction form and returning it in the accompanying postage-paid envelope	VIRTUALLY Attend the Annual Meeting online at www.virtualshareholdermeeting. com/CVSA2026.

For telephone and internet voting, you will need the 16-digit control number included on your Notice of Internet Availability, proxy card or the voting instructions that accompanied your proxy materials.

Telephone and internet voting are available through 11:59 p.m. Eastern Time on Tuesday, November 10, 2026.

If you sign and return your proxy card but give no direction or complete the telephonic or internet voting procedures but do not specify how you want to vote your shares, the shares will be voted:

●	FOR the election of the eleven nominees recommended for election to the Board;
●	FOR ratification of PwC as Covista’s independent registered public accounting firm for the fiscal year ending June 30, 2027;
●	FOR approval of the compensation paid to Covista’s named executive officers during fiscal year 2026;
●	FOR approval of the Covista Inc. 2026 Equity Incentive Plan; and
●	With respect to any other matters properly presented at the Annual Meeting, the proxy committee appointed by the Board (and each of them with full powers of substitution) will vote in accordance with the Board’s recommendation, or if no recommendation is given, in their own discretion.

Attending the Annual Meeting

To join the Annual Meeting, login at www.virtualshareholdermeeting.com/CVSA2026. You will need the 16-digit control number included on your Notice of Internet Availability, proxy card or the voting instructions that accompanied your proxy materials. The Annual Meeting will begin at 9:30 a.m. Central Standard Time on November 11, 2026. Online check-in will be available beginning at 9:15 a.m. Central Standard Time to allow for shareholders to log in and test the computer audio system. Please allow ample time for the online check-in process. A replay of the Annual Meeting will also be posted on our website at www.Covista.com for at least thirty (30) days after the meeting concludes.

Voting at the Annual Meeting

The way you vote your shares prior to the Annual Meeting will not limit your right to change your vote at the Annual Meeting if you attend virtually and vote by ballot. If you hold shares in street name and you want to vote at the Annual Meeting, you must obtain a valid legal proxy from the record holder of your shares at the close of business on the record date indicating that you were a beneficial owner of shares, as well as the number of shares of which you were the beneficial owner, on the record date, and appointing you as the record holder’s proxy to

102 2026 Proxy Statement	Covista Inc.

Additional Information

vote these shares. You should contact your bank, broker, or other intermediary for specific instructions on how to obtain a legal proxy.

Record Date

You may vote all shares of Common Stock that you owned as of the close of business on September 21, 2026, which is the record date for the Annual Meeting. On the record date, we had 33,860,208 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Submitting A Question at the Annual Meeting

You may submit a question before the meeting or during the meeting via our virtual shareholder meeting website, www.virtualshareholdermeeting.com/CVSA2026. In light of the number of business items on the meeting agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every shareholder who wishes to have a question or comment addressed during the meeting will be able to do so. We also reserve the right to exclude questions that relate to personal matters or are not relevant to meeting matters.

Technical Difficulties During the Annual Meeting

If we experience technical difficulties during the Annual Meeting (e.g., a temporary or prolonged power outage or technical failure), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later date (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virtualshareholdermeeting.com/CVSA2026.

If you encounter technical difficulties accessing our Annual Meeting or asking questions during the Annual Meeting, a support line will be available on the login page of the virtual shareholder meeting website: www.virtualshareholdermeeting.com/CVSA2026.

Ownership of Shares

You may own shares of Common Stock in one or more of the following ways:

●	Directly in your name as the shareholder of record, including shares purchased through our Colleague Stock Purchase Plan or equity awards issued to employees under our long-term incentive plans.
●	Indirectly through a broker, bank or other intermediary in “street name.”
●	Indirectly through the Covista Stock Fund of our Retirement Plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to our tabulating agent. If you hold your shares in street name, your broker, bank, or other intermediary is sending proxy materials to you and you may direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted at the Annual Meeting if you:

●	Submit a written revocation to our General Counsel and Corporate Secretary,
●	Submit a later-dated proxy or voting instruction form,
●	Provide subsequent telephone or internet voting instructions, or
●	Vote virtually at the Annual Meeting.

Covista Inc.	2026 Proxy Statement 103

Additional Information

Voting Information

Effect of Not Casting Your Vote

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters when voting instructions are not received from a beneficial owner ten days prior to the shareholder meeting. The only “routine” matter on this year’s Annual Meeting agenda is Proposal No. 2 (Ratify selection of PwC as independent registered public accounting firm).

If you hold your shares in street name, and you wish to have your shares voted on all matters in this Proxy Statement, please complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any matters with the exception that your broker may vote in its discretion on Proposal No. 2. If you are a shareholder of record and you do not cast your vote, your shares will not be voted on any of the proposals at the Annual Meeting, which will have no effect on the outcome of any of the proposals.

If you are the holder of record of your shares and you return your proxy to us by any of these means outlined above under the heading “Voting Instructions” without choices for any proposal, the proxy committee appointed by the Board will vote your shares on the unmarked proposals in accordance with the Board’s recommendation. Abstentions, directions to withhold authority, and broker non-votes (when a named entity holds shares for a beneficial owner who has not provided voting instructions) will be considered present at the Annual Meeting for purposes of a quorum.

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the Annual Meeting, either virtually or by proxy. At the 2026 Annual Meeting, to elect directors and adopt the other proposals, the following votes are required under our governing documents and Delaware corporate law:

	PROPOSAL	VOTE REQUIRED	EFFECT OF ABSTENTION	EFFECT OF BROKER NON-VOTE*
1	Election of directors	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome
2	Ratify selection of PwC as independent registered public accounting firm for the fiscal year ending June 30, 2027*	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome
3	Advisory vote to approve the compensation of our named executive officers**	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome
4	Approval of the 2026 Equity Incentive Plan	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome

*

A broker non-vote occurs when a broker submits a proxy but does not vote for an item because it is not a “routine” item and the broker has not received voting instructions from the beneficial owner. As described under “Effect of Abstention” above, your broker may vote in its discretion only on Proposal No. 2 (Ratify selection of PwC as independent registered public accounting firm). Because brokers are entitled to vote on Proposal No. 2 without voting instructions from the beneficial owner, there will be no broker non-votes on this proposal.

**

Advisory/Non-binding. In accordance with Covista’s Restated Certificate of Incorporation, a majority of the shares represented and entitled to vote at the Annual Meeting must be voted “FOR.” Notwithstanding the foregoing, Covista will take into account the weight of investor support for the compensation for its NEOs based on the percentage of shares that are present at the meeting or represented by proxy at the meeting and entitled to vote on the proposal that have voted “FOR” the proposal. In evaluating the weight of investor support for the compensation of Covista’s NEOs, abstentions will be counted as shares present at the meeting and will have the effect of a vote against the proposal. Broker non-votes will not be counted as shares entitled to vote on the matter and will have no impact on the vote’s outcome.

104 2026 Proxy Statement	Covista Inc.

Additional Information

Proxy Solicitation

Officers and other employees or agents of Covista may solicit proxies by mail, personal interview, telephone, facsimile, electronic means, or via the internet without additional compensation. None of these individuals will receive special compensation for soliciting votes, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. Covista also has made arrangements with brokerage firms, banks, record holders, and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares they hold on your behalf. Covista will reimburse these intermediaries for reasonable out-of-pocket expenses. We have hired Innisfree M&A Incorporated to help us distribute and solicit proxies. Covista will pay Innisfree $25,000 plus expenses for these services. Covista will pay the cost of all proxy solicitation.

Shareholder Proposals for 2027 Annual Meeting

Shareholder proposals intended to be presented at the 2027 Annual Meeting of Shareholders in reliance on Rule 14a-8 under the Exchange Act must be received by Covista no later than June 4, 2027, to be eligible for inclusion in the proxy statement and form of proxy for the meeting. Any such proposal also must meet the other requirements of the rules of the SEC relating to shareholder proposals. Also, under Covista’s By-Laws, other proposals and director nominations by shareholders that are not included in the proxy statement will be considered timely and may be eligible for presentation at that meeting only if they are received by Covista in the form of a written notice, directed to the attention of Covista’s General Counsel and Corporate Secretary, not later than June 4, 2027. The notice must contain the information required by the By-Laws. See ”Shareholder Nominations; Proxy Solicitation by Shareholders.”

Availability of Form 10-K

A copy of Covista’s 2026 Annual Report on Form 10-K (including the financial statements), as filed with the SEC, may be obtained without charge upon written request to the attention of Covista’s General Counsel and Corporate Secretary at Covista Inc., 233 South Wacker Drive, Suite 800, Chicago, IL 60606. A copy of Covista’s Form 10-K and other periodic filings also may be obtained on Covista’s investor relations website at investors.Covista.com/financials/sec-filing and from the SEC’s EDGAR database at www.sec.gov.

Householding

Covista delivers only one Notice of Annual Meeting and Proxy Statement and the 2026 Annual Report to multiple shareholders sharing the same address unless it has received different instructions from one or more of them. This method of delivery is known as “householding.” Householding reduces the number of mailings you receive, saves on printing and postage costs, and helps the environment. Covista will, upon written or oral request, promptly deliver a separate copy of the Notice of Annual Meeting and Proxy Statement and 2026 Annual Report to a shareholder at a shared address. If you would like to change your householding election, request that a single copy of this or future proxy materials be sent to your address, or request a separate copy of this or future proxy materials, you should submit this request by writing Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling 1-866-540-7095.

Proxy Materials are Available on the Internet

We are furnishing proxy materials to our shareholders primarily via the internet instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs. On October 2, 2026, we mailed a notice of internet availability of proxy materials to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.

Covista Inc.	2026 Proxy Statement 105

Additional Information

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain officers, and persons holding more than 10% of our Common Stock must report their initial ownership of our Common Stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for FY26 were complied with by each person who at any time during FY26 was a director or an executive officer or held more than 10% of our Common Stock.

Other Business

The Board is not aware of any other matter that will be presented for action at this Annual Meeting. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the proxy committee will vote and act according to their best judgment.

By Order of the Board of Directors

Douglas G. Beck
Senior Vice President, General Counsel, Corporate Secretary and Institutional Support Services

106 2026 Proxy Statement	Covista Inc.

Appendix A – Reconciliation of Non-GAAP Financial Measures Used in Compensation Performance Assessments to Comparable Measures

The Compensation Committee has the discretion to adjust the financial inputs used in calculating the target award percentages for the MIP and long-term incentive plans. The Compensation Committee evaluates potential adjustments using the following framework:

1.	Align treatment with shareholders’ view of results;
2.	Encourage management to make the best long-term decisions for Covista’s stakeholders; and
3.	Remain generally consistent with past practice.

Reconciliation of Adjusted Net Income, Adjusted EPS, and Adjusted EBITDA Margin

Covista’s calculation of adjusted net income and adjusted EPS, which are performance metrics factoring into the determination of MIP payouts, as well as Covista’s calculation of adjusted EBITDA margin, which is a performance metric factoring into the determination of PSU payouts, were adjusted from reported net income and reported EPS for the following items:

●	Restructuring expense primarily related to workforce reductions, costs to exit certain course offerings, and prior real estate consolidations at Covista’s home office. We do not include normal, recurring, cash operating expenses in our restructuring expense.
●	Business integration expense includes expenses related to the Walden acquisition and certain costs related to growth transformation initiatives. We do not include normal, recurring, cash operating expenses in our business integration expense.
●	Amortization of acquired intangible assets.
●	Amortization of cloud computing implementation assets.
●	Strategic advisory costs related to expanding capabilities and bringing new capacities to market to further enhance our strategic position. We do not include normal, recurring, cash operating expenses in our strategic advisory costs.
●	Loss on debt extinguishment related to amendments to and repayments of our Senior Secured Notes due 2028, Term Loan B, and Revolver.
●	Reserves related to significant litigation.
●	Asset impairments related to adjusting certain operating lease assets and property and equipment as a result of adjusting carrying values to fair values.
●	Loss on assets held for sale related to adjusting those assets to estimated fair value less costs to sell.
●	Debt modification costs related to refinancing our Term Loan B.
●	Discontinued operations includes expense from ongoing litigation costs and settlements related to divestitures and the earn-outs we received.

Covista Inc.	2026 Proxy Statement A-1

APPENDIX A – Summary of Special Items Excluded for Performance Assessment

The following table presents a reconciliation of net income and EPS to adjusted net income and adjusted EPS for FY26 (in thousands, except for share data).

	Net Income	EPS
Net income	$251,566	$7.04
Exclusions:
Restructuring expense (pretax)	$6,329	$0.18
Amortization of acquired intangible assets (pretax)	$11,220	$0.31
Strategic advisory costs (pretax)	$18,562	$0.52
Loss on debt extinguishment (pretax)	$4,810	$0.13
Tax benefit due to change in unrecognized tax benefits	$(3,289)	$(0.09)
Income tax impact of above exclusions	$(10,308)	$(0.29)
Loss from discontinued operations (after tax)	$15,809	$0.44
Net income, as adjusted for determination of MIP Payout	$294,699	$8.25
Diluted Shares	35,715

The following table presents a reconciliation of net income to adjusted EBITDA in order to compute adjusted EBITDA margin for fiscal years 2024, 2025, and 2026 (in thousands).

	FY26	FY25	FY24
Net income	$251,566	$237,065	$136,777
Loss (income) from discontinued operations	$15,809	$(4,388)	$936
Interest expense	$45,435	$52,318	$63,659
Other income, net	$(7,178)	$(9,290)	$(10,542)
Provision for income taxes	$77,744	$65,837	$26,224
Depreciation and amortization	$72,253	$59,165	$78,452
Stock-based compensation	$41,216	$41,590	$25,947
Restructuring expense	$6,329	$3,314	$1,870
Business integration expense	$—	$—	$34,215
Litigation reserve	$—	$(5,550)	$18,500
Asset impairments	$—	$6,442	$—
Strategic advisory costs	$18,562	$12,000	$—
Loss on assets held for sale	$—	$490	$647
Debt modification costs	$—	$712	$848
Debt modification costs	$—	$—	$—
Adjusted EBITDA	$521,736	$459,705	$377,533
Adjusted EBITDA margin	26.7%	25.7%	23.8%

A-2 2026 Proxy Statement	Covista Inc.

Appendix B – Covista Inc. 2026 Equity Incentive Plan

COVISTA INC. 2026 EQUITY INCENTIVE PLAN

1.Purpose. The purpose of the Covista Inc. 2026 Equity Incentive Plan (the “Plan”) is to provide a means through which the Company and its Affiliates may attract and retain key personnel, strengthen their commitment to the welfare of the Company and its Affiliates and align their interests with those of the Company’s stockholders. To accomplish such purpose, the Plan enables current and prospective directors, officers, employees, consultants and advisors of the Company and its Affiliates to acquire and maintain an equity interest in the Company, or be paid incentive compensation.

The Plan is established as a successor to the Prior Plan. Upon the approval of the Plan by the Company’s stockholders, no additional awards shall be made under the Prior Plan. Any outstanding awards under the Prior Plan shall continue in effect in accordance with their respective terms.

2.Definitions. The following definitions shall be applicable throughout the Plan:
(a)“Adjustment Event” shall have the meaning set forth in Section 12 of the Plan.
(b)“Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of (i) 50% or more of the fair market value of the outstanding equity securities of the controlled entity or organization by the Company or (ii) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
(c)“Applicable Law” means any applicable law, including, without limitation, (i) the provisions of the Code, the Exchange Act, the Securities Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules, regulations and other requirements of the Securities and Exchange Commission promulgated thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or non-U.S.; and (iii) rules of any securities exchange or inter-dealer quotation system on which the Common Shares are listed, quoted or traded.
(d)“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, Performance Compensation Award, and Substitute Award granted under the Plan.
(e)“Award Agreement” means the document or documents by which each Award is evidenced, in a form determined by the Committee from time to time, which may be in written or electronic form.
(f)“Board” means the Board of Directors of the Company.
(g)“Business Combination” has the meaning given such term in the definition of “Change in Control” under this Plan.
(h)“Cause” means, as to any Participant, unless the applicable Award Agreement states otherwise or contains a different definition of “Cause,” (i) if there is an employment or other service agreement between the Participant and the Company or an Affiliate and the agreement contains a definition of “Cause,” the definition contained therein or (ii) in the absence of any such employment or other service agreement that contains a definition of “Cause”, (A) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, fraud, illegal drug use or breach of fiduciary duty, (B) willful failure to perform duties as reasonably directed by the Participant’s manager or supervisor or the manager’s or supervisor’s successor or designee, (C) the Participant’s gross negligence or willful misconduct with respect to the performance of the Participant’s duties, or (D) obtaining any personal profit not fully disclosed to and approved by the Board in connection with any transaction entered into by, or on behalf of, Company or an Affiliate.
(i)“Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon any of the following events after the Effective Date:
(i)Any sale, lease, exchange, transfer or other disposition (in one or a series of related transactions) of all or substantially all of the assets of the Company to any Person that is not an Affiliate of the Company;

Covista Inc.	2026 Proxy Statement B-1

APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

(ii)Any Person becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company that represent 25% or more of the combined voting power of the Company’s then-outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that for purposes of the Plan, the following acquisitions shall not constitute or result in a Change in Control: (I) any acquisition directly from the Company or any Affiliate principally for bona fide equity financing purposes, (II) any acquisition by the Company or any Affiliate, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (IV) any acquisition involving beneficial ownership of less than 50% of the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company;
(iii)During any period of not more than two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason (other than death or disability) to constitute at least a majority of the Board, provided that any Person becoming a director subsequent to the commencement of such period whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board will be deemed to be an Incumbent Director; or
(iv)Consummation of a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other entity, unless, following such Business Combination, all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).
(j)“Charter” means the Committee’s Charter adopted by the Board, as it may be amended from time to time.
(k)“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(l)“Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.
(m)“Common Shares” means shares of the Company’s common stock, par value $0.01 per share (and any stock or other securities into which such ordinary shares may be converted or into which they may be exchanged).
(n)“Company” means Covista Inc., a Delaware corporation, and its successors.
(o)“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.
(p)“Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise or contains a different definition of “Disability”, (i) “Disability” (or term of similar effect), as defined in any employment or other service agreement between the Participant and the Company or any Affiliate in effect at the time of such Termination; or (ii) in the absence of any such employment or other service agreement (or the absence of any definition of “Disability” (or term of similar effect) contained therein), total and permanent disability as defined in Section 22(e)(3) of the Code.
(q)“Effective Date” means the date that the Plan is approved by the Company’s stockholders (subject to prior approval of the Plan by the Board).

B-2 2026 Proxy Statement	Covista Inc.

APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

(r)“Eligible Director” means a Person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Common Shares are traded, for any actions that require independence under such standards or rules.
(s)“Eligible Person” with respect to an Award denominated in Common Shares, means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement which includes rules regarding equity entitlement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; (iii) an individual consultant or advisor to the Company or an Affiliate; provided that such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).
(t)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(u)“Exercise Price” has the meaning given such term in Section 7(b) of the Plan.
(v)“Fair Market Value” means, as of any date, the value of Common Shares determined as follows:
(i)If the Common Shares are listed on any national securities exchange, the Fair Market Value of a Common Share will be the closing sales price reported on the primary exchange on which the Common Shares are listed and traded on such date, or if Common Shares were not traded on such date, then on the last preceding date on which a trade occurred, as quoted on such exchange, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)If the Common Shares are not listed on a national securities exchange but are quoted in an inter-dealer quotation system, the Fair Market Value of a Common Share will be the mean between the high bid and low ask price on such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii)If the Common Shares are not listed on a national securities exchange or quoted in an inter-dealer quotation system, the Fair Market Value of a Common Share will be determined by the Committee in its discretion, taking into account all factors the Committee may deem appropriate, including rules under Code Section 409A and all other Applicable Laws.
(w)“FASB ASC Topic 718” means the Financial Accounting Standards Board Accounts Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.
(x)“GAAP” shall have the meaning set forth in Section 11(c) of the Plan.
(y)“Good Reason” means, if applicable to any Participant in the case of a particular Award, as defined in the Participant’s employment agreement or the applicable Award Agreement.
(z)“Immediate Family Members” shall have the meaning set forth in Section 14(b)(ii) of the Plan.
(aa)“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(bb)“Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.
(cc)“Mature Shares” means Common Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Exercise Price or satisfy a tax or deduction obligation of the Participant.

Covista Inc.	2026 Proxy Statement B-3

APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

(dd)“Nonqualified Stock Option” means an Option that is not designated by the Committee and/or does not qualify as an Incentive Stock Option.
(ee)“Option” means an Award granted under Section 7 of the Plan.
(ff)“Option Period” has the meaning given such term in Section 7(c) of the Plan.
(gg)“Organizational Documents” means the certificate of incorporation and bylaws of the Company or any of its Affiliates, as any of them may be amended from time to time.
(hh)“Outstanding Company Common Shares” has the meaning given such term in the definition of “Change in Control” of the Plan.
(ii)“Outstanding Company Voting Securities” has the meaning given such term in the definition of “Change in Control” of the Plan.
(jj)“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.
(kk)“Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.
(ll)“Performance Criteria” shall mean the criterion or criteria (and adjustments or modifications) that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period.
(mm)“Performance Formula” shall mean, for a Performance Period, the one or more formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.
(nn)“Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.
(oo)“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.
(pp)“Permitted Transferee” shall have the meaning set forth in Section 14(b)(ii) of the Plan.
(qq)“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(rr)“Plan” means this Covista Inc. 2026 Equity Incentive Plan, as amended and/or restated from time to time.
(ss)“Prior Plan” means the Company’s Fourth Amended and Restated Incentive Plan of 2013, as amended and/or restated from time to time.
(tt)“Qualifying Termination” means, except as otherwise provided by the Committee as set forth in the Award, the occurrence of either a termination of a Participant’s employment by the Company without Cause or for Good Reason, in either case, occurring on or within the 24-month period (or such other period specified in the applicable Award Agreement) following the consummation of a Change in Control.
(uu)“Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(vv)“Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain performance- or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(ww)“Restricted Stock” means Common Shares, subject to certain specified performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(xx)“Retirement” means, as to any Participant, as defined in the Participant’s employment agreement or the applicable Award Agreement.
(yy)“Returned Shares” shall have the meaning set forth in Section 5(c)(iv) of the Plan.

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APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

(zz)“SAR Period” has the meaning given such term in Section 8(c) of the Plan.
(aaa)“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.
(bbb)“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(ccc)“Stock Bonus Award” means an Award granted under Section 10 of the Plan.
(ddd)“Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.
(eee)“Substitute Award” has the meaning given such term in Section 5(e) of the Plan.
(fff)“Termination” means the termination of a Participant’s employment or service, as applicable, with the Company or any Affiliate for any reason (including death, Disability, or Retirement), except to the extent specifically provided in an Award Agreement. The Committee determines which leaves of absence count toward the Participant’s employment or service and when the Participant’s Termination occurs for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Termination shall not be deemed to have occurred merely because of a change in capacity in which the Participant provides services to the Company or any Affiliate or a transfer between the Company and its Affiliates, provided there is no interruption or other Termination; provided further that if any Award is subject to Section 409A of the Code, this definition shall only be given effect to the extent consistent with Section 409A of the Code.
3.Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
4.Administration.
(a)General. The Committee shall administer and exercise its authority with respect to the Plan pursuant to and in accordance with the Charter. To the extent required to comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(b)Committee Authority. Subject to the provisions of the Plan and Applicable Law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan or by the Board, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the form of Award Agreement and the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan including rules related to insider trading restrictions; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, including, but not limited to, upon a Qualifying Termination; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)Delegation. The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter

Covista Inc.	2026 Proxy Statement B-5

APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

of law, except for grants of Awards to persons subject to Section 16(b) of the Exchange Act. Except with respect to Awards to any Eligible Person who is covered by Section 16(b) of the Exchange Act, the Committee may delegate to the Company’s chief executive officer (the “CEO”) or one or more officers of the Company the authority: (i) to designate Eligible Persons to participate in the Plan; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; and (iv) determine the terms and conditions of any Award.
(d)Finality of Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.
(e)Indemnification. No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company or any Affiliate (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by Applicable Law or by any Organizational Documents. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under any Organizational Documents, Applicable Law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.
(f)Board Authority. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards, subject to Applicable Law. In any such case, the Board shall have all the authority granted to the Committee under the Plan, subject to Applicable Law.
5.Grant of Awards; Shares Subject to the Plan; Limitations.
(a)Grants; Types of Awards. The Committee may, from time to time, grant Awards to one or more Eligible Persons.
(b)Share Reserve. Subject to Section 12 of the Plan, the Committee is authorized to issue 2,100,000 (two million, one hundred thousand) Common Shares pursuant to the Plan, subject to adjustment as provided in Section 12.
(c)Share Counting. The following provisions shall apply for purposes of determining the number of Common Shares available for grant under the Plan:
(i)	Common Shares that are (A) delivered (including through actual delivery, net exercise or attestation) to purchase Common Shares upon the exercise of an Award or satisfy tax withholding obligations; or (B) repurchased by the Company using the proceeds from the exercise of an Award shall be counted as issued and reduce the number of Common Shares available for issuance under the Plan.
(ii)	Each Common Share awarded pursuant to a Performance Compensation Award that may be and is settled in Common Shares shall be counted as issued and reduce the number of Common Shares available for issuance under the Plan. Performance Compensation Awards that may not be settled in Common Shares (or that may be settled in Common Shares, but are not) shall not be counted as issued and shall not reduce the aggregate number of Common Shares available for issuance under the Plan. Each Option or Stock Appreciation Right to be settled in Common Shares shall be counted as one Common Share issued,

B-6 2026 Proxy Statement	Covista Inc.

APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

regardless of the number of Common Shares that actually are issued upon exercise and settlement of the Option or Stock Appreciation Right and shall reduce the number of Common Shares available for issuance under the Plan. Stock Appreciation Rights that may only be settled in cash and may not be settled in Shares shall not result in a reduction of the aggregate number of Common Shares available for issuance under the Plan. In addition, if a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Common Shares that otherwise would have been issued upon the exercise of such related Option shall not result in a reduction of the aggregate number of Common Shares available for issuance under the Plan.
(iii)	Each Restricted Stock Unit that may be settled in Common Shares and each share of Restricted Stock shall each be counted as issued and reduce the number of Common Shares available for issuance under the Plan. Restricted Stock Units that may be settled only in cash and may not be settled in Common Shares shall not result in a reduction of the aggregate number of Common Shares available for issuance under the Plan.
(iv)	Common Shares underlying Awards under this Plan that are not delivered or purchased, or are reacquired by the Company for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of an Option, Stock Appreciation Right, Restricted Stock Unit or Performance Compensation Award (“Returned Shares”) shall not be charged against the aggregate number of Common Shares available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to an Award under the Plan (with Returned Shares being counted for this purpose on a one-for-one basis).
(v)	Notwithstanding anything herein to the contrary, Common Shares underlying awards made under the Prior Plan that are outstanding as of the date of approval of this Plan by the Company’s stockholders that afterwards expire or lapse or are forfeited or cancelled shall be available for use under the Plan.
(d)Source of Shares. Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, previously issued shares reacquired by the Company, including shares purchased on the open market or by private purchase, or a combination of the foregoing. Any of the Common Shares available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the Common Shares available for issuance under the Plan will be available for issuance pursuant to Incentive Stock Options.
(e)Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall not be counted against the aggregate number of Common Shares available for Awards under the Plan. Subject to applicable stock exchange requirements and all Applicable Law, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count against the Common Shares available for grant under the Plan.
(f)Award Limitations.
(i)In any fiscal year of the Company during any part of which this Plan is in effect, no Participant who is an Eligible Person solely by reason of being a non-employee director of the Company or an Affiliate may be granted any Awards that have a “fair value” as of their Dates of Grant, as determined in accordance with FASB ASC Topic 718, that, combined with any cash fees or other compensation paid to such non-employee director during such fiscal year, exceeds $750,000 in the aggregate; provided that for any fiscal year in which a non-employee director (i) is initially appointed or elected to the Board, (ii) serves on a special committee of the Board, (iii) serves as the chair of a committee, or (iv) serves as a lead director or chair of the Board, additional Awards may be granted to such non-employee director of the Board in excess of such limit. Additionally, fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director in his or her capacity as an advisor or consultant to the Company or as reimbursement of an expense will not count against this limit.
(ii)Except as otherwise provided in this Section 5(f)(ii), no portion of any Award shall vest until the first anniversary of the Date of Grant. The preceding sentence shall not apply to (A) Awards covering in the aggregate a number of Common Shares that does not exceed five percent (5%) of the total

Covista Inc.	2026 Proxy Statement B-7

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number of Common Shares reserved for issuance under the Plan, as provided in this Section 5, and (B) Awards the vesting of which is accelerated on a Participant’s Termination due to death, Disability, Retirement, or Qualifying Termination.
6.Eligibility. Awards may be made only to Eligible Persons. Each Award granted to any such Eligible Person shall be evidenced by an Award Agreement in accordance with Section 14(a).
7.Options.
(a)Generally. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b)Exercise Price. Except with respect to Substitute Awards, the exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)), the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further, that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.
(c)Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)); provided, further, that notwithstanding any vesting dates set forth in the Award Agreement, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement: (i) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the Option Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and (ii) both the unvested and the vested portion of an Option shall expire upon the termination of the Participant’s employment or service by the Company for Cause. If the Option would expire at a time when the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be automatically extended to a date that is thirty (30) calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that in no event shall such expiration date be extended beyond the expiration of the Option Period.
(d)Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any taxes required to be withheld or paid. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Shares (valued at

B-8 2026 Proxy Statement	Covista Inc.

APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company)); provided that such Common Shares are not subject to any pledge or other security interest and are Mature Shares and; (ii) by such other method as the Committee may permit in accordance with Applicable Law, in its sole discretion, on a case by case basis, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated. No dividends shall be paid or accrued with respect to any Option.
(e)Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.
(f)Compliance with Applicable Laws. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate Applicable Law.
8.Stock Appreciation Rights.
(a)Generally. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)       Strike Price. The Strike Price per Common Share for each SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

(c)       Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement: (i) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the SAR Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and (ii) both the unvested and the vested portion of a SAR shall expire upon the termination of the Participant’s employment or service by the Company for Cause. If the SAR would expire at a time when the exercise of the SAR would violate applicable securities laws, the expiration date applicable to the SAR will be automatically extended to a date that is thirty (30) calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that in no event shall such expiration date be extended beyond the expiration of the SAR Period.

Covista Inc.	2026 Proxy Statement B-9

APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

(d)       Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e)       Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any taxes required to be withheld or paid. The Company shall pay such amount in cash, in Common Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated. No dividends shall be paid or accrued with respect to any SAR.

9.Restricted Stock and Restricted Stock Units.
(a)Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b)Restricted Accounts; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.
(c)Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award Agreement, the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.
(d)Delivery of Restricted Stock and Settlement of Restricted Stock Units.
(i)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). No dividends shall be paid in respect of an unvested share of Restricted Stock or an unvested Restricted Stock Unit.  To the extent determined by the Committee and set forth in an Award Agreement, dividends may be accrued and withheld in respect of a share of Restricted Stock or a Restricted Stock Unit. Dividends, if any, that may have been withheld by the Committee and attributable to any Restricted Stock Units and any particular share of Restricted Stock shall, to the extent set forth in the applicable Award Agreement, be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of such dividends, upon the vesting and/or release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.
(ii)Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock

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Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of Applicable Law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any taxes required to be withheld or paid.
10.Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under the Plan to Eligible Persons, either alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. No dividends shall be paid in respect of an unvested Stock Bonus Award.  To the extent determined by the Committee and set forth in an Award Agreement, dividends may be accrued and withheld in respect of a Stock Bonus Award. Dividends, if any, that may have been withheld by the Committee and attributable to any Stock Bonus Award shall, to the extent set forth in the applicable Award Agreement, be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of such dividends, upon the vesting and/or release of restrictions applicable to such Stock Bonus Award and, if such Stock Bonus Award does not vest or is forfeited, the Participant shall have no right to such dividends.
11.Performance Compensation Awards.
(a)Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award. Unless otherwise determined by the Committee, all Performance Compensation Awards shall be evidenced by an Award Agreement.
(b)Discretion of Committee with Respect to Performance Compensation Awards. The Committee shall have the discretion to establish the terms, conditions and restrictions of any Performance Compensation Award. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula.
(c)Performance Criteria. The Committee may establish Performance Criteria that will be used to establish the Performance Goal(s) for Performance Compensation Awards which may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii)  revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total stockholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi)  customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) timely launch of new facilities; (xxv) client retention; (xxvi) employee retention; (xxvii) timely completion of new product rollouts; (xxviii) cost targets; (xxix) reductions and savings; (xxx) productivity and efficiencies; (xxxi) strategic partnerships or transactions; and (xxxii) personal targets, goals or completion of projects. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. Any Performance Criteria that are financial metrics, may be determined in accordance with United

Covista Inc.	2026 Proxy Statement B-11

APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.
(d)Modification of Performance Goal(s). The Committee is authorized at any time to adjust or modify a Performance Period or the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect any specified circumstance or event that occurs during a Performance Period, including but not limited to the following: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) discontinued operations; (viii) any other specific unusual or infrequently occurring or non-recurring events, or objectively determinable category thereof; (ix) foreign exchange gains and losses; and (x) a change in the Company’s fiscal year.
(e)Terms and Conditions to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Except as determined by the Committee, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals. Following the completion of a Performance Period, the Committee shall determine whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period. No dividends shall be paid in respect of an unvested Performance Compensation Award. Dividends, if any, that may have been withheld by the Committee attributable to a Performance Compensation Award shall, to the extent set forth in the applicable Award Agreement, be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of such dividends, when such Performance Compensation Award is earned and, if such Performance Compensation Award is not earned, in whole or in part, and forfeited, the Participant shall have no right to any dividends that may have accrued with respect to the unearned (and forfeited) portion of the Award.
(f)Timing of Award Payments. Except as provided in an Award Agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following the Committee’s determination in accordance with Section 11(e).
12.Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder:
(a)General. In the event of (i) any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, repurchase, or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event that affects the Common Shares (including, without limitation, a Change in Control), or (ii) unusual or infrequently occurring events affecting the Company or any Affiliate, including the financial statements of the Company or any Affiliate, changes in applicable rules, rulings, regulations, or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in each case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan (any event in (i) or (ii), an “Adjustment Event”), then the Committee shall, in respect of any such Adjustment Event, make any such proportionate substitution or adjustment, if any, in such manner as it may deem equitable, including without limitation any or all of the following: (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be issued in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, or (2) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals); provided, however, that in the case of any “equity restructuring” (within the meaning of the

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APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

FASB ASC Topic 718), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.
(b)Adjustment Events. Without limiting the foregoing, except as may be provided in an Award Agreement, in connection with any Adjustment Event, the Committee may, in its sole discretion, provide for any or all of the following:
(i)substitution or assumption of Awards in a manner that substantially preserves the applicable terms of such Awards;
(ii)acceleration of the vesting of, lapse of restrictions on, or termination of, Awards;
(iii)modification of the terms of Awards to add events, conditions or circumstances (including a Qualifying Termination within a specified period after a Change in Control) upon which the vesting of or lapse of restrictions thereon will accelerate;
(iv)deeming any performance measures (including, without limitation, Performance Criteria and Performance Goals) satisfied at target, maximum or actual performance through closing or such other level determined by the Committee in its sole discretion, or providing for the performance measures to continue (as is or as adjusted by the Committee) after closing;
(v)provision of a period prior to the Change in Control determined by the Committee in its sole discretion, any Options or SARs that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Common Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control; and
(vi)subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event) the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor), or, in the case of Restricted Stock or Restricted Stock Units that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock or Restricted Stock Units prior to cancellation, or the underlying shares in respect thereof.

Payments to holders pursuant to clause (iv) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of Common Shares covered by the Award at such time.

(c)Other Requirements. Prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Shares, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.
(d)Fractional Shares. Any adjustment provided under this Section 12 may provide for the elimination of any fractional share that might otherwise become subject to an Award.
(e)Binding Effect. Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 12 shall be conclusive and binding for all purposes.

Covista Inc.	2026 Proxy Statement B-13

APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

13.Amendments and Termination.
(a)Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no amendment to Section 13(b) (to the extent required by the proviso in such Section 13(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
(b)Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR if the Fair Market Value of the Common Shares underlying such Option or SAR is less than its Exercise Price or Strike Price, respectively, and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.
14.General.
(a)Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee.
(b)Nontransferability.
(i)Each Award shall be exercisable only by a Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by Applicable Law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii)Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any Person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and/or his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a

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APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(iv)Notwithstanding anything to the contrary in this Section 14(b), an Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company’s General Counsel (or other Company officer that may be designated from time to time to receive notices relative to the Plan or any Award) of a written request for such transfer and a certified copy of such order.
(c)Tax Withholding and Deductions.
(i)A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to deduct and withhold, from any cash, Common Shares, other securities or other property issuable in respect of any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required taxes (up to the maximum statutory rate under Applicable Law as in effect from time to time as determined by the Committee) and deduction in respect of an Award, its grant, vesting or exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the discretion of the Committee to satisfy all obligations for the payment of such taxes.
(ii)Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, as determined on a case by case basis, permit a Participant to satisfy, in whole or in part, the foregoing tax and deduction liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest and are Mature Shares, except as otherwise determined by the Committee) held and owned by the Participant having an aggregate Fair Market Value equal to such liability (or portion thereof), or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable to the Participant pursuant to the exercise or settlement of the Award a number of Common Shares with an aggregate Fair Market Value equal to such liability (or portion thereof). Any determination by the Committee to allow a Participant who is subject to Section 16 of the Exchange Act to satisfy their tax and deduction liability through subsection (A) or (B) above shall be approved by either a committee made up of solely two or more Eligible Directors or the full Board.
(d)No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained as an employee or in the service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on, or after the Date of Grant.
(e)Addenda. The Committee may adopt such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards, which Awards may contain such terms and conditions as the Committee deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the

Covista Inc.	2026 Proxy Statement B-15

APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.
(f)Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s estate.
(g)No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of Common Shares or other securities that are subject to Awards hereunder until such shares have been issued to that Person.
(h)Government and Other Regulations.
(i)The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all Applicable Laws, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares or other securities pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Committee, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares or other securities to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, and all Applicable Laws. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add, at any time, any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii)The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares or other securities to the Participant, the Participant’s acquisition of Common Shares or other securities from the Company, and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable, or inadvisable. If the Committee determines to cancel all or any portion of an Award denominated in Common Shares in accordance with the foregoing, the Company shall, subject to any limitations as may be necessary to comply with Section 409A of the Code, pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Common Shares would have been vested or issued, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as administratively practicable following the cancellation of such Award or portion thereof.
(i)Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(j)Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

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APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

(k)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees or service providers under general law.
(l)Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.
(m)Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by Applicable Law.
(n)Governing Law; Jurisdiction. The Plan, all Award Agreements and all Awards shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof, except to the extent that Delaware law is preempted by federal law. Each Award Agreement shall provide that the parties thereto irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts seated in Cook County in the State of Illinois (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Plan, any Award Agreement or any Award made pursuant to this Plan, and any Participant shall irrevocably and unconditionally (a) agree not to commence any such action or proceeding except in such courts, (b) agree that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waive, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (d) waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the Company and any Participant agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Through execution or acknowledgement of each Award Agreement, each Participant shall acknowledge that he or she knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation, dispute, claim, legal action or other legal proceeding based hereon, or arising out of, under, or in connection with, this Plan, any Award Agreement or any Award made pursuant to the Plan.
(o)Severability. If any provision of the Plan, any Award, or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(p)Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(q)Code Section 409A.
(i)Notwithstanding any provision of this Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Company and its Affiliates shall have no obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment or service” (and substantially similar phrases) shall mean “separation

Covista Inc.	2026 Proxy Statement B-17

APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.
(ii)If a Participant is a “specified employee” (as such term is defined in Code Section 409A(a)(2)(B)(i)) at the time of the Participant’s Termination, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii)Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) are accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” pursuant to Section 409A of the Code as applied to the Company, or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.
(iv)Any adjustments made pursuant to Section 12 to Awards that are subject to Code Section 409A shall be made in compliance with the requirements of Code Section 409A, and any adjustments made pursuant to Section 12 to Awards that are not subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either (x) continue not to be subject to Code Section 409A or (y) comply with the requirements of Code Section 409A.
(r)Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.
(s)Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares or other securities under an Award, that the Participant execute lock-up, stockholder, general release of claims, a noncompetition or other restrictive covenant agreement in favor of the Company and its Affiliates or other similar agreements, as it may determine in its sole and absolute discretion.
(t)Payments. Participants shall be required to pay, to the extent required by Applicable Law, any amounts required to receive Common Shares or other securities under any Award made under the Plan.

B-18 2026 Proxy Statement	Covista Inc.

APPENDIX B – COVISTA INC. 2026 EQUITY INCENTIVE PLAN

(u)Erroneously Awarded Compensation. All Awards shall be subject (including on a retroactive basis) to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or similar incentive compensation recoupment policy established from time to time by the Company, including, without limitation, any such policy established to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, and (ii) all Applicable Laws. Further, unless otherwise determined by the Committee, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company. The Committee shall make, in its sole discretion, any determination for reduction, cancellation, forfeiture, recoupment or repayment in its sole discretion and in accordance with all such Applicable Laws.
(v)Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. The Plan is established voluntarily by the Company and is discretionary in nature. Any grant of an Award under the Plan is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Awards, or benefits in lieu of any Award, even if an Award has been granted in the past.
(w)Right of Offset. The Company will have the right to offset against its obligation to issue Common Shares (or cash or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile, or other employee programs) that the Participant then owes to the Company and its Affiliates and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to issue Common Shares (or cash or other property) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

Covista Inc.	2026 Proxy Statement B-19

APPENDIX C – RECONCILIATION OF NON-GAAP FINANICIAL MEASURES USED IN CEO LETTER TO COMPARABLE MEASURES

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Covista’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Adjusted net income (most comparable GAAP measure: net income) – Measure of Covista’s net income adjusted for restructuring expense, amortization of acquired intangible assets, strategic advisory costs, loss on debt extinguishment, litigation reserve, asset impairments, loss on assets held for sale, debt modification costs, gain on extinguishment of debt, investment impairment, business acquisition and integration expense, gain on sale of assets, tax benefit due to change in unrecognized tax benefits, tax benefit due to change in valuation allowance, and loss (income) from discontinued operations.

Adjusted earnings per share (most comparable GAAP measure: diluted earnings per share) – Measure of Covista’s diluted earnings per share adjusted for restructuring expense, amortization of acquired intangible assets, strategic advisory costs, loss on debt extinguishment, litigation reserve, asset impairments, loss on assets held for sale, debt modification costs, gain on extinguishment of debt, investment impairment, business acquisition and integration expense, gain on sale of assets, tax benefit due to change in unrecognized tax benefits, tax benefit due to change in valuation allowance, and loss (income) from discontinued operations.

Adjusted EBITDA (most comparable GAAP measure: net income) – Measure of Covista’s net income adjusted for loss (income) from discontinued operations, interest expense, other income, net, provision for income taxes, depreciation, amortization of acquired intangible assets, amortization of cloud computing implementation assets, stock-based compensation, restructuring expense, business acquisition and integration expense, litigation reserve, asset impairments, strategic advisory costs, loss on assets held for sale, debt modification costs, and gain on sale of assets.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as long-term debt principal less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:

●	Restructuring expense primarily related to workforce reductions, costs to exit certain course offerings, and prior real estate consolidations at Walden, Medical and Veterinary, and Covista’s home office. We do not include normal, recurring, cash operating expenses in our restructuring expense.
●	Amortization of acquired intangible assets.
●	Amortization of cloud computing implementation assets.
●	Strategic advisory costs related to expanding capabilities and bringing new capacities to market to further enhance our strategic position. We do not include normal, recurring, cash operating expenses in our strategic advisory costs.
●	Loss on debt extinguishment and gain on extinguishment of debt related to amendments and repayments of our Senior Secured Notes due 2028, Term Loan B, and Revolver.
●	Reserves related to significant litigation.
●	Asset impairments related to adjusting certain operating lease assets and property and equipment as a result of adjusting carrying values to fair values.

C-1 2026 Proxy Statement	Covista Inc.

APPENDIX C – RECONCILIATION OF NON-GAAP FINANICIAL MEASURES USED IN CEO LETTER TO COMPARABLE MEASURES

●	Loss on assets held for sale related to adjusting those assets to estimated fair value less costs to sell.
●	Debt modification costs related to refinancing our Term Loan B.
●	Investment impairment related to an equity investment impairment.
●	Business acquisition and integration expense include expenses related to the Walden acquisition and certain costs related to growth transformation initiatives. We do not include normal, recurring, cash operating expenses in our business acquisition and integration expense.
●	Gain on sale of Covista’s Chicago, Illinois, campus facility.
●	Tax benefit due to change in unrecognized tax benefits.
●	Tax benefit due to change in valuation allowance.
●	Loss (income) from discontinued operations includes activity from ongoing litigation costs and settlements related to divestitures, a loss on sale of ACAMS, Becker, and OCL for working capital adjustments to the initial sales prices and a ta return to provision adjustment, and the earn-outs we received.

	FY26	FY25	FY24	FY23
Net income	$251,566	$237,065	$136,777	$93,358
Loss (income) from discontinued operations	$15,809	$(4,388)	$936	$8,394
Interest expense	$45,435	$52,318	$63,659	$63,100
Other income, net	$(7,178)	$(9,290)	$(10,542)	$(6,965)
Provision for income taxes	$77,744	$65,837	$26,224	$10,283
Depreciation and amortization	$72,253	$59,165	$78,452	$102,814
Stock-based compensation	$41,216	$41,590	$25,947	$14,299
Restructuring expense	$6,329	$3,314	$1,870	$18,817
Business integration expense	$—	$—	$34,215	$42,661
Litigation reserve	$—	$(5,550)	$18,500	$10,000
Asset impairments	$—	$6,442	$—	$—
Strategic advisory costs	$18,562	$12,000	$—	$—
Loss on assets held for sale	$—	$490	$647	$—
Debt modification costs	$—	$712	$848	$—
Debt modification costs	$—	$—	$—	$(13,317)
Adjusted EBITDA	$521,736	$459,705	$377,533	$343,444
Adjusted EBITDA margin	26.7%	25.7%	23.8%	23.7%

	FY26	FY25	FY24	FY23
Net income	$251,566	$237,065	$136,777	$93,358
Restructuring expense	$6,329	$3,314	$1,870	$18,817
Amortization of acquired intangible assets	$11,220	$11,220	$35,644	$61,239
Strategic advisory costs	$18,562	$12,000	$—	$—
Loss on debt extinguishment, litigation reserve, asset impairments, loss on assets held for sale, debt modification costs, gain on extinguishment of debt, and investment impairment	$4,810	$3,832	$21,108	$19,226
Business acquisition and integration expense	$—	$—	$34,215	$42,661
Gain on sale of assets	$—	$—	$—	$(13,317)
Tax benefit due to change in unrecognized tax benefits	$(3,289)	$—	$(5,657)	$—
Tax benefit due to change in valuation allowance	$—	$—	$—	$(6,184)
Income tax impact on non-GAAP adjustments	$(10,308)	$(7,423)	$(23,104)	$(31,997)
Loss (income) from discontinued operations	$15,809	$(4,388)	$936	$8,394
Adjusted net income	$294,699	$255,620	$201,789	$192,197

Covista Inc.	2026 Proxy Statement C-2

APPENDIX C – RECONCILIATION OF NON-GAAP FINANICIAL MEASURES USED IN CEO LETTER TO COMPARABLE MEASURES

	FY26	FY25	FY24	FY23
Diluted earnings per share	$7.04	$6.18	$3.39	$2.05
Effect on diluted earnings per share:
Restructuring expense	$0.18	$0.09	$0.05	$0.41
Amortization of acquired intangible assets	$0.31	$0.29	$0.88	$1.34
Strategic advisory costs	$0.52	$0.31	$-	$-
Loss on debt extinguishment, litigation reserve, asset impairments, loss on assets held for sale, debt modification costs, gain on extinguishment of debt, and investment impairment	$0.13	$0.10	$0.52	$0.42
Business acquisition and integration expense	$-	$-	$0.85	$0.94
Gain on sale of assets	$-	$-	$-	$(0.29)
Tax benefit due to change in unrecognized tax benefits	$(0.09)	$-	$(0.14)	$-
Tax benefit due to change in valuation allowance	$-	$-	$-	$(0.14)
Income tax impact on non-GAAP adjustments	$(0.29)	$(0.19)	$(0.57)	$(0.70)
Loss (income) from discontinued operations	$0.44	$(0.11)	$0.02	$0.18
Adjusted net income	$8.25	$6.67	$5.01	$4.21
Diluted shares	35,715	38,334	40,307	45,600

	FY26	FY25	FY24	FY23
Net cash provided by operating activities-continuing operations	$470,796	$333,734	$288,367	$194,690
Capital expenditures	$(77,696)	$(50,327)	$(48,893)	$(26,014)
Free cash flow	$393,100	$283,407	$239,474	$168,676

FY26
Net income	$251,566
Loss from discontinued operations	$15,809
Interest expense	$45,435
Other income, net	$(7,178)
Provision for income taxes	$77,744
Depreciation and amortization	$72,253
Stock-based compensation	$41,216
Restructuring expense	$6,329
Strategic advisory costs	$18,562
Adjusted EBITDA	$521,736

June 30, 2026
Total long-term debt principal	$673,000
Less: Cash and cash equivalents	$(406,316)
Net debt	$266,684

Net leverage	0.5x

C-3 2026 Proxy Statement	Covista Inc.

CORPORATE INFORMATION

Home Office

Covista Inc.

233 South Wacker Drive, Suite 800

Chicago, Illinois 60606

1-312-651-1400

www.Covista.com

Transfer Agent and Registrar

Computershare Investor Services, L.L.C.

150 Royall St. Suite 101

Canton, MA 02021

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP

One North Wacker Drive

Chicago, Illinois 60606

Financial Information and Reports

Covista routinely issues press releases and quarterly and annual financial reports. To receive this information please write to us at: Covista Inc., Investor Relations, 233 South Wacker Drive, Suite 800, Chicago, IL 60606, call 1-312-906-6600, or visit the “Investors” section of our website at www.Covista.com.

Investor Relations

Jeremy Cohen

Vice President, Investor Relations

1-312-906-6600

Annual Meeting

The annual meeting of shareholders of Covista Inc. will be held entirely online on Wednesday, November 11, 2026 at 9:30 a.m. Central Standard Time at: www.virtualshareholdermeeting.com/CVSA2026.

Record Date

Holders of common stock of record at the close of business on September 21, 2026 are entitled to vote at the meeting. A notice of meeting and proxy statement were provided to shareholders with this Annual Report.

Common Stock

Covista’s Common Stock is traded on the New York Stock Exchange and the NYSE Texas under the symbol CVSA.

Corporate Governance

To review the Company’s corporate governance guidelines, Board committee charters, and code of conduct and ethics, please visit the “Organizational Governance” section on the “Investors” page of our website at www.Covista.com.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T03911-P57480 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! COVISTA INC. 233 S. WACKER DRIVE, SUITE 800 CHICAGO, IL 60606 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on November 10, 2026 for shares held directly and by 11:59 P.M. Eastern Time on November 9, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CVSA2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on November 10, 2026 for shares held directly and by 11:59 P.M. Eastern Time on November 9, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. COVISTA INC. 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR all of the directors in proposal 1. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. Please date and sign below exactly as your name(s) appear(s) hereon. Joint owners should all sign. When signing in a representative capacity (such as for an estate, trust, corporation or partnership), please indicate title or capacity. 2. Ratify selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending June 30, 2027. 3. Say-on-pay: Advisory vote to approve the compensation of our named executive officers. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. 1a. Stephen W. Beard 1b. William W. Burke 1c. Emily C. Chiu 1d. Donna J. Hrinak 1e. Georgette Kiser 1f. Liam Krehbiel 1g. Michael W. Malafronte 1h. Sharon L. O’Keefe 1i. Kenneth J. Phelan 1j. Leslie Storms 1k. Betty Vandenbosch 4. Approval of the Covista Inc. 2026 Equity Incentive Plan. ! ! ! SCAN TO VIEW MATERIALS & VOTEw

T03912-P57480 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED PREPAID ENVELOPE. (Continued and to be signed on reverse side.) PROXY PROXY COVISTA INC. Annual Meeting of Shareholders November 11, 2026, 9:30 A.M. Central Standard Time Via live webcast or use Via the Internet at www.virtualshareholdermeeting.com/CVSA2026 This proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Douglas G. Beck and Robert J. Phelan as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this Proxy, all shares of Common Stock of Covista Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, November 11, 2026, or any adjournment of the meeting. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/CVSA2026. The shares represented by this Proxy will be voted as specified. If no choice is specified, this Proxy will be voted as recommended by the Board of Directors. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.